                                                                    EXHIBIT 4.7

EXECUTION VERSION
===============================================================================

                           NALCO FINANCE HOLDINGS LLC
                                       and

                          NALCO FINANCE HOLDINGS INC.,
                                   As Issuers

                       9.0% Senior Discount Notes due 2014

                            ------------------------

                                    INDENTURE

                          Dated as of January 21, 2004

                            ------------------------

                              THE BANK OF NEW YORK,

                                   as Trustee

                                TABLE OF CONTENTS

                                                                                                                        Page
                                                                                                                        ----

                                    ARTICLE 1

                   DEFINITIONS AND INCORPORATION BY REFERENCE

                             ARTICLE 2

                          THE SECURITIES

                             ARTICLE 3

                            REDEMPTION

                                      -i-

                             ARTICLE 4

                             COVENANTS

SECTION 4.01.              Payment of Securities..........................................................................43
SECTION 4.02.              Reports and Other Information..................................................................44
SECTION 4.03.              Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and

                             ARTICLE 5

                         SUCCESSOR COMPANY

SECTION 5.01.              When Nalco Finance LLC May Merge or Transfer Assets............................................68

                             ARTICLE 6

                       DEFAULTS AND REMEDIES

                                      -ii-

                                                                                                                        Page
                                                                                                                        ----

                             ARTICLE 7

                              TRUSTEE

                             ARTICLE 8

                DISCHARGE OF INDENTURE; DEFEASANCE

                             ARTICLE 9

                      AMENDMENTS AND WAIVERS

                            ARTICLE 10

                            GUARANTEES

                                     -iii-

                            ARTICLE 11
                           MISCELLANEOUS

Appendix A  -    Provisions Relating to Initial Securities,
                 Additional Securities and Exchange
                 Securities

EXHIBIT INDEX

Exhibit A   -    Initial Security
Exhibit B   -    Exchange Security
Exhibit C   -    Form of Transferee Letter of Representation
Exhibit D   -    Form of Supplemental Indenture

                                      -iv-

                              CROSS-REFERENCE TABLE

   TIA                                                                               Indenture
Section                                                                               Section
-------                                                                              ---------

310 (a)(1)                                                                              7.10
      (a)(2)................................................................            7.10
      (a)(3)................................................................            N.A.
      (a)(4)................................................................            N.A.
      (b)...................................................................            7.08; 7.10
      (c)...................................................................            N.A.
311(a)......................................................................            7.11
      (b)...................................................................            7.11
      (c)...................................................................            N.A.
312(a)......................................................................            2.06
      (b)...................................................................            11.03
      (c)...................................................................            11.03
313(a)......................................................................            7.06
      (b)(1)................................................................            N.A.
      (b)(2)................................................................            7.06
      (c)...................................................................            7.06
      (d)...................................................................            4.02; 4.09
314(a)......................................................................            4.02; 4.09
      (b)...................................................................            N.A.
      (c)(1)................................................................            11.04
      (c)(2)................................................................            11.04
      (c)(3)................................................................            N.A.
      (d)...................................................................            N.A.
      (e)...................................................................            11.05
      (f)...................................................................            4.10
315(a)......................................................................            7.01
      (b)...................................................................            7.05
      (c)...................................................................            7.01
      (d)...................................................................            7.01
      (e)...................................................................            6.11
316(a) (last sentence)......................................................            11.06
      (a)(1)(A).............................................................            6.05
      (a)(1)(B).............................................................            6.04
      (a)(2)................................................................            N.A.
      (b)...................................................................            6.07
317(a)(1)...................................................................            6.08
      (a)(2)................................................................            6.09
      (b)...................................................................            2.05
318(a)......................................................................            11.01

N.A. Means Not Applicable.

Note:       This Cross-Reference Table shall not, for any purposes, be deemed to be part of this Indenture.

                                      -v-

                        INDENTURE dated as of January 21, 2004 among Nalco
Finance Holdings LLC, a Delaware limited liability company ("Nalco Finance
LLC"), and Nalco Finance Holdings Inc. ("Nalco Holdings Inc." and, together with
Nalco Finance LLC, the "Issuers") and The Bank of New York, a New York banking corporation, as trustee (the "Trustee").

                        Each party agrees as follows for the benefit of the
other parties and for the equal and ratable benefit of the Holders of (a)
$694,000,000 aggregate principal amount at maturity ($445,790,900 Accreted Value on the Issue Date) of the Issuers' 9.0% Senior Discount Notes due February 1,
2014 (the "Original Securities") issued on the date hereof, (b) any Additional
Securities (as defined herein) that may be issued after the date hereof in the form of Exhibit A (the "Initial Securities") and (c) if and when issued as provided in the Registration Agreement (as defined in Appendix A hereto (the
"Appendix")) or otherwise registered under the Securities Act (as defined in the
Appendix) and issued, the Issuers' 9.0% Senior Discount Notes due February 1,
2014 (the "Exchange Securities") and, together with the Initial Securities, the
"Securities") issued in the Registered Exchange Offer (as defined in the
Appendix) in exchange for any Initial Securities or otherwise registered under the Securities Act and issued in the form of Exhibit B. Subject to the conditions and compliance with the covenants set forth herein, the Issuers may issue an unlimited Accreted Value and aggregate principal amount at maturity of
Additional Securities.

                                   ARTICLE 1

                   DEFINITIONS AND INCORPORATION BY REFERENCE

                        SECTION 1.01    Definitions.
                                        -----------

                        "Accreted Value" means, as of any date (the "Specified
Date"), the amount provided below for each $1,000 principal amount at maturity of Securities:

                        (1) if the Specified Date occurs on one of the following
            dates (each, a "Semi-Annual Accrual Date"), the Accreted Value will equal the amount set forth below for such Semi-Annual Accrual Date:

                        Semi-Annual Accrual Date                                    Accreted Value
                        ------------------------                                    --------------

                        February 1, 2004.............................................$  643.93
                        August 1, 2004...............................................$  672.90
                        February 1, 2005.............................................$  703.19
                        August 1, 2005...............................................$  734.83
                        February 1, 2006.............................................$  767.90
                        August 1, 2006...............................................$  802.45
                        February 1, 2007.............................................$  838.56
                        August 1, 2007...............................................$  876.30
                        February 1, 2008.............................................$  915.73
                        August 1, 2008...............................................$  956.94
                        February 1, 2009.............................................$1,000.00

                        The foregoing Accreted Values shall be increased, if
            necessary, to reflect any accretion of premium payable in connection with Registration Default Damages (as defined in the Registration
            Agreement).

                        (2) if the Specified Date occurs before the first
            Semi-Annual Accrual Date, the Accreted Value will equal the sum of
            (A) the original issue price of a Security and (B) an amount equal to the product of (x) the Accreted Value for the first Semi-Annual
            Accrual Date less such original issue price multiplied by (y) a fraction, the numerator of which is the number of days from the
            Issue Date to the Specified Date, using a 360-day year of twelve
            30-day months, and the denominator of which is the number of days elapsed from the Issue Date to the first Semi-Annual Accrual Date, using a 360-day year of twelve 30-day months;

                        (3) if the Specified Date occurs between two Semi-Annual
            Accrual Dates, the Accreted Value will equal the sum of (A) the
            Accreted Value for the Semi-Annual Accrual Date immediately preceding such Specified Date and (B) an amount equal to the product of (x) the Accreted Value for the immediately following Semi-Annual
            Accrual Date less the Accreted Value for the Semi-Annual Accrual
            Date immediately preceding such Specified Date multiplied by (y) a fraction, the numerator of which is the number of days from the immediately preceding Semi-Annual Accrual Date to the Specified
            Date, using a 360-day year of twelve 30-day months, and the denominator of which is 180; or

                        (4) if the Specified Date occurs on or after February 1,
            2009 (the "Full Accretion Date"), the Accreted Value will equal
            $1,000.

                        "Acquired Indebtedness" means, with respect to any
            specified Person:

                        (1) Indebtedness of any other Person existing at the
            time such other Person is merged with or into or became a Restricted
            Subsidiary of such specified Person, and

                        (2)         Indebtedness secured by a Lien encumbering
            any asset acquired by such specified Person,

in each case, other than Indebtedness Incurred as consideration in, in contemplation of, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted
Subsidiary or was otherwise acquired by such Person, or such asset was acquired by such Person, as applicable.

                        "Acquisition" means the acquisition by Nalco Holdings
of all of the outstanding capital stock of Ondeo Nalco Company and certain subsidiaries of Nalco International S.A.S., comprising all or substantially all of the assets relating to its water treatment and specialty process chemicals systems business.

                                      -2-

                        "Acquisition Documents" means the Stock Purchase
Agreement and any other document entered into in connection therewith, in each case as amended, supplemented or modified from time to time.

                        "Additional Securities" means 9.0% Senior Discount
Notes due 2014 issued under the terms of this Indenture subsequent to the Issue
Date.

                        "Affiliate" of any specified Person means any other
Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms
"controlling," "controlled by" and "under common control with"), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such
Person, whether through the ownership of voting securities, by agreement or otherwise.

                        "Applicable Premium" means, with respect to any
Security on any applicable redemption date, the greater of:

                        (1)         1.0% of the then outstanding Accreted
            Value of the Security; and

                        (2)         the excess of:

                                    (a) the present value at such redemption
                        date of the redemption price of the Securities at
                        February 1, 2009 as set forth in Paragraph 5 of the
                        Security, computed using a discount rate equal to the
                        Treasury Rate as of such redemption date plus 50 basis
                        points; over

                                    (b) the then outstanding Accreted
                        Value of the Security.

                        "Asset Sale" means:

                        (1) the sale, conveyance, transfer or other disposition
            (whether in a single transaction or a series of related
            transactions) of property or assets (including by way of a
            Sale/Leaseback Transaction) of Nalco Finance LLC or any Restricted
            Subsidiary of Nalco Finance LLC (each referred to in this definition as a "disposition") or

                        (2) the issuance or sale of Equity Interests of any
            Restricted Subsidiary (other than to Nalco Finance LLC or another
            Restricted Subsidiary of Nalco Finance LLC) (whether in a single transaction or a series of related transactions),

in each case other than:

                        (a) a disposition of Cash Equivalents or
            Investment Grade Securities or obsolete or worn out equipment in the ordinary course of business;

                                      -3-

                        (b) the disposition of all or substantially all of the
            assets of Nalco Finance LLC in a manner permitted pursuant to
            Section 5.01 or any disposition that constitutes a Change of
            Control;

                        (c) any Restricted Payment or Permitted
            Investment that is permitted to be made, and is made, under
            Section 4.04;

                        (d) any disposition of assets or issuance or
            sale of Equity Interests of any Restricted Subsidiary with an aggregate Fair Market Value of less than $10 million;

                        (e) any disposition of property or assets by a
            Restricted Subsidiary to Nalco Finance LLC or by Nalco Finance LLC
            or a Restricted Subsidiary to a Restricted Subsidiary;

                        (f) any exchange of assets for assets related to a
            Similar Business of comparable market value, as determined in good faith by Nalco Finance LLC, which in the event of an exchange of assets with a Fair Market Value in excess of (1) $10 million shall be evidenced by an Officers' Certificate, and (2) $20 million shall be set forth in a resolution approved in good faith by at least a majority of the Board of Directors of Nalco Finance LLC;

                        (g) sales of assets received by Nalco Finance
            LLC or any of its Restricted Subsidiaries upon the foreclosure on a Lien;

                        (h) any sale of Equity Interests in, or
            Indebtedness or other securities of, an Unrestricted Subsidiary;

                        (i) sales of inventory in the ordinary course
            of business;

                        (j) the lease, assignment or sublease of any
            real or personal property in the ordinary course of business;

                        (k) a sale of accounts receivable and related assets of
            the type specified in the definition of "Receivables Financing" to a
            Receivables Subsidiary in a Qualified Receivables Financing or in
            factoring or similar transactions; and

                        (l) a transfer of accounts receivable and related assets
            of the type specified in the definition of "Receivables Financing"
            (or a fractional undivided interest therein) by a Receivables
            Subsidiary in a Qualified Receivables Financing.

                        "Bank Indebtedness" means any and all amounts payable
under or in respect of the Credit Agreement or the other Senior Credit
Documents, in each case, as amended, restated, supplemented, waived, replaced, restructured, repaid, refunded, refinanced or otherwise modified from time to time (including after termination of the Credit Agreement), including principal, premium (if any), interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to Nalco Finance
LLC whether or not a claim for post-filing interest is allowed in such proceedings), fees, charges,

                                      -4-

expenses, reimbursement obligations, guarantees and all other amounts payable thereunder or in respect thereof.

                        "Board of Directors" means as to any Person, the board
of directors or managers, as applicable, of such Person (or, if such Person is a partnership, the board of directors or other governing body of the general partner of such Person) or any duly authorized committee thereof.

                        "Business Day" means a day other than a Saturday,
Sunday or other day on which banking institutions are authorized or required by law to close in New York City.

                        "Capital Stock" means:

                        (1) in the case of a corporation, corporate
            stock;

                        (2) in the case of an association or business
            entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

                        (3) in the case of a partnership or limited
            liability company, partnership or membership interests (whether general or limited); and

                        (4) any other interest or participation that confers on
            a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

                        "Capitalized Lease Obligation" means, at the time any
determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized and reflected as a liability on a balance sheet (excluding the footnotes thereto) in accordance with GAAP.

                        "Cash Contribution Amount" means the aggregate amount
of cash contributions made to the capital of Nalco Finance LLC or any Restricted
Subsidiary described in the definition of "Contribution Indebtedness."

                        "Cash Equivalents" means:

                        (1) U.S. Dollars, pounds sterling, euros, or,
            in the case of any Foreign Subsidiary that is a Restricted
            Subsidiary, such local currencies held by it from time to time in the ordinary course of business;

                        (2) securities issued or directly and fully guaranteed
            or insured by the United States government or any agency or instrumentality thereof in each case with maturities not exceeding two years from the date of acquisition;

                        (3) certificates of deposit, time deposits and
            eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers' acceptances, in

                                      -5-

            each case with maturities not exceeding one year and overnight bank deposits, in each case with any commercial bank having capital and surplus in excess of $500 million and whose long-term debt is rated
            "A" or the equivalent thereof by Moody's or S&P;

                        (4) repurchase obligations for underlying securities of
            the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

                        (5) commercial paper issued by a corporation (other than
            an Affiliate of the Issuers) rated at least "A-1" or the equivalent thereof by Moody's or S&P and in each case maturing within one year after the date of acquisition;

                        (6) investment funds investing at least 95% of
            their assets in securities of the types described in clauses (1)
            through (5) above;

                        (7) readily marketable direct obligations issued by any
            state of the United States of America or any political subdivision thereof having one of the two highest rating categories obtainable from either Moody's or S&P in each case with maturities not exceeding two years from the date of acquisition; and

                        (8) Indebtedness issued by Persons (other than the
            Sponsors or any of their Affiliates) with a rating of "A" or higher from S&P or "A-2" or higher from Moody's in each case with maturities not exceeding two years from the date of acquisition.

                        "Change of Control" means the occurrence of any of the
            following events:

                        (i) the sale, lease or transfer, in one or a series of
            related transactions, of all or substantially all the assets of
            Nalco Finance LLC and its Subsidiaries, taken as a whole, to a
            Person other than any of the Permitted Holders; or

                        (ii) the Issuers become aware (by way of a report or any
            other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) of the acquisition by any Person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2)
            of the Exchange Act, or any successor provision), including any group acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1) under the
            Exchange Act), other than any of the Permitted Holders, in a single transaction or in a related series of transactions, by way of merger, consolidation or other business combination or purchase of beneficial ownership (within the meaning of Rule 13d-3 under the
            Exchange Act, or any successor provision), of more than 50% of the total voting power of the Voting Stock of Nalco Finance LLC or any direct or indirect parent of Nalco Finance LLC; or

                        (iii) individuals who on the Issue Date constituted the
            Board of Directors of Nalco Finance LLC (together with any new directors whose election by such Board of Directors of Nalco Finance
            LLC or whose nomination for election by the shareholders of Nalco
            Finance LLC was approved by (a) a vote of a majority of the directors of

                                      -6-

            Nalco Finance LLC then still in office who were either
            directors on the Issue Date or whose election or nomination for election was previously so approved or (b) the Permitted Holders)
            cease for any reason to constitute a majority of the Board of
            Directors of Nalco Finance LLC then in office.

                        "Code" means the Internal Revenue Code of 1986, as
amended.

                        "consolidated" means, with respect to any Person, such
Person consolidated with its Restricted Subsidiaries, and shall not include any
Unrestricted Subsidiary, but the interest of such Person in an Unrestricted
Subsidiary shall be accounted for as an Investment.

                        "Consolidated Interest Expense" means, with respect to
any Person for any period, the sum, without duplication, of:

                        (1) consolidated interest expense of such Person and its
            Restricted Subsidiaries for such period, to the extent such expense was deducted in computing Consolidated Net Income (including amortization of original issue discount, amortization of premium paid to Nalco Holdings LLC in connection with the offer and sale of the Securities on the Issue Date, the interest component of
            Capitalized Lease Obligations, and net payments and receipts (if any) pursuant to interest rate Hedging Obligations and excluding amortization of deferred financing fees, expensing of any bridge or other financing fees and the non-cash portion of interest expense resulting from the reduction in the carrying value under purchase accounting of Nalco Company's outstanding 6 1/4% Notes due 2008);

                        (2) consolidated capitalized interest of such Person and
            its Restricted Subsidiaries for such period, whether paid or accrued;

                        (3) commissions, discounts, yield and other fees and
            charges Incurred in connection with any Receivables Financing which are payable to Persons other than Nalco Finance LLC and its
            Restricted Subsidiaries; and

                        (4) less interest income for such period.

                        "Consolidated Net Income" means, with respect to any
Person for any period, the aggregate of the Net Income of such Person and its
Restricted Subsidiaries for such period, on a consolidated basis; provided, however, that:

                        (1) any net after-tax extraordinary or nonrecurring
            gains or losses or income or expenses (less all fees and expenses relating thereto), including, without limitation, any severance expenses, transition expenses incurred as a direct result of the transition of Nalco Company and its Subsidiaries to an independent operating company in connection with the Transactions and fees, expenses or charges related to any Equity Offering, Permitted
            Investment, acquisition or Indebtedness permitted to be Incurred by this Indenture (in each case, whether or not successful), including any such fees, expenses, charges or change in control payments related to the Transactions, in each case, shall be excluded;
            provided that with respect to each nonrecurring item,

                                      -7-

            Nalco Finance LLC shall have delivered to the Trustee an
            Officers' Certificate of Nalco Finance LLC specifying and
            quantifying such item and stating that such item is a nonrecurring item;

                        (2) any increase in amortization or depreciation or any
            one-time non-cash charges (such as purchased in-process research and development or capitalized manufacturing profit in inventory)
            resulting from purchase accounting in connection with the
            Transactions or any acquisition that is consummated after November
            4, 2003 shall be excluded;

                        (3) the Net Income for such period shall not include the
            cumulative effect of a change in accounting principles during such period;

                        (4) any net after-tax income or loss from discontinued
            operations and any net after-tax gains or losses on disposal of discontinued operations shall be excluded;

                        (5) any net after-tax gains or losses (less all fees and
            expenses or charges relating thereto) attributable to business dispositions or asset dispositions other than in the ordinary course of business (as determined in good faith by the Board of Directors of Nalco Finance LLC) shall be excluded;

                        (6) any net after-tax gains or losses (less all fees and
            expenses or charges relating thereto) attributable to the early extinguishment of indebtedness shall be excluded;

                        (7) the Net Income for such period of any Person that is
            not a Subsidiary of such Person, or is an Unrestricted Subsidiary, or that is accounted for by the equity method of accounting, shall be included only to the extent of the amount of dividends or distributions or other payments paid in cash (or to the extent converted into cash) to the referent Person or a Restricted
            Subsidiary thereof in respect of such period;

                        (8) solely for the purpose of determining the amount
            available for Restricted Payments under Section 4.04(a)(3)(A), the
            Net Income for such period of any Restricted Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary of its Net
            Income is not at the date of determination permitted without any prior governmental approval (which has not been obtained) or, directly or indirectly, by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders, unless (x) such restrictions with respect to the payment of dividends or similar distributions have been legally waived or (y) such restriction is permitted by Section 4.05;
            provided that the net loss of any such Restricted Subsidiary shall be included;

                        (9) an amount equal to the amount of Tax Distributions
            actually made to the holders of Capital Stock of such Person or any parent company of such Person in respect of such period in accordance with Section 4.04(b)(xii) shall be included as

                                      -8-

            though such amounts had been paid as income taxes directly by such
            Person for such period;

                        (10) any non-cash impairment charges resulting from the
            application of Statement of Financial Accounting Standards No. 142
            shall be excluded;

                        (11) any non-cash compensation expense realized from
            grants of stock appreciation or similar rights, stock options or other rights to officers, directors and employees of such Person or any of its Restricted Subsidiaries shall be excluded;

                        (12) accruals and reserves that are established within
            twelve months after November 4, 2003 and that are so required to be established in accordance with GAAP shall be excluded;

                        (13) solely for purposes of calculating EBITDA, (a) the
            Net Income of any Person and its Restricted Subsidiaries shall be calculated without deducting the income attributable to, or adding the losses attributable to, the minority equity interests of third parties in any non-wholly-owned Restricted Subsidiary except to the extent of dividends declared or paid in respect of such period or any prior period on the shares of Capital Stock of such Restricted
            Subsidiary held by such third parties and (b) any ordinary course dividend, distribution or other payment paid in cash and received from any Person in excess of amounts included in clause (7) above shall be included; and

                        (14) (a) (i) the non-cash portion of "straight-line"
            rent expense shall be excluded and (ii) the cash portion of
            "straight-line" rent expense which exceeds the amount expensed in respect of such rent expense shall be included and (b) non-cash gains, losses, income and expenses resulting from fair value accounting required by Statement of Financial Accounting Standards
            No. 133 shall be excluded.

                        Notwithstanding the foregoing, for the purpose of
Section 4.04 only, there shall be excluded from Consolidated Net Income any dividends, repayments of loans or advances or other transfers of assets from
Unrestricted Subsidiaries of Nalco Finance LLC or a Restricted Subsidiary to the
extent such dividends, repayments or transfers increase the amount of Restricted
Payments permitted under Sections 4.04(a)(3)(D) and (E).

                        "Consolidated Non-cash Charges" means, with respect to
any Person for any period, the aggregate depreciation, amortization and other non-cash expenses of such Person and its Restricted Subsidiaries reducing
Consolidated Net Income of such Person for such period on a consolidated basis and otherwise determined in accordance with GAAP, but excluding any such charge which consists of or requires an accrual of, or cash reserve for, anticipated cash charges for any future period.

                        "Consolidated Taxes" means provision for taxes based
on income, profits or capital, including, without limitation, state, franchise and similar taxes (such as the Texas franchise tax and the Michigan Single
Business Tax) and any Tax Distributions taken into account in calculating
Consolidated Net Income.

                                      -9-

                        "Contingent Obligations" means, with respect to any
Person, any obligation of such Person guaranteeing any leases, dividends or other obligations that do not constitute Indebtedness ("primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent:

                        (1)  to purchase any such primary obligation or
            any property constituting direct or indirect security therefor,

                        (2)  to advance or supply funds:

                                    (a)   for the purchase or payment of
                         any such primary obligation; or

                                    (b)   to maintain working capital or
                        equity capital of the primary obligor or otherwise to
                        maintain the net worth or solvency of the primary
                        obligor; or

                        (3) to purchase property, securities or services
            primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation against loss in respect thereof.

                        "Contribution Indebtedness" means Indebtedness of
Nalco Finance LLC or any Restricted Subsidiary in an aggregate principal amount not greater than twice the aggregate amount of cash contributions (other than
Excluded Contributions) made (without duplication) to the capital of Nalco
Finance LLC or such Restricted Subsidiary after November 4, 2003; provided that:

                        (1) if the aggregate principal amount of such
            Contribution Indebtedness is greater than one times such cash contributions to the capital of Nalco Finance LLC or such Restricted
            Subsidiary, as applicable, the amount in excess shall be
            Indebtedness (other than Secured Indebtedness) with a Stated
            Maturity later than the Stated Maturity of the Securities, and

                        (2) such Contribution Indebtedness (a) is Incurred
            within 180 days after the making of such cash contributions and (b)
            is so designated as Contribution Indebtedness pursuant to an
            Officers' Certificate of Nalco Finance LLC on the Incurrence date thereof.

                        "Credit Agreement" means the credit agreement entered
into in connection with, and on or prior to, the consummation of the
Acquisition, as amended, restated, supplemented, waived, replaced (whether or not upon termination, and whether with the original lenders or otherwise), restructured, repaid, refunded, refinanced or otherwise modified from time to time, including any agreement or indenture extending the maturity thereof, refinancing, replacing or otherwise restructuring all or any portion of the
Indebtedness under such agreement or agreements or indenture or indentures or any successor or replacement agreement or agreements or indenture or indentures or increasing the amount loaned or issued thereunder or altering the maturity thereof, among any of the Issuers, Nalco

                                      -10-

Holdings, Nalco Company, certain Subsidiaries of Nalco Company, the financial institutions named therein and Citicorp North America, Inc., as Administrative
Agent and Collateral Agent.

                        "Default" means any event which is, or after notice or
passage of time or both would be, an Event of Default.

                        "Designated Non-cash Consideration" means the Fair
Market Value of non-cash consideration received by Nalco Finance LLC or one of its Restricted Subsidiaries in connection with an Asset Sale that is so designated as Designated Non-cash Consideration pursuant to an Officers'
Certificate of Nalco Finance LLC setting forth the basis of such valuation, less the amount of Cash Equivalents received in connection with a subsequent sale of such Designated Non-cash Consideration.

                        "Designated Preferred Stock" means Preferred Stock of
Nalco Finance LLC, Nalco Holdings or any direct or indirect parent company of
Nalco Finance LLC, as applicable (other than Disqualified Stock), that is issued for cash (other than to Nalco Finance LLC's Subsidiaries or an employee stock ownership plan or trust established by Nalco Finance LLC or any of its
Subsidiaries) and is so designated as Designated Preferred Stock, pursuant to an
Officers' Certificate of Nalco Finance LLC, on the issuance date thereof, the cash proceeds of which are excluded from the calculation set forth in Section
4.04(a)(3).

                        "Disqualified Stock" means, with respect to any
Person, any Capital Stock of such Person which, by its terms (or by the terms of any security into which it is convertible or for which it is redeemable or exchangeable), or upon the happening of any event:

                        (1) matures or is mandatorily redeemable, pursuant to a
            sinking fund obligation or otherwise (other than as a result of a change of control or asset sale; provided that the relevant asset sale or change of control provisions, taken as a whole, are no more favorable in any material respect to holders of such Capital Stock than the asset sale and change of control provisions applicable to the Securities and any purchase requirement triggered thereby may not become operative until compliance with the asset sale and change of control provisions applicable to the Securities (including the purchase of any Securities tendered pursuant thereto)),

                        (2) is convertible or exchangeable for
            Indebtedness or Disqualified Stock, or

                        (3) is redeemable at the option of the holder
            thereof, in whole or in part,

in each case prior to 91 days after the maturity date of the Securities;
provided, however, that only the portion of Capital Stock which so matures or is mandatorily redeemable, is so convertible or exchangeable or is so redeemable at the option of the holder thereof prior to such date shall be deemed to be
Disqualified Stock; provided, further, however, that if such Capital Stock is issued to any employee or to any plan for the benefit of employees of Nalco
Finance LLC or its Subsidiaries or by any such plan to such employees, such
Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased by

                                      -11-

Nalco Finance LLC or any of its Subsidiaries in order to satisfy applicable statutory or regulatory obligations or as a result of such employee's termination, death or disability; provided, further, that any class of Capital
Stock of such Person that by its terms authorizes such Person to satisfy its obligations thereunder by delivery of Capital Stock that is not Disqualified
Stock shall not be deemed to be Disqualified Stock.

                        "Domestic Subsidiary" means a Restricted Subsidiary
that is not a Foreign Subsidiary.

                        "EBITDA" means, with respect to any Person for any
period, the Consolidated Net Income of such Person for such period plus, without duplication, to the extent the same was deducted in calculating Consolidated Net
Income:

                        (1) Consolidated Taxes; plus

                        (2) Consolidated Interest Expense; plus

                        (3) Consolidated Non-cash Charges; plus

                        (4) business optimization expenses and other
            restructuring charges; provided that with respect to each business optimization expense or other restructuring charge, Nalco Finance
            LLC shall have delivered to the Trustee an Officers' Certificate specifying and quantifying such expense or charge and stating that such expense or charge is a business optimization expense or other restructuring charge, as the case may be; plus

                        (5) the amount of any profit sharing expense to the
            extent a corresponding amount is received in cash by Nalco Company under the Reimbursement Agreement (it being understood that if the amounts received in cash under the Reimbursement Agreement in any period exceeds the amount of profit sharing expense in respect of such period, such excess amount received may be carried forward and applied against profit sharing expense in future periods); plus

                        (6) the amount of management, monitoring, consulting and
            advisory fees and related expenses paid to the Sponsors (or any accruals relating to such fees and related expenses) during such period; provided that such amount shall not exceed in any
            four-quarter period the greater of (x) $10 million and (y) 2% of
            EBITDA (assuming for purposes of this clause (y) that the amount to be added to Consolidated Net Income under this clause (6) is $10 million) of Nalco Finance LLC and its Restricted Subsidiaries; less, without duplication,

                        (7) non-cash items increasing Consolidated Net Income
            for such period (excluding any items which represent the reversal of any accrual of, or cash reserve for, anticipated cash charges in any prior period).

                                      -12-

                        "Equity Interests" means Capital Stock and all
warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

                        "Equity Offering" means any public or private sale
after the Issue Date of common stock or Preferred Stock of Nalco Finance LLC or any direct or indirect parent company of Nalco Finance LLC, as applicable (other than Disqualified Stock), other than:

                        (1) public offerings with respect to Nalco Finance LLC's
            or such direct or indirect parent company's common stock registered on Form S-8; and

                        (2) any such public or private sale that
            constitutes an Excluded Contribution.

                        "Exchange Act" means the Securities Exchange Act of
1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

                        "Exchange Offer Registration Statement" means the
registration statement filed with the SEC in connection with the Registered
Exchange Offer.

                        "Excluded Contributions" means the net cash proceeds
received by Nalco Finance LLC after the Issue Date from:

                        (1) contributions to its common equity
            capital, and

                        (2) the sale (other than to a Subsidiary of Nalco
            Finance LLC or pursuant to any Nalco Finance LLC or Subsidiary management equity plan or stock option plan or any other management or employee benefit plan or agreement) of Capital Stock (other than
            Disqualified Stock and Designated Preferred Stock) of Nalco Finance
            LLC,

in each case designated as Excluded Contributions pursuant to an Officers'
Certificate executed by Officers of Nalco Finance LLC, the cash proceeds of which are excluded from the calculation set forth in Section 4.04(a)(3).

                        "Existing Notes" means the 7 3/4% Senior Notes due 2011,
the 8 7/8% Senior Subordinated Notes due 2013 and the 9.0% Senior Subordinated
Notes due 2013, in each case, of Nalco Company.

                        "Fair Market Value" means, with respect to any asset
or property, the price which could be negotiated in an arm's-length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction.

                        "Fixed Charge Coverage Ratio" means, with respect to
any Person for any period, the ratio of EBITDA of such Person for such period to the Fixed Charges of such Person for such period. In the event that Nalco
Finance LLC or any of its Restricted

                                      -13-

Subsidiaries Incurs or redeems any Indebtedness (other than in the case of revolving credit borrowings or revolving advances under any Qualified
Receivables Financing, in which case interest expense shall be computed based upon the average daily balance of such Indebtedness during the applicable period) or issues or redeems Preferred Stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "Calculation Date"), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such Incurrence or redemption of
Indebtedness, or such issuance or redemption of Preferred Stock, as if the same had occurred at the beginning of the applicable four-quarter period.

                        For purposes of making the computation referred to
above, Investments, acquisitions, dispositions, mergers, consolidations and discontinued operations (as determined in accordance with GAAP), in each case with respect to an operating unit of a business, that Nalco Finance LLC or any of its Restricted Subsidiaries has both determined to make and made after
November 4, 2003 and during the four-quarter reference period or subsequent to such reference period and on or prior to or simultaneously with the Calculation
Date shall be calculated on a pro forma basis assuming that all such
Investments, acquisitions, dispositions, mergers, consolidations and discontinued operations (and the change of any associated fixed charge obligations and the change in EBITDA resulting therefrom) had occurred on the first day of the four-quarter reference period. If since the beginning of such period any Person that subsequently became a Restricted Subsidiary or was merged with or into Nalco Finance LLC or any Restricted Subsidiary since the beginning of such period shall have made any Investment, acquisition, disposition, merger, consolidation or discontinued operation, in each case with respect to an operating unit of a business, that would have required adjustment pursuant to this definition, then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect thereto for such period as if such Investment, acquisition, disposition, discontinued operation, merger or consolidation had occurred at the beginning of the applicable four-quarter period.

                        For purposes of this definition, whenever pro forma
effect is to be given to any transaction, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of Nalco
Finance LLC. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the Calculation Date had been the applicable rate for the entire period (taking into account any Hedging Obligations applicable to such Indebtedness if such Hedging Obligation has a remaining term in excess of
12 months). Interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a responsible financial or accounting officer of Nalco Finance LLC to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP. For purposes of making the computation referred to above, interest on any Indebtedness under a revolving credit facility computed on a pro forma basis shall be computed based upon the average daily balance of such Indebtedness during the applicable period. Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rate, shall be deemed to have been based upon the rate actually chosen, or, if none, then based upon such optional rate

                                      -14-

chosen as Nalco Finance LLC may designate. Any such pro forma calculation may include adjustments appropriate, in the reasonable determination of Nalco
Finance LLC as set forth in an Officers' Certificate, to reflect (1) operating expense reductions and other operating improvements or synergies reasonably expected to result from any acquisition or merger (including, to the extent applicable, from the Transactions) and (2) all adjustments used in connection with the calculation of "Pro Forma Adjusted EBITDA" as set forth in footnote (h)
to the "Notes to Unaudited Pro Forma Statements of Operations" under "Unaudited
Pro Forma Financial Information" in the Offering Circular to the extent such adjustments, without duplication, continue to be applicable to such four-quarter period.

                        "Fixed Charges" means, with respect to any Person for
any period, the sum of:

                        (1) Consolidated Interest Expense of such Person for
            such period, and

                        (2) all cash dividend payments (excluding items
            eliminated in consolidation) on any series of Preferred Stock or
            Disqualified Stock of such Person and its Restricted Subsidiaries.

                        "Flow Through Entity" means an entity that is treated
as a partnership not taxable as a corporation, a grantor trust or a disregarded entity for U.S. federal income tax purposes or subject to treatment on a comparable basis for purposes of state, local or foreign tax law.

                        "Foreign Subsidiary" means a Restricted Subsidiary not
organized or existing under the laws of the United States of America or any state or territory thereof and any direct or indirect subsidiary of such
Restricted Subsidiary.

                        "GAAP" means generally accepted accounting principles
set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on November 4, 2003.

                        "Government Obligations" means securities that are:

                        (1) direct obligations of the United States of
            America for the timely payment of which its full faith and credit is pledged, or

                        (2) obligations of a Person controlled or supervised by
            and acting as an agency or instrumentality of the United States the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America,

which, in each case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act) as custodian with respect to any such Government Obligations or a specific payment of principal of or interest on any such Government Obligations held by such

                                      -15-

custodian for the account of the holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Obligations or the specific payment of principal of or interest on the Government Obligations evidenced by such depository receipt.

                        "guarantee" means a guarantee (other than by
endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness or other obligations.

                        "Guarantee" means any guarantee of the obligation of
the Issuers under this Indenture and the Securities by a Guarantor in accordance with the provisions of this Indenture. When used as a verb, "Guarantee" shall have a corresponding meaning.

                        "Guarantor" means any Person that Incurs a Guarantee;
provided that upon the release or discharge of such Person from its Guarantee in accordance with this Indenture, such Person ceases to be a Guarantor.

                        "Hedging Obligations" means, with respect to any
Person, the obligations of such Person under:

                        (1) currency exchange, interest rate or commodity swap
            agreements, currency exchange, interest rate or commodity cap agreements and currency exchange, interest rate or commodity collar agreements; and

                        (2) other agreements or arrangements designed to protect
            such Person against fluctuations in currency exchange, interest rates or commodity prices.

                        "Holder" means the Person in whose name a Security is
registered on the Registrar's books.

                        "Incur" means issue, assume, guarantee, incur or
otherwise become liable for; provided, however, that any Indebtedness or Capital
Stock of a Person existing at the time such Person becomes a Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be
Incurred by such Person at the time it becomes a Subsidiary.

                        "Indebtedness" means, with respect to any Person:

                        (1) the principal and premium (if any) of any
            indebtedness of such Person, whether or not contingent, (a) in respect of borrowed money, (b) evidenced by bonds, notes, debentures or similar instruments or letters of credit or bankers' acceptances
            (or, without duplication, reimbursement agreements in respect thereof), (c) representing the deferred and unpaid purchase price of any property, except any such balance that constitutes a trade payable or similar obligation to a trade creditor due within six months from the date on which it is Incurred, in each case Incurred in the ordinary course of business, which purchase price is due more than six months after

                                      -16-

            the date of placing the property in service or taking delivery and title thereto, (d) in respect of Capitalized Lease Obligations, or
            (e) representing any Hedging Obligations, if and to the extent that any of the foregoing indebtedness (other than letters of credit and
            Hedging Obligations) would appear as a liability on a balance sheet
            (excluding the footnotes thereto) of such Person prepared in accordance with GAAP;

                        (2) to the extent not otherwise included, any obligation
            of such Person to be liable for, or to pay, as obligor, guarantor or otherwise, on the Indebtedness of another Person (other than by endorsement of negotiable instruments for collection in the ordinary course of business);

                        (3) to the extent not otherwise included, Indebtedness
            of another Person secured by a Lien on any asset owned by such
            Person (whether or not such Indebtedness is assumed by such Person);
            provided, however, that the amount of such Indebtedness will be the lesser of: (a) the Fair Market Value of such asset at such date of determination, and (b) the amount of such Indebtedness of such other
            Person; and

                        (4) to the extent not otherwise included, with respect
            to Nalco Finance LLC and its Restricted Subsidiaries, the amount then outstanding (i.e., advanced, and received by, and available for use by, Nalco Finance LLC or any of its Restricted Subsidiaries)
            under any Receivables Financing (as set forth in the books and records of Nalco Finance LLC or any Restricted Subsidiary and
            confirmed by the agent, trustee or other representative of the institution or group providing such Receivables Financing);

provided that Contingent Obligations incurred in the ordinary course of business shall be deemed not to constitute Indebtedness.

                        "Indenture" means this Indenture as amended or
supplemented from time to time.

                        "Independent Financial Advisor" means an accounting,
appraisal or investment banking firm or consultant to Persons engaged in a
Similar Business, in each case of nationally recognized standing that is, in the good faith determination of Nalco Finance LLC, qualified to perform the task for which it has been engaged.

                        "Investment Grade Securities" means:

                        (1) securities issued or directly and fully
            guaranteed or insured by the U.S. government or any agency or instrumentality thereof (other than Cash Equivalents) and in each case with maturities not exceeding two years from the date of acquisition,

                        (2) investments in any fund that invests exclusively in
            investments of the type described in clause (1) which fund may also hold immaterial amounts of cash pending investment and/or
            distribution, and

                                      -17-

                        (3) corresponding instruments in countries other than
            the United States customarily utilized for high quality investments and in each case with maturities not exceeding two years from the date of acquisition.

                        "Investments" means, with respect to any Person, all
investments by such Person in other Persons (including Affiliates) in the form of loans (including guarantees), advances or capital contributions (excluding accounts receivable, trade credit and advances to customers and commission, travel and similar advances to officers, employees and consultants made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities issued by any other Person and investments that are required by GAAP to be classified on the balance sheet of Nalco Finance LLC in the same manner as the other investments included in this definition to the extent such transactions involve the transfer of cash or other property. For purposes of the definition of "Unrestricted Subsidiary" and
Section 4.04:

                        (1) "Investments" shall include the portion
            (proportionate to Nalco Finance LLC's equity interest in such
            Subsidiary) of the Fair Market Value of the net assets of a
            Subsidiary of Nalco Finance LLC at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, Nalco
            Finance LLC shall be deemed to continue to have a permanent
            "Investment" in an Unrestricted Subsidiary equal to an amount (if positive) equal to:

                                    (a) Nalco Finance LLC's
                        "Investment" in such Subsidiary at the time of such
                        redesignation less

                                    (b) the portion (proportionate to Nalco
                        Finance LLC's equity interest in such Subsidiary) of the
                        Fair Market Value of the net assets of such Subsidiary
                        at the time of such redesignation; and

                        (2) any property transferred to or from an Unrestricted
            Subsidiary shall be valued at its Fair Market Value at the time of such transfer, in each case as determined in good faith by the Board of Directors of Nalco Finance LLC.

                        "Issue Date" means January 21, 2004, the date on which
the Original Securities are issued.

                        "Issuers" means each party named as such in the
Preamble to this Indenture until a successor replaces such party and, thereafter, means such successor and, for purposes of any provision contained herein and required by the TIA, each other obligor on the Securities.

                        "Lien" means, with respect to any asset, any mortgage,
lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement

                                      -18-

under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction);
provided that in no event shall an operating lease be deemed to constitute a
Lien.

                        "Management Group" means the group consisting of the
directors, executive officers and other management personnel of Nalco Finance
LLC, its Subsidiaries or any direct or indirect parent company of Nalco Finance
LLC on the Issue Date together with (1) any new directors whose election by such boards of directors or whose nomination for election by the shareholders of
Nalco Finance LLC, its Subsidiaries or any direct or indirect parent company of
Nalco Finance LLC, its Subsidiaries, as applicable, was approved by a vote of a majority of the directors of Nalco Finance LLC or any direct or indirect parent company of Nalco Finance LLC, as applicable, then still in office who were either directors on the Issue Date or whose election or nomination was previously so approved and (2) executive officers and other management personnel of Nalco Finance LLC, its Subsidiaries or any direct or indirect parent company of Nalco Finance LLC, as applicable, hired at a time when the directors on the
Issue Date together with the directors so approved constituted a majority of the directors of Nalco Finance LLC or any direct or indirect parent company of Nalco
Finance LLC.

                        "Moody's" means Moody's Investors Service, Inc. or any
successor to the rating agency business thereof.

                        "Nalco Company" means Nalco Company, a Delaware
corporation, or any successor thereof, a Subsidiary of Nalco Holdings and
Nalco Finance LLC.

                        "Nalco Holdings" means Nalco Holdings LLC, a Delaware
limited liability corporation, or any successor thereof, a Subsidiary of Nalco
Finance LLC.

                        "Net Income" means, with respect to any Person, the
net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of Preferred Stock dividends.

                        "Net Proceeds" means the aggregate cash proceeds
received by Nalco Finance LLC or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received in respect of or upon the sale or other disposition of any Designated Non-cash
Consideration received in any Asset Sale and any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received, but excluding the assumption by the acquiring Person of Indebtedness relating to the disposed assets or other consideration received in any other non-cash form), net of the direct costs relating to such Asset Sale and the sale or disposition of such Designated
Non-cash Consideration (including, without limitation, legal, accounting and investment banking fees, and brokerage and sales commissions), and any relocation expenses Incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements related thereto), amounts required to be applied to the repayment of principal, premium (if any) and interest on
Indebtedness required (other than pursuant to Section 4.06(b)(i)) to be paid as a result of such transaction, and any deduction of appropriate amounts to be provided

                                      -19-

by Nalco Finance LLC as a reserve in accordance with GAAP against any liabilities associated with the asset disposed of in such transaction and retained by Nalco Finance LLC after such sale or other disposition thereof, including, without limitation, pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction.

                        "Obligations" means any principal, interest,
penalties, fees, indemnifications, reimbursements (including, without limitation, reimbursement obligations with respect to letters of credit and bankers' acceptances), damages and other liabilities payable under the documentation governing any Indebtedness; provided that Obligations with respect to the Securities shall not include fees or indemnifications in favor of the
Trustee and other third parties other than the Holders of the Securities.

                        "Offering Circular" means the offering circular
relating to the offering of the Original Securities dated January 15, 2004.

                        "Officer" means the Chairman of the Board, Chief
Executive Officer, President, any Executive Vice President, Senior Vice
President or Vice President, the Treasurer or the Secretary of the applicable
Issuer.

                        "Officers' Certificate" means a certificate signed on
behalf of an Issuer by two Officers of such Issuer required to provide such
Officers' Certificate, one of whom must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of such Issuer, that meets the requirements set forth in this Indenture.

                        "Opinion of Counsel" means a written opinion from
legal counsel who is acceptable to the Trustee.  The counsel may be an employee of or counsel to the Issuers or the Trustee.

                        "Pari Passu Indebtedness" means the Securities and any
Indebtedness of an Issuer which ranks pari passu in right of payment to the
Securities.

                        "Permitted Holders" means, at any time, each of
(i) the Sponsors and (ii) the Management Group if at such time the Management
Group owns not more than 10% of the then outstanding total voting power of the
Voting Stock of Nalco Finance LLC or any direct or indirect parent company of
Nalco Finance LLC. Any person or group whose acquisition of beneficial ownership constitutes a Change of Control in respect of which a Change of Control Offer is made in accordance with the requirements of this Indenture will thereafter, together with its Affiliates, constitute an additional Permitted Holder.

                         "Permitted Investments" means:

                         (1) any Investment in Nalco Finance LLC or any
            Restricted Subsidiary;

                         (2) any Investment in Cash Equivalents or
            Investment Grade Securities;

                                      -20-

                         (3) any Investment by Nalco Finance LLC or any
            Restricted Subsidiary in a Person that is primarily engaged in a
            Similar Business if as a result of such Investment (a) such Person becomes a Restricted Subsidiary, or (b) such Person, in one transaction or a series of related transactions, is merged, consolidated or amalgamated with or into, or transfers or conveys all or substantially all of its assets to, or is liquidated into,
            Nalco Finance LLC or a Restricted Subsidiary;

                        (4) any Investment in securities or other assets not
            constituting Cash Equivalents and received in connection with an
            Asset Sale made pursuant to the provisions of Section 4.06 or any other disposition of assets not constituting an Asset Sale;

                        (5) any Investment existing on the Issue Date;

                        (6) advances to employees not in excess of
            $25 million outstanding at any one time in the aggregate;

                        (7) any Investment acquired by Nalco Finance LLC or any
            of its Restricted Subsidiaries (a) in exchange for any other
            Investment or accounts receivable held by Nalco Finance LLC or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other Investment or accounts receivable, or (b) as a result of a foreclosure by Nalco Finance LLC or any of its
            Restricted Subsidiaries with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;

                        (8) Hedging Obligations permitted under Section
            4.03(b)(x);

                        (9) any Investment by Nalco Finance LLC or any of its
            Restricted Subsidiaries in a Similar Business (other than an
            Investment in an Unrestricted Subsidiary) having an aggregate Fair
            Market Value, taken together with all other Investments made pursuant to this clause (9), not to exceed 3% of Total Assets at the time of such Investment (with the Fair Market Value of each
            Investment being measured at the time made and without giving effect to subsequent changes in value); provided, however, that if any
            Investment pursuant to this clause (9) is made in any Person that is not a Restricted Subsidiary at the date of the making of such
            Investment and such Person becomes a Restricted Subsidiary after such date, such Investment shall thereafter be deemed to have been made pursuant to clause (1) above and shall cease to have been made pursuant to this clause (9) for so long as such Person continues to be a Restricted Subsidiary;

                        (10) additional Investments by Nalco Finance LLC or any
            of its Restricted Subsidiaries having an aggregate Fair Market
            Value, taken together with all other Investments made pursuant to this clause (10), not to exceed 3% of Total Assets at the time of such Investment (with the Fair Market Value of each Investment being measured at the time made and without giving effect to subsequent changes in value);

                                      -21-

                        (11) loans and advances to officers, directors and
            employees for business-related travel expenses, moving expenses and other similar expenses, in each case Incurred in the ordinary course of business;

                        (12) Investments the payment for which consists of
            Equity Interests of Nalco Finance LLC (other than Disqualified
            Stock) or any direct or indirect parent company of Nalco Finance
            LLC, as applicable; provided, however, that such Equity Interests will not increase the amount available for Restricted Payments under
            Section 4.04(a)(3);

                        (13) any transaction to the extent it constitutes an
            Investment that is permitted by and made in accordance with the provisions of Section 4.07(b) (except transactions described in clauses (ii), (vi), (vii) and (xi) of such Section);

                        (14) Investments consisting of the licensing or
            contribution of intellectual property pursuant to joint marketing arrangements with other Persons;

                        (15) guarantees issued in accordance with
            Sections 4.03 and 4.11;

                        (16) any Investment by Restricted Subsidiaries of Nalco
            Finance LLC in other Restricted Subsidiaries of Nalco Finance LLC and Investments by Subsidiaries that are not Restricted Subsidiaries in other Subsidiaries that are not Restricted Subsidiaries;

                        (17) Investments consisting of purchases and
            acquisitions of inventory, supplies, materials and equipment or purchases of contract rights or licenses or leases of intellectual property, in each case in the ordinary course of business;

                        (18) any Investment in a Receivables Subsidiary or any
            Investment by a Receivables Subsidiary in any other Person in connection with a Qualified Receivables Financing, including
            Investments of funds held in accounts permitted or required by the arrangements governing such Qualified Receivables Financing or any related Indebtedness; provided, however, that any Investment in a
            Receivables Subsidiary is in the form of a Purchase Money Note, contribution of additional receivables or an equity interest;

                        (19)        Investments resulting from the receipt of
            non-cash consideration in an Asset Sale received in compliance with Section 4.06; and

                        (20) additional Investments in joint ventures of Nalco
            Finance LLC or any of its Restricted Subsidiaries existing on
            November 4, 2003 in an aggregate amount not to exceed $25 million.

                        "Permitted Liens" means with respect to any Person:

                        (1) pledges or deposits by such Person under workmen's
            compensation laws, unemployment insurance laws or similar
            legislation, or good faith deposits in

                                      -22-

            connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or U.S. government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import duties or for the payment of rent, in each case Incurred in the ordinary course of business;

                        (2) Liens imposed by law, such as carriers',
            warehousemen's and mechanics' Liens, in each case for sums not yet due or being contested in good faith by appropriate proceedings or other Liens arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings for review;

                        (3) Liens for taxes, assessments or other governmental
            charges not yet due or payable or subject to penalties for nonpayment or which are being contested in good faith by appropriate proceedings;

                        (4) Liens in favor of issuers of performance and surety
            bonds or bid bonds or with respect to other regulatory requirements or letters of credit issued pursuant to the request of and for the account of such Person in the ordinary course of its business;

                        (5) minor survey exceptions, minor encumbrances,
            easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real properties or Liens incidental to the conduct of the business of such Person or to the ownership of its properties which were not Incurred in connection with Indebtedness and which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

                        (6) (A) Liens securing an aggregate principal amount of
            Pari Passu Indebtedness under the Credit Agreement not to exceed the greater of (x) the aggregate principal amount of Indebtedness permitted to be Incurred pursuant to clause (i) of Section 4.03(b)
            and (y) the maximum principal amount of Indebtedness under the
            Credit Agreement that, as of such date, and after giving effect to the Incurrence of such Indebtedness and the application of the proceeds therefrom on such date, would not cause the Secured
            Indebtedness Leverage Ratio of Nalco Finance LLC to exceed 2.75 to
            1.00 and (B) Liens securing Indebtedness permitted to be Incurred pursuant to clause (iv), (xii) or (xx) (provided that in the case of clause (xx), such Lien does not extend to the property or assets of any Subsidiary of Nalco Finance LLC other than a Foreign Subsidiary)
            of Section 4.03(b);

                        (7) Liens existing on the Issue Date;

                        (8) Liens on property or shares of stock of a Person at
            the time such Person becomes a Subsidiary; provided, however, that such Liens are not created or Incurred

                                      -23-

            in connection with, or in contemplation of, such other Person becoming such a Subsidiary; provided, further, however, that such
            Liens may not extend to any other property owned by Nalco Finance
            LLC or any Restricted Subsidiary;

                        (9) Liens on property at the time Nalco Finance LLC or a
            Restricted Subsidiary acquired the property, including any acquisition by means of a merger or consolidation with or into Nalco
            Finance LLC or any Restricted Subsidiary; provided, however, that such Liens are not created or Incurred in connection with, or in contemplation of, such acquisition; provided, further, however, that the Liens may not extend to any other property owned by Nalco
            Finance LLC or any Restricted Subsidiary;

                        (10) Liens securing Indebtedness or other obligations of
            a Restricted Subsidiary owing to Nalco Finance LLC or another
            Restricted Subsidiary permitted to be Incurred in accordance with
            Section 4.03;

                        (11) Liens securing Hedging Obligations so long as the
            related Indebtedness is, and is permitted to be under this
            Indenture, secured by a Lien on the same property securing such
            Hedging Obligations;

                        (12) Liens on specific items of inventory or other goods
            and proceeds of any Person securing such Person's obligations in respect of bankers' acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

                        (13) leases and subleases of real property which do not
            materially interfere with the ordinary conduct of the business of
            Nalco Finance LLC or any of its Restricted Subsidiaries;

                        (14) Liens arising from Uniform Commercial Code
            financing statement filings regarding operating leases entered into by Nalco Finance LLC and its Restricted Subsidiaries in the ordinary course of business;

                        (15) Liens in favor of Nalco Finance LLC or any
            Restricted Subsidiary;

                        (16) Liens on equipment of Nalco Finance LLC or any
            Restricted Subsidiary granted in the ordinary course of business to
            Nalco Finance LLC's client at which such equipment is located;

                        (17) Liens on accounts receivable and related assets of
            the type specified in the definition of "Receivables Financing"
            Incurred in connection with a Qualified Receivables Financing;

                        (18) Liens to secure any refinancing, refunding,
            extension, renewal or replacement (or successive refinancings, refundings, extensions, renewals or replacements) as a whole, or in part, of any Indebtedness secured by any Lien referred to in the foregoing clauses (6)(B), (7), (8), (9), (10), (11) and (15);
            provided, however,

                                      -24-

            that (x) such new Lien shall be limited to all or part of the same property that secured the original Lien (plus improvements on such property), and (y) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (A) the outstanding principal amount or, if greater, committed amount of the
            Indebtedness described under clauses (6)(B), (7), (8), (9), (10),
            (11) and (15) at the time the original Lien became a Permitted Lien under this Indenture, and (B) an amount necessary to pay any fees and expenses, including premiums, related to such refinancing, refunding, extension, renewal or replacement; and

                        (19) other Liens securing obligations incurred in the
            ordinary course of business which obligations do not exceed $25 million at any one time outstanding.

                        "Person" means any individual, corporation,
partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

                        "Preferred Stock" means any Equity Interest with
preferential right of payment of dividends or upon liquidation, dissolution or winding up.

                        "Presumed Tax Rate" means the highest effective
marginal statutory combined U.S. federal, state and local income tax rate prescribed for an individual residing in New York City (taking into account (i)
the deductibility of state and local income taxes for U.S. federal income tax purposes, assuming the limitation of Section 68(a)(2) of the Code applies and taking into account any impact of Section 68(f) of the Code, and (ii) the character (long-term or short-term capital gain, dividend income or other ordinary income) of the applicable income).

                        "Purchase Money Note" means a promissory note of a
Receivables Subsidiary evidencing a line of credit, which may be irrevocable, from Nalco Finance LLC or any Subsidiary of Nalco Finance LLC to a Receivables
Subsidiary in connection with a Qualified Receivables Financing, which note is intended to finance that portion of the purchase price that is not paid by cash or a contribution of equity.

                        "Qualified Receivables Financing" means any
Receivables Financing of a Receivables Subsidiary that meets the following conditions:

                        (1) the Board of Directors of Nalco Finance LLC shall
            have determined in good faith that such Qualified Receivables
            Financing (including financing terms, covenants, termination events and other provisions) is in the aggregate economically fair and reasonable to Nalco Finance LLC and the Receivables Subsidiary,

                        (2) all sales of accounts receivable and related assets
            to the Receivables Subsidiary are made at Fair Market Value (as determined in good faith by Nalco Finance LLC), and

                                      -25-

                        (3) the financing terms, covenants, termination events
            and other provisions thereof shall be market terms (as determined in good faith by Nalco Finance LLC) and may include Standard
            Securitization Undertakings.

                        The grant of a security interest in any accounts
receivable of Nalco Finance LLC or any of its Restricted Subsidiaries (other than a Receivables Subsidiary) to secure Bank Indebtedness shall not be deemed a
Qualified Receivables Financing.

                        "Receivables Financing" means any transaction or
series of transactions that may be entered into by Nalco Finance LLC or any of its Subsidiaries pursuant to which Nalco Finance LLC or any of its Subsidiaries may sell, convey or otherwise transfer to (a) a Receivables Subsidiary (in the case of a transfer by Nalco Finance LLC or any of its Subsidiaries), and (b) any
other Person (in the case of a transfer by a Receivables Subsidiary), or may grant a security interest in, any accounts receivable (whether now existing or arising in the future) of Nalco Finance LLC or any of its Subsidiaries, and any
assets related thereto including, without limitation, all collateral securing such accounts receivable, all contracts and all guarantees or other obligations in respect of such accounts receivable, proceeds of such accounts receivable and other assets which are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving accounts receivable and any Hedging Obligations entered into by Nalco Finance LLC or any such Subsidiary in connection with such accounts receivable.

                        "Receivables Repurchase Obligation" means any
obligation of a seller of receivables in a Qualified Receivables Financing to repurchase receivables arising as a result of a breach of a representation, warranty or covenant or otherwise, including as a result of a receivable or portion thereof becoming subject to any asserted defense, dispute, off-set or counterclaim of any kind as a result of any action taken by, any failure to take action by or any other event relating to the seller.

                        "Receivables Subsidiary" means a Wholly Owned
Restricted Subsidiary of Nalco Finance LLC (or another Person formed for the purposes of engaging in a Qualified Receivables Financing with Nalco Finance LLC in which Nalco Finance LLC or any Subsidiary of Nalco Finance LLC makes an
Investment and to which Nalco Finance LLC or any Subsidiary of Nalco Finance LLC
transfers accounts receivable and related assets) which engages in no activities other than in connection with the financing of accounts receivable of Nalco
Finance LLC and its Subsidiaries, all proceeds thereof and all rights
(contractual or other), collateral and other assets relating thereto, and any business or activities incidental or related to such business, and which is designated by the Board of Directors of Nalco Finance LLC (as provided below) as a Receivables Subsidiary and:

                        (a) no portion of the Indebtedness or any other
            obligations (contingent or otherwise) of which (i) is guaranteed by
            Nalco Finance LLC or any other Subsidiary of Nalco Finance LLC
            (excluding guarantees of obligations (other than the principal of, and interest on, Indebtedness) pursuant to Standard Securitization
            Undertakings), (ii) is recourse to or obligates Nalco Finance LLC or any other Subsidiary of Nalco Finance LLC in any way other than pursuant to Standard Securitization Undertakings,

                                      -26-

            or (iii) subjects any property or asset of Nalco Finance LLC or any other Subsidiary of Nalco Finance LLC, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings,

                        (b) with which neither Nalco Finance LLC nor any other
            Subsidiary of Nalco Finance LLC has any material contract, agreement, arrangement or understanding other than on terms which
            Nalco Finance LLC reasonably believes to be no less favorable to
            Nalco Finance LLC or such Subsidiary than those that might be obtained at the time from Persons that are not Affiliates of Nalco
            Finance LLC, and

                        (c) to which neither Nalco Finance LLC nor any other
            Subsidiary of Nalco Finance LLC has any obligation to maintain or preserve such entity's financial condition or cause such entity to achieve certain levels of operating results.

                        Any such designation by the Board of Directors of
Nalco Finance LLC shall be evidenced to the Trustee by filing with the Trustee a certified copy of the resolution of the Board of Directors of Nalco Finance LLC giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions.

                        "Reimbursement Agreement" means that certain
reimbursement agreement between Nalco Company and Suez S.A. ("Suez"), dated as of November 4, 2003, providing for the reimbursement by Suez of all contributions required to be made by Nalco Company to the Profit Sharing and
Savings Plan pursuant to the Contribution Agreement between Nalco Company and
Northern Trust Company, dated as of November 2, 1999, as amended.

                        "Restricted Investment" means an Investment other than
a Permitted Investment.

                        "Restricted Subsidiary" means, with respect to any
Person, any Subsidiary of such Person, including Nalco Holdings Inc., Nalco
Holdings and Nalco Company, other than an Unrestricted Subsidiary of such
Person. Unless otherwise indicated in this Indenture, all references to
Restricted Subsidiaries shall mean Restricted Subsidiaries of Nalco Finance LLC.

                        "Sale/Leaseback Transaction" means an arrangement
relating to property now owned or hereafter acquired by Nalco Finance LLC or a
Restricted Subsidiary whereby Nalco Finance LLC or a Restricted Subsidiary transfers such property to a Person and Nalco Finance LLC or such Restricted
Subsidiary leases it from such Person, other than leases between Nalco Finance
LLC and a Restricted Subsidiary or between Restricted Subsidiaries.

                        "S&P" means Standard & Poor's Ratings Group or any
successor to the rating agency business thereof.

                        "SEC" means the Securities and Exchange Commission.

                        "Secured Indebtedness" means any Indebtedness secured
by a Lien.

                                      -27-

                        "Secured Indebtedness Leverage Ratio" means, with
respect to any Person, at any date the ratio of (1) Secured Indebtedness of such
Person and its Restricted Subsidiaries (other than Secured Indebtedness secured by Liens permitted under clauses (6)(B), (10), (15) and (17) of the definition of "Permitted Liens") as of such date of calculation (determined on a consolidated basis in accordance with GAAP) to (2) EBITDA of such Person for the four full fiscal quarters for which internal financial statements are available immediately preceding such date on which such additional Indebtedness is
Incurred. In the event that Nalco Finance LLC or any of its Restricted
Subsidiaries Incurs or redeems any Indebtedness subsequent to the commencement of the period for which the Secured Indebtedness Leverage Ratio is being calculated but prior to the event for which the calculation of the Secured
Indebtedness Leverage Ratio is made (the "Secured Leverage Calculation Date"), then the Secured Indebtedness Leverage Ratio shall be calculated giving pro forma effect to such Incurrence or redemption of Indebtedness as if the same had occurred at the beginning of the applicable four-quarter period.

                        For purposes of making the computation referred to
above, Investments, acquisitions, dispositions, mergers, consolidations and discontinued operations (as determined in accordance with GAAP), in each case with respect to an operating unit of a business, that Nalco Finance LLC or any of its Restricted Subsidiaries has both determined to make and made after
November 4, 2003 and during the four-quarter reference period or subsequent to such reference period and on or prior to or simultaneously with the Secured
Leverage Calculation Date shall be calculated on a pro forma basis assuming that all such Investments, acquisitions, dispositions, mergers, consolidations and discontinued operations (and the change in EBITDA resulting therefrom) had occurred on the first day of the four-quarter reference period. If since the beginning of such period any Person that subsequently became a Restricted
Subsidiary or was merged with or into Nalco Finance LLC or any Restricted
Subsidiary since the beginning of such period shall have made any Investment, acquisition, disposition, merger, consolidation or discontinued operation, in each case with respect to an operating unit of a business, that would have required adjustment pursuant to this definition, then the Secured Indebtedness
Leverage Ratio shall be calculated giving pro forma effect thereto for such period as if such Investment, acquisition, disposition, discontinued operation, merger or consolidation had occurred at the beginning of the applicable four-quarter period.

                        For purposes of this definition, whenever pro forma
effect is to be given to any transaction, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of Nalco
Finance LLC. Any such pro forma calculation may include adjustments appropriate, in the reasonable determination of Nalco Finance LLC as set forth in an
Officers' Certificate, to reflect (1) operating expense reductions and other operating improvements or synergies reasonably expected to result from any acquisition or merger (including, to the extent applicable, from the
Transactions) and (2) all adjustments used in connection with the calculation of
"Pro Forma Adjusted EBITDA" as set forth in footnote (h) to the "Notes to
Unaudited Pro Forma Statements of Operations" under "Unaudited Pro Forma
Financial Information" in the Offering Circular, to the extent such adjustments, without duplication, continue to be applicable to such four-quarter period.

                                      -28-

                        "Securities" means the Original Securities, the
Exchange Securities and the Additional Securities, if any.

                        "Securities Act" means the Securities Act of 1933, as
amended, and the rules and regulations of the SEC promulgated thereunder.

                        "Senior Credit Documents" means the collective
reference to the Credit Agreement, the notes issued pursuant thereto and the guarantees thereof, and the collateral documents relating thereto, as amended, supplemented or otherwise modified from time to time.

                        "Significant Subsidiary" means any Restricted
Subsidiary that would be a "Significant Subsidiary" of Nalco Finance LLC within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC.

                        "Similar Business" means a business, the majority of
whose revenues are derived from the water treatment and specialty process chemicals systems, or the activities of Nalco Finance LLC and its Subsidiaries as of the Issue Date or any business or activity that is reasonably similar thereto or a reasonable extension, development or expansion thereof or ancillary thereto.

                        "Sponsors" means (1) one or more investment funds
controlled by The Blackstone Group, (2) one or more investment funds controlled by Apollo Management, L.P. and (3) one or more investment funds controlled by
The Goldman Sachs Group, Inc. and, in each case, their respective Affiliates
(not including, however, any portfolio companies of any of the Sponsors).

                        "Standard Securitization Undertakings" means
representations, warranties, covenants, indemnities and guarantees of performance entered into by Nalco Finance LLC or any Subsidiary of Nalco Finance
LLC which Nalco Finance LLC has determined in good faith to be customary in a
Receivables Financing including, without limitation, those relating to the servicing of the assets of a Receivables Subsidiary, it being understood that any Receivables Repurchase Obligation shall be deemed to be a Standard
Securitization Undertaking.

                        "Stated Maturity" means, with respect to any security,
the date specified in such security as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency beyond the control of the issuer unless such contingency has occurred).

                        "Stock Purchase Agreement" means the Stock Purchase
Agreement, dated as of August 31, 2003, among Blackstone/Neptune Acquisition
Company L.L.C., Leo Holding Company and Nalco International S.A.S., as
amended, supplemented or modified from time to time.

                                      -29-

                        "Subordinated Indebtedness" means any Indebtedness of
either of the Issuers which is by its terms subordinated in right of payment to the Securities.

                        "Subsidiary" means, with respect to any Person (1) any
corporation, association or other business entity (other than a partnership, joint venture or limited liability company) of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time of determination owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that
Person or a combination thereof, and (2) any partnership, joint venture or limited liability company of which (x) more than 50% of the capital accounts, distribution rights, total equity and voting interests or general and limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that
Person or a combination thereof, whether in the form of membership, general, special or limited partnership interests or otherwise, and (y) such Person or any Restricted Subsidiary of such Person is a controlling general partner or otherwise controls such entity.

                        "Tax Distributions" means any distributions
described in Section 4.04(b)(xii).

                        "TIA" means the Trust Indenture Act of 1939 (15 U.S.C.
Section 77aaa-77bbbb) as in effect on the Issue Date.

                        "Total Assets" means the total consolidated assets of
Nalco Finance LLC and its Restricted Subsidiaries, as shown on the most recent balance sheet of Nalco Finance LLC.

                        "Transactions" means the Acquisition and the
transactions related thereto, the issuance of the Existing Notes, and the initial borrowings made pursuant to the Credit Agreement, in each case as consummated on November 4, 2003.

                        "Treasury Rate" means, as of the applicable redemption
date, the yield to maturity as of such redemption date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15(519) that has become publicly available at least two business days prior to such redemption date (or, if such
Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from such redemption date to February 1, 2009; provided, however, that if the period from such redemption date to February 1, 2009 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

                        "Trust Officer" means:

                        (1) any officer within the corporate trust department of
            the Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person's knowledge of and familiarity with the particular subject, and

                                      -30-

                        (2) who shall have direct responsibility for
            the administration of this Indenture.

                        "Trustee" means the respective party named as such in
this Indenture until a successor replaces it and, thereafter, means the successor.

                        "Uniform Commercial Code" means the New York Uniform
Commercial Code as in effect from time to time.

                        "Unrestricted Subsidiary" means:

                        (1) any Subsidiary of Nalco Finance LLC that at the time
            of determination shall be designated an Unrestricted Subsidiary by the Board of Directors of such Person in the manner provided below;
            and

                        (2) any Subsidiary of an Unrestricted Subsidiary.

                        The Board of Directors of Nalco Finance LLC may
designate any Subsidiary of Nalco Finance LLC (including any newly acquired or newly formed Subsidiary of Nalco Finance LLC, but excluding Nalco Holdings Inc.)
to be an Unrestricted Subsidiary unless such Subsidiary or any of its
Subsidiaries owns any Equity Interests or Indebtedness of, or owns or holds any
Lien on any property of, Nalco Finance LLC or any other Subsidiary of Nalco
Finance LLC that is not a Subsidiary of the Subsidiary to be so designated;
provided, however, that the Subsidiary to be so designated and its Subsidiaries do not at the time of designation have and do not thereafter Incur any
Indebtedness pursuant to which the lender has recourse to any of the assets of
Nalco Finance LLC or any of its Restricted Subsidiaries; provided, further, however, that either:

                        (a) the Subsidiary to be so designated has
            total consolidated assets of $1,000 or less; or

                        (b) if such Subsidiary has consolidated assets greater
            than $1,000, then such designation would be permitted under Section
            4.04.

                        The Board of Directors of Nalco Finance LLC may
designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, however, that immediately after giving effect to such designation:

                        (x) (1) in the case of any Subsidiary of Nalco Finance
            LLC other than Nalco Holdings and any of its Subsidiaries, (A) Nalco
            Finance LLC could Incur $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in clause (x) of
            Section 4.03 (a) or (B) the Fixed Charge Coverage Ratio for Nalco
            Finance LLC and its Restricted Subsidiaries would be greater than such ratio for Nalco Finance LLC and its Restricted Subsidiaries immediately prior to such designation, in each case on a pro forma basis taking into account such designation, or (2) in the case of
            Nalco Holdings and any of its Subsidiaries, (A) Nalco Holdings could
            Incur at least $1.00 of additional Indebtedness pursuant to clause
            (y) of such Fixed Charge

                                      -31-

            Coverage Ratio test or (B) the Fixed Charge Coverage Ratio for Nalco
            Holdings and its Restricted Subsidiaries would be greater than such ratio for Nalco Holdings and its Restricted Subsidiaries immediately prior to such designation, in each case on a pro forma basis taking into account such designation; and

                        (y) no Event of Default shall have occurred and be
            continuing.

                        Any such designation by the Board of Directors of Nalco
            Finance LLC shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the resolution of the Board of Directors of Nalco Finance LLC giving effect to such designation and an
            Officers' Certificate certifying that such designation complied with the foregoing provisions.

                        "Voting Stock" of any Person as of any date means the
Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

                        "Weighted Average Life to Maturity" means, when
applied to any Indebtedness or Disqualified Stock, as the case may be, at any date, the quotient obtained by dividing (1) the sum of the products of the number of years from the date of determination to the date of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Disqualified Stock multiplied by the amount of such payment, by (2) the sum of all such payments.

                        "Wholly Owned Restricted Subsidiary" is any Wholly
Owned Subsidiary that is a Restricted Subsidiary.

                        "Wholly Owned Subsidiary" of any Person means a
Subsidiary of such Person 100% of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person or by one or more Wholly Owned Subsidiaries of such Person and one or more Wholly Owned Subsidiaries of such Person.

               SECTION 1.02.           Other Definitions.
                                       -----------------

Term                                                                                                            Defined in
----                                                                                                              Section
                                                                                                                ----------

"Affiliate Transaction"...............................................................................          4.07
"Appendix"............................................................................................          Preamble
"Asset Sale Offer"....................................................................................          4.06(b)
"Bankruptcy Law"......................................................................................          6.01
"Clearstream".........................................................................................          Appendix A
"covenant defeasance option"..........................................................................          8.01(c)
"Custodian"...........................................................................................          6.01
"Definitive Security".................................................................................          Appendix A
"Depository"..........................................................................................          Appendix A

                                      -32-

Term                                                                                                            Defined in
----                                                                                                              Section
                                                                                                                ----------

"Euroclear" ..........................................................................................          Appendix A
"Event of Default"....................................................................................          6.01
"Excess Proceeds".....................................................................................          4.06(b)
"Exchange Securities".................................................................................          Preamble
"Global Securities Legend"............................................................................          Appendix A
"Guaranteed Obligations...............................................................................          10.01(a)
"IAI" ................................................................................................          Appendix A
"incorporated provision"..............................................................................          11.01
"Initial Purchasers"..................................................................................          Appendix A
"Initial Securities"..................................................................................          Preamble
"legal defeasance option".............................................................................          8.01
"Notice of Default"...................................................................................          6.01(j)
"Offer Period"........................................................................................          4.06(d)
"Original Securities".................................................................................          Preamble
"Paying Agent"........................................................................................          2.04
"protected purchaser".................................................................................          2.08
"Purchase Agreement"..................................................................................          Appendix A
"QIB" ................................................................................................          Appendix A
"Refinancing Indebtedness"............................................................................          4.03(b)
"Refunding Capital Stock..............................................................................          4.04(b)
"Registration Agreement"..............................................................................          Appendix A
"Registered Exchange Offer"...........................................................................          Appendix A
"Registrar" ..........................................................................................          2.04
"Registration Default Damages"........................................................................          Appendix A
"Regulation S"........................................................................................          Appendix A
"Regulation S Securities".............................................................................          Appendix A
"Restricted Payment"..................................................................................          4.04(a)
"Restricted Period"...................................................................................          Appendix A
"Restricted Securities Legend"........................................................................          Appendix A
"Retired Capital Stock"...............................................................................          4.04(b)
"Rule 501"  ..........                                                                                          Appendix A
"Rule 144A"                                                                                                     Appendix A
"Rule 144A Securities"................................................................................          Appendix A
"Securities Custodian"................................................................................          Appendix A
"Shelf Registration Statement"........................................................................          Appendix A
"Successor Company"...................................................................................          5.01(a)
"Successor Guarantor..................................................................................          5.01(b)
"Transfer"                                                                                                      5.01(b)
"Transfer Restricted Securities"......................................................................          Appendix A
"Unrestricted Definitive Note"........................................................................          Appendix A

                                      -33-

                        SECTION 1.03. Incorporation by Reference of Trust
Indenture Act. This Indenture incorporates by reference certain provisions of the TIA. The following TIA terms have the following meanings:

                        "Commission" means the SEC.

                        "indenture securities" means the Securities and the
Guarantees.

                        "indenture security holder" means a Holder.

                        "indenture to be qualified" means this Indenture.

                        "indenture trustee" or "institutional trustee" means
the Trustee.

                        "obligor" on the indenture securities means each
Issuer and any other obligor on the Securities.

                        All other TIA terms used in this Indenture that are
defined by the TIA, defined by TIA reference to another statute or defined by
SEC rule have the meanings assigned to them by such definitions.

                        SECTION 1.04. Rules of Construction. Unless the context
otherwise requires:

                        (a) a term has the meaning assigned to it;

                        (b) an accounting term not otherwise defined has the
meaning assigned to it in accordance with GAAP;

                        (c) "or" is not exclusive;

                        (d) "including" means including without limitation;

                        (e) words in the singular include the plural and words
in the plural include the singular;

                        (f) unsecured Indebtedness shall not be deemed to be
subordinate or junior to Secured Indebtedness merely by virtue of its nature as unsecured Indebtedness;

                        (g) the principal amount of any non-interest bearing or
other discount security at any date shall be the principal amount thereof that would be shown on a balance sheet of the issuer dated such date prepared in accordance with GAAP;

                        (h) the principal amount of any Preferred Stock shall be
(i) the maximum liquidation value of such Preferred Stock or (ii) the maximum mandatory redemption or mandatory repurchase price with respect to such
Preferred Stock, whichever is greater;

                                      -34-

(i) unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with GAAP;

                        (j) "$" and "U.S. Dollars" each refer to United States
dollars, or such other money of the United States of America that at the time of payment is legal tender for payment of public and private debts; and

                        (k) whenever in this Indenture there is mentioned, in
any context, principal, interest or any other amount payable under or with respect to any Securities, such mention shall be deemed to include mention of the payment of Registration Default Damages, to the extent that, in such context, Registration Default Damages are, were, or would be payable in respect thereof.

                                   ARTICLE 2

                                 THE SECURITIES

                        SECTION 2.01. Amount of Securities; Issuable in Series.
The aggregate principal amount at maturity of Original Securities which may be authenticated and delivered under this Indenture on the Issue Date is
$694,000,000. The Securities may be issued in one or more series. All Securities of any one series shall be substantially identical except as to denomination.

                        The Issuers may from time to time after the Issue Date
issue Additional Securities under this Indenture in an unlimited principal amount at maturity, so long as (i) the Incurrence of the Indebtedness represented by such Additional Securities is at such time permitted by Section
4.03 and (ii) such Additional Securities are issued in compliance with the other applicable provisions of this Indenture. With respect to any Additional
Securities issued after the Issue Date (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities pursuant to Sections 2.07, 2.08, 2.09, 2.10, 3.06, 4.06(g),
4.08(c) or the Appendix), there shall be (a) established in or pursuant to a resolution of the Board of Directors and (b) (i) set forth or determined in the manner provided in an Officers' Certificate or (ii) established in one or more indentures supplemental hereto, prior to the issuance of such Additional
Securities:

                        (1) whether such Additional Securities shall be issued
            as part of a new or existing series of Securities and the title of such Additional Securities (which shall distinguish the Additional
            Securities of the series from Securities of any other series);

                        (2) the aggregate Accreted Value and principal amount at
            maturity of such Additional Securities which may be authenticated and delivered under this Indenture,

                        (3) the issue price and issuance date of such Additional
            Securities, including the date from which Accreted Value of, premium, if any or interest on such Additional Securities shall accrete or accrue, as the case may be;

                                      -35-

                        (4) if applicable, that such Additional Securities shall
            be issuable in whole or in part in the form of one or more Global
            Securities and, in such case, the respective depositaries for such
            Global Securities, the form of any legend or legends which shall be borne by such Global Securities in addition to or in lieu of those set forth in Exhibit A hereto and any circumstances in addition to or in lieu of those set forth in Section 2.2 of the Appendix in which any such Global Security may be exchanged in whole or in part for Additional Securities registered, or any transfer of such Global
            Security in whole or in part may be registered, in the name or names of Persons other than the depositary for such Global Security or a nominee thereof; and

                        (5) if applicable, that such Additional Securities that
            are not Transfer Restricted Securities shall not be issued in the form of Initial Securities as set forth in Exhibit A, but shall be issued in the form of Exchange Securities as set forth in Exhibit B.

                        If any of the terms of any Additional Securities are
established by action taken pursuant to a resolution of the Board of Directors, a copy of an appropriate record of such action shall be certified by the
Secretary or any Assistant Secretary of each of the Issuers and delivered to the
Trustee at or prior to the delivery of each of the Officers' Certificates or the indenture supplemental hereto setting forth the terms of the Additional
Securities.

                        SECTION 2.02. Form and Dating. Provisions relating to
the Initial Securities and the Exchange Securities are set forth in the
Appendix, which is hereby incorporated in and expressly made a part of this
Indenture. (i) The Initial Securities and the Trustee's certificate of authentication and (ii) any Additional Securities (if issued as Transfer
Restricted Securities) and the Trustee's certificate of authentication shall each be substantially in the form of Exhibit A hereto, which is hereby incorporated in and expressly made a part of this Indenture. (i) The Exchange
Securities and the Trustee's certificate of authentication and (ii) any
Additional Securities issued other than as Transfer Restricted Securities and the Trustee's certificate of authentication shall each be substantially in the form of Exhibit B hereto, which is hereby incorporated in and expressly made a part of this Indenture. The Securities may have notations, legends or endorsements required by law, stock exchange rule, agreements to which the
Issuers are subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Issuers). Each Security shall be dated the date of its authentication. The Securities shall be issuable only in registered form without interest coupons and only in denominations of $1,000 principal amount at maturity and any integral multiples thereof.

                        SECTION 2.03. Execution and Authentication. The Trustee
shall authenticate and make available for delivery upon a written order of the
Issuers signed by one Officer of each of the Issuers (a) Original Securities for original issue on the date hereof in an aggregate principal amount at maturity of $694,000,000 (Accreted Value of $445,790,900 on the Issue Date) as of the
Issue Date, (b) subject to the terms of this Indenture, Additional Securities in an aggregate Accreted Value and principal amount at maturity to be determined at the time of issuance and specified therein and (c) the Exchange Securities for issue in a Registered Exchange Offer pursuant to the Registration Agreement for a like Accreted Value

                                      -36-

and principal amount at maturity of the Initial Securities exchanged pursuant thereto or otherwise pursuant to an effective registration statement under the
Securities Act. Such order shall specify the amount of the Securities to be authenticated, the date on which the original issue of Securities is to be authenticated and whether the Securities are to be Initial Securities or
Exchange Securities. Notwithstanding anything to the contrary in the Indenture or the Appendix, any issuance of Additional Securities after the Issue Date shall be in a principal amount at maturity of at least $1,000, whether such
Additional Securities are of the same or a different series than the Original
Securities.

                        One Officer of each of the Issuers shall sign the
Securities for the Issuers by manual or facsimile signature.

                        If an Officer whose signature is on a Security no
longer holds that office at the time the Trustee authenticates the Security, the
Security shall be valid nevertheless.

                        A Security shall not be valid until an authorized
signatory of the Trustee manually signs the certificate of authentication on the
Security. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

                        The Trustee may appoint one or more authenticating
agents reasonably acceptable to the Issuers to authenticate the Securities. Any such appointment shall be evidenced by an instrument signed by a Trust Officer, a copy of which shall be furnished to the Issuers. Unless limited by the terms of such appointment, an authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as any Registrar, Paying Agent or agent for service of notices and demands.

                        The Trustee is hereby authorized to enter into a
letter of representations with the Depository in the form provided by the
Issuers and to act in accordance with such letter.

                        SECTION 2.04. Registrar and Paying Agent. (a) The
Issuers shall maintain an office or agency where Securities may be presented for registration of transfer or for exchange (the "Registrar") and an office or agency in the Borough of Manhattan, the City of New York, the State of New York,
where Securities may be presented for payment (the "Paying Agent"). The
Registrar shall keep a register of the Securities and of their transfer and exchange. The Issuers may have one or more co-registrars and one or more additional paying agents. The term "Paying Agent" includes any additional paying agent, and the term "Registrar" includes any co-registrars. The Issuers initially appoint the Trustee as (i) Registrar and Paying Agent in connection with the Securities and (ii) the Securities Custodian with respect to the Global
Securities.

                        (b) The Issuers shall enter into an appropriate agency
agreement with any Registrar or Paying Agent not a party to this Indenture, which shall incorporate the terms of the TIA. The agreement shall implement the provisions of this Indenture that relate to such agent. The Issuers shall notify the Trustee of the name and address of any such agent. If the

                                      -37-

Issuers fail to maintain a Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to
Section 7.07. Either Issuer or any of its domestically organized Wholly Owned
Subsidiaries may act as Paying Agent or Registrar.

                        (c) The Issuers may remove any Registrar or Paying Agent
upon written notice to such Registrar or Paying Agent and to the Trustee;
provided, however, that no such removal shall become effective until (i) if applicable, acceptance of an appointment by a successor as evidenced by an appropriate agreement entered into by the Issuers and such successor Registrar or Paying Agent, as the case may be, and delivered to the Trustee or (ii)
notification to the Trustee that the Trustee shall serve as Registrar or Paying
Agent until the appointment of a successor in accordance with clause (i) above.
The Registrar or Paying Agent may resign at any time upon written notice to the
Issuers and the Trustee; provided, however, that the Trustee may resign as
Paying Agent or Registrar only if the Trustee also resigns as Trustee in accordance with Section 7.08.

                        SECTION 2.05. Paying Agent To Hold Money in Trust. Prior
to each due date of the payment of Accreted Value of, premium, if any, or interest on any Security, the Issuers shall deposit with the Paying Agent (or if an Issuer or a Wholly Owned Subsidiary is acting as Paying Agent, segregate and hold in trust for the benefit of the Persons entitled thereto) a sum sufficient to pay such Accreted Value of, premium, if any, or interest on the Securities when so becoming due. The Issuers shall require the Paying Agent (other than the
Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of Accreted Value of, premium, if any, or interest on the Securities, and shall notify the Trustee of any default by the Issuers in making any such payment. If an Issuer or a Wholly Owned Subsidiary of an Issuer acts as Paying
Agent, it shall segregate the money held by it as Paying Agent and hold it in trust for the benefit of the Persons entitled thereto. The Issuers at any time may require the Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by the Paying Agent. Upon complying with this
Section, the Paying Agent shall have no further liability for the money delivered to the Trustee.

                        SECTION 2.06. Holder Lists. The Trustee shall preserve
in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders. If the Trustee is not the
Registrar, the Issuers shall furnish, or cause the Registrar to furnish, to the
Trustee, in writing at least five Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders.

                        SECTION 2.07. Transfer and Exchange. The Securities
shall be issued in registered form and shall be transferable only upon the surrender of a Security for registration of transfer and in compliance with the
Appendix. When a Security is presented to the Registrar with a request to register a transfer, the Registrar shall register the transfer as requested if its requirements therefor are met. When Securities are presented to the
Registrar with a request to exchange them for an equal principal amount at maturity of Securities of other denominations, the Registrar shall make the exchange as requested if the same

                                      -38-

requirements are met. To permit registration of transfers and exchanges, the
Issuers shall execute and the Trustee shall authenticate Securities at the
Registrar's request. The Issuers may require payment of a sum sufficient to pay all taxes, assessments or other governmental charges in connection with any transfer or exchange pursuant to this Section. The Issuers shall not be required to make, and the Registrar need not register, transfers or exchanges of
Securities selected for redemption (except, in the case of Securities to be redeemed in part, the portion thereof not to be redeemed) or of any Securities for a period of 15 days before a selection of Securities to be redeemed.

                        Prior to the due presentation for registration of
transfer of any Security, the Issuers, the Trustee, the Paying Agent and the
Registrar may deem and treat the Person in whose name a Security is registered as the absolute owner of such Security for the purpose of receiving payment of
Accreted Value of, premium, if any, or interest, on such Security and for all other purposes whatsoever, whether or not such Security is overdue, and none of the Issuers, the Trustee, the Paying Agent or the Registrar shall be affected by notice to the contrary.

                        Any Holder of a beneficial interest in a Global
Security shall, by acceptance of such beneficial interest, agree that transfers of beneficial interests in such Global Security may be effected only through a book-entry system maintained by (a) the Holder of such Global Security (or its agent) or (b) any Holder of a beneficial interest in such Global Security, and that ownership of a beneficial interest in such Global Security shall be required to be reflected in a book entry.

                        All Securities issued upon any transfer or exchange
pursuant to the terms of this Indenture shall evidence the same debt and shall be entitled to the same benefits under this Indenture as the Securities surrendered upon such transfer or exchange.

                        SECTION 2.08. Replacement Securities. If a mutilated
Security is surrendered to the Registrar or if the Holder of a Security claims that the Security has been lost, destroyed or wrongfully taken, the Issuers shall issue and the Trustee shall authenticate a replacement Security if the requirements of Section 8-405 of the Uniform Commercial Code are met, such that the Holder (a) satisfies the Issuers or the Trustee within a reasonable time after such Holder has notice of such loss, destruction or wrongful taking and the Registrar does not register a transfer prior to receiving such notification,
(b) makes such request to the Issuers or the Trustee prior to the Security being acquired by a protected purchaser as defined in Section 8-303 of the Uniform
Commercial Code (a "protected purchaser") and (c) satisfies any other reasonable requirements of the Trustee. If required by the Trustee or the Issuers, such
Holder shall furnish an indemnity bond sufficient in the judgment of the Trustee to protect the Issuers, the Trustee, the Paying Agent and the Registrar from any loss that any of them may suffer if a Security is replaced. The Issuers and the
Trustee may charge the Holder for their expenses in replacing a Security
(including, without limitation, attorneys' fees and disbursements in replacing such Security). In the event any such mutilated, lost, destroyed or wrongfully taken Security has become or is about to become due and payable, the Issuers in their discretion may pay such Security instead of issuing a new Security in replacement thereof.

                                      -39-

                        Every replacement Security is an additional obligation
of the Issuers.

                        The provisions of this Section 2.08 are exclusive and
shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, lost, destroyed or wrongfully taken
Securities.

                        SECTION 2.09. Outstanding Securities. Securities
outstanding at any time are all Securities authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation and those described in this Section as not outstanding. Subject to Section 11.06, a
Security does not cease to be outstanding because the Issuers or an Affiliate of the Issuers holds the Security.

                        If a Security is replaced pursuant to Section 2.08
(other than a mutilated Security surrendered for replacement), it ceases to be outstanding unless the Trustee and the Issuers receive proof satisfactory to them that the replaced Security is held by a protected purchaser. A mutilated
Security ceases to be outstanding upon surrender of such Security and replacement thereof pursuant to Section 2.08.

                        If the Paying Agent segregates and holds in trust, in
accordance with this Indenture, on a redemption date or maturity date money sufficient to pay all of the Accreted Value of, premium, if any, and interest payable on that date with respect to the Securities (or portions thereof) to be redeemed or maturing, as the case may be, and the Paying Agent is not prohibited from paying such money to the Holders on that date pursuant to the terms of this
Indenture, then on and after that date such Securities (or portions thereof)
cease to be outstanding and interest on them ceases to accrue.

                        SECTION 2.10. Temporary Securities. In the event that
Definitive Securities are to be issued under the terms of this Indenture, until such Definitive Securities are ready for delivery, the Issuers may prepare and the Trustee shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of Definitive Securities but may have variations that the Issuers consider appropriate for temporary Securities. Without unreasonable delay, the Issuers shall prepare and the Trustee shall authenticate
Definitive Securities and make them available for delivery in exchange for temporary Securities upon surrender of such temporary Securities at the office or agency of the Issuers, without charge to the Holder. Until such exchange, temporary Securities shall be entitled to the same rights, benefits and privileges as Definitive Securities.

                        SECTION 2.11. Cancellation. The Issuers at any time may
deliver Securities to the Trustee for cancellation. The Registrar and the Paying
Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Securities surrendered for registration of transfer, exchange, payment or cancellation and shall dispose of canceled Securities in accordance with its customary procedures or deliver canceled Securities to the Issuers pursuant to written direction by an Officer. The Issuers may not issue new
Securities to replace Securities they have redeemed, paid or delivered to the
Trustee for cancellation. The

                                      -40-

Trustee shall not authenticate Securities in place of canceled Securities other than pursuant to the terms of this Indenture.

                        SECTION 2.12. Defaulted Interest. If the Issuers default
in a payment of interest on the Securities, the Issuers shall pay the defaulted interest then borne by the Securities (plus interest on such defaulted interest to the extent lawful), in any lawful manner. The Issuers may pay the defaulted interest to the Persons who are Holders on a subsequent special record date. The
Issuers shall fix or cause to be fixed any such special record date and payment date to the reasonable satisfaction of the Trustee and shall promptly mail or cause to be mailed to each affected Holder a notice that states the special record date, the payment date and the amount of defaulted interest to be paid.

                        SECTION 2.13. CUSIP Numbers, ISINs, etc. The Issuers in
issuing the Securities may use CUSIP numbers and ISINs (if then generally in use) and, if so, the Trustee shall use CUSIP numbers and ISINs in notices of redemption as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers, either as printed on the Securities or as contained in any notice of a redemption, that reliance may be placed only on the other identification numbers printed on the Securities and that any such redemption shall not be affected by any defect in or omission of such numbers. The Issuers shall advise the Trustee of any change in the CUSIP numbers or ISINs.

                        SECTION 2.14. Joint and Several Liability. Except as
otherwise expressly provided herein, the Issuers shall be jointly and severally liable for the performance of all obligations and covenants under this Indenture and the Securities.

                                   ARTICLE 3

                                   REDEMPTION

                        SECTION 3.01. Redemption. The Securities may be
redeemed, in whole, or from time to time in part, subject to the conditions and at the redemption prices set forth in Paragraph 5 of the form of Securities set forth in Exhibit A and Exhibit B hereto, which are hereby incorporated by reference and made a part of this Indenture, together with accrued and unpaid interest to the redemption date.

                        SECTION 3.02. Applicability of Article. Redemption of
Securities at the election of the Issuers or otherwise, as permitted or required by any provision of this Indenture, shall be made in accordance with such provision and this Article.

                        SECTION 3.03. Notices to Trustee. If the Issuers elect
to redeem Securities pursuant to the optional redemption provisions of Paragraph
5 of the applicable Security, they shall notify the Trustee in writing of (i)
the Section of this Indenture pursuant to which the redemption shall occur, (ii)
the redemption date, (iii) the Accreted Value and principal amount at maturity of Securities to be redeemed and (iv) the redemption price. The

                                      -41-

Issuers shall give notice to the Trustee provided for in this paragraph at least
40 days but not more than 60 days before a redemption date if the redemption is pursuant to Paragraph 5 of the Security, unless a shorter period is acceptable to the Trustee. Such notice shall be accompanied by an Officers' Certificate and
Opinion of Counsel from each of the Issuers to the effect that such redemption will comply with the conditions herein. If fewer than all the Securities are to be redeemed, the record date relating to such redemption shall be selected by the Issuers and given to the Trustee, which record date shall be not fewer than
15 days after the date of notice to the Trustee. Any such notice may be canceled at any time prior to notice of such redemption being mailed to any Holder and shall thereby be void and of no effect.

                        SECTION 3.04. Selection of Securities To Be Redeemed. In
the case of any partial redemption, selection of the Securities for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which such Securities are listed, or if such Securities are not so listed, on a pro rata basis, by lot or by such other method as the Trustee shall deem fair and appropriate (and in such manner as complies with applicable legal requirements); provided that no Securities of a principal amount at maturity of $1,000 or less shall be redeemed in part. The
Trustee shall make the selection from outstanding Securities not previously called for redemption. The Trustee may select for redemption portions of the principal of Securities that have denominations larger than $1,000 principal amount at maturity. Securities and portions of them the Trustee selects shall be in amounts of $1,000 principal amount at maturity or a whole multiple of $1,000 principal amount at maturity. Provisions of this Indenture that apply to
Securities called for redemption also apply to portions of Securities called for redemption. The Trustee shall notify the Issuers promptly of the Securities or portions of Securities to be redeemed.

                        SECTION 3.05. Notice of Optional Redemption. (a) At
least 30 days but not more than 60 days before a redemption date pursuant to
Paragraph 5 of the Security, the Issuers shall mail or cause to be mailed by first-class mail a notice of redemption to each Holder whose Securities are to be redeemed.

                        Any such notice shall identify the Securities to be
redeemed and shall state:

                         (i) the redemption date;

                        (ii) the redemption price and the amount of accrued
            interest to the redemption date;

                        (iii) the name and address of the Paying Agent;

                        (iv) that Securities called for redemption must be
            surrendered to the Paying Agent to collect the redemption price, plus accrued interest;

                        (v) if fewer than all the outstanding Securities are to
            be redeemed, the certificate numbers, Accreted Value and principal amount at maturity of the Securities to be redeemed, the aggregate principal amount at maturity of Securities to be

                                      -42-

            redeemed and the agregate principal amount at maturity of Securities to be outstanding after such partial redemption;

                        (vi) that, unless the Issuers default in making such
            redemption payment or the Paying Agent is prohibited from making such payment pursuant to the terms of this Indenture, Accreted Value or interest on Securities (or portion thereof) called for redemption ceases to accrete or accrue, as the case may be, on and after the redemption date;

                        (vii) the CUSIP number or ISIN, printed on the
            Securities being redeemed; and

                        (viii) that no representation is made as to the
            correctness or accuracy of the CUSIP number or ISIN, listed in such notice or printed on the Securities.

                        (b) At the Issuers' request, the Trustee shall give the
notice of redemption in the Issuers' name and at the Issuers' expense. In such event, the Issuers shall provide the Trustee with the information required by this Section.

                        SECTION 3.06. Effect of Notice of Redemption. Once
notice of redemption is mailed in accordance with Section 3.05, Securities called for redemption become due and payable on the redemption date and at the redemption price, including any premium, plus accrued interest, if any, to the redemption date. Upon surrender to the Paying Agent, such Securities shall be paid at the redemption price, including any premium, plus accrued interest, if any, to the redemption date; provided, however, that if the redemption date is after a regular record date and on or prior to the interest payment date, the accrued interest shall be payable to the Holder of the redeemed Securities registered on the relevant record date. Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder.

                        SECTION 3.07. Deposit of Redemption Price. Prior to
10:00 a.m., New York City time, on the redemption date, the Issuers shall deposit with the Paying Agent (or, if either of the Issuers or a Wholly Owned
Subsidiary of either of the Issuers is a Paying Agent, shall segregate and hold in trust) money sufficient to pay the redemption price of and accrued interest, if any, on all Securities or portions thereof to be redeemed on that date other than Securities or portions of Securities called for redemption that have been delivered by the Issuers to the Trustee for cancellation. On and after the redemption date, Accreted Value will cease to accrete or interest shall cease to accrue, as the case may be, on Securities or portions thereof called for redemption so long as the Issuers have deposited with the Paying Agent funds sufficient to pay the Accreted Value or principal of, plus accrued and unpaid interest, if any, on, the Securities to be redeemed, unless the Paying Agent is prohibited from making such payment pursuant to the terms of this Indenture.

                        SECTION 3.08. Securities Redeemed in Part. Upon
surrender of a Security that is redeemed in part, the Issuers shall execute and the Trustee shall authenticate

                                      -43-

for the Holder (at the Issuers' expense) a new Security equal in Accreted Value and principal amount at maturity to the unredeemed portion of the Security surrendered.

                                    ARTICLE 4

                                    COVENANTS

                        SECTION 4.01. Payment of Securities. The Issuers shall
promptly pay the Accreted Value of (and premium, if any) and interest on the
Securities on the dates and in the manner provided in the Securities and in this
Indenture. An installment of Accreted Value or premium, if any, or interest shall be considered paid on the date due if on such date the Trustee or the
Paying Agent holds in accordance with this Indenture money sufficient to pay all
Accreted Value or premium, if any, or interest then due and the Trustee or the
Paying Agent, as the case may be, are not prohibited from paying such money to the Holders on that date pursuant to the terms of this Indenture.

                        The Issuers shall pay interest on overdue principal at
the rate specified therefor in the Securities, and it shall pay interest on overdue installments of interest at the same rate borne by the Securities to the extent lawful.

                        SECTION 4.02. Reports and Other Information.
Notwithstanding that Nalco Finance LLC may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, or otherwise report on an annual and quarterly basis on forms provided for such annual and quarterly reporting pursuant to rules and regulations promulgated by the SEC, Nalco
Finance LLC shall file with the SEC (and provide the Trustee and Holders with copies thereof, without cost to each Holder, within 15 days after it files them with the SEC),

                        (a) within 90 days after the end of each fiscal year (or
such shorter period as may be required by the SEC), annual reports on Form 10K
(or any successor or comparable form) containing the information required to be contained therein (or required in such successor or comparable form),

                        (b) within 45 days after the end of each of the first
three fiscal quarters of each fiscal year (or such shorter period as may be required by the SEC), reports on Form 10Q (or any successor or comparable form),

                        (c) promptly from time to time after the occurrence of
an event required to be therein reported (and in any event within the time period specified for filing current reports on Form 8K by the SEC), such other reports on Form 8K (or any successor or comparable form), and

                        (d) any other information, documents and other reports
which Nalco Finance LLC would be required to file with the SEC if it were subject to Section 13 or 15(d) of the Exchange Act;

                                      -44-

provided, however, that Nalco Finance LLC shall not be so obligated to file such reports with the SEC if the SEC does not permit such filing, in which event
Nalco Finance LLC shall make available such information to prospective purchasers of Securities, in addition to providing such information to the
Trustee and the Holders, in each case within 15 days after the time Nalco
Finance LLC would be required to file such information with the SEC if it were subject to Section 13 or 15(d) of the Exchange Act; provided, further, that notwithstanding the foregoing with respect to the full fiscal year ending
December 31, 2003, Nalco Finance LLC may deliver to the Trustee the report described in clause (a) above at any time on or prior to May 15, 2004 and, such report may (x) exclude the guarantor footnote disclosure specified under Rule
3-10 of Regulation S-X and (y) indicate that the purchase accounting therein is reflected on a preliminary basis and is subject to change and (iii) with respect to reports that Nalco Finance LLC is not required to file with the SEC pursuant to the immediately preceding proviso, if Nalco Finance LLC has not at such time failed to comply with its obligations to consummate an exchange offer (or a shelf registration, if applicable) pursuant to the Registration Agreement, such reports need not include any financial statements for full fiscal years ended on or prior to December 31, 2002 other than such financial statements included in the Offering Circular.

                        In the event that:

                        (i) the rules and regulations of the SEC permit Nalco
            Finance LLC and any direct or indirect parent company of Nalco
            Finance LLC to report at such parent entity's level on a
            consolidated basis and

                        (ii) such parent entity of Nalco Finance LLC is not
            engaged in any business in any material respect other than incidental to its ownership, directly or indirectly, of the capital stock of Nalco Finance LLC,

such consolidated reporting at such parent entity's level in a manner consistent with that described in this Section 4.02 for Nalco Finance LLC shall satisfy this Section 4.02.

                        The Issuers shall also furnish to Holders, securities
analysts and prospective investors upon request the information required to be delivered pursuant to Rule 144 and Rule 144A(d)(4) under the Securities Act.

                        Delivery of such reports, information and documents to
the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Issuers'
compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively (subject to Article 7 hereof) on Officers'
Certificates).

                        SECTION 4.03. Limitation on Incurrence of Indebtedness
and Issuance of Disqualified Stock and Preferred Stock. (a) Nalco Finance LLC
shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, Incur any Indebtedness (including Acquired Indebtedness) or issue any shares of Disqualified Stock; and Nalco

                                      -45-

Finance LLC shall not permit any of its Restricted Subsidiaries to issue any shares of Preferred Stock; provided, however, that (x) Nalco Finance LLC and any
Restricted Subsidiary of Nalco Finance LLC other than Nalco Holdings and any of its Restricted Subsidiaries may Incur Indebtedness (including Acquired
Indebtedness) or issue shares of Disqualified Stock or Preferred Stock if the
Fixed Charge Coverage Ratio of Nalco Finance LLC for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is Incurred or such Disqualified Stock or Preferred Stock is issued would have been at least
2.00 to 1.00 and (y) Nalco Holdings or any of its Restricted Subsidiaries may
Incur Indebtedness (including Acquired Indebtedness) or issue shares of
Disqualified Stock or Preferred Stock if the Fixed Charge Coverage Ratio of
Nalco Holdings for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is Incurred or such Disqualified Stock or
Preferred Stock is issued would have been at least 2.00 to 1.00; in each case determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been Incurred, or the
Disqualified Stock or Preferred Stock had been issued, as the case may be, and the application of proceeds therefrom had occurred at the beginning of such four-quarter period.

                        (b) The limitations set forth in Section 4.03(a) shall
not apply to:

                        (i) the Incurrence by Nalco Finance LLC or its
            Restricted Subsidiaries of Indebtedness under the Credit Agreement and the issuance and creation of letters of credit and bankers'
            acceptances thereunder (with letters of credit and bankers'
            acceptances being deemed to have a principal amount equal to the face amount thereof) up to an aggregate principal amount of $1,950 million outstanding at any one time, less the amount of any such
            Indebtedness permanently retired with the Net Proceeds from any
            Asset Sale applied from and after November 4, 2003 to reduce the outstanding amounts pursuant to Section 4.06;

                        (ii) the Incurrence by the Issuers and any Guarantors of
            Indebtedness represented by (A) the Original Securities and any
            Guarantees, if applicable and (B) the Exchange Securities issued in exchange for the Original Securities and any Guarantees, if applicable;

                        (iii) Indebtedness existing on the Issue Date (other
            than Indebtedness described in clauses (i) and (ii) of this Section
            4.03(b));

                        (iv) Indebtedness (including Capitalized Lease
            Obligations) Incurred by Nalco Finance LLC or any of its Restricted
            Subsidiaries to finance the purchase, lease or improvement of property (real or personal) or equipment (whether through the direct purchase of assets or the Capital Stock of any Person owning such assets (but no other material assets)) in an aggregate principal amount which, when aggregated with the principal amount of all other
            Indebtedness then outstanding that was Incurred pursuant to this clause (iv), does not exceed 3% of Total Assets at the time of
            Incurrence;

                                      -46-

                        (v) Indebtedness Incurred by Nalco Finance LLC or any of
            its Restricted Subsidiaries constituting reimbursement obligations with respect to letters of credit issued in the ordinary course of business, including, without limitation, letters of credit in respect of workers' compensation claims, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance, or other Indebtedness with respect to reimbursement type obligations regarding workers' compensation claims; provided, however, that upon the drawing of such letters of credit, such obligations are reimbursed within 30 days following such drawing;

                        (vi) Indebtedness arising from agreements of Nalco
            Finance LLC or a Restricted Subsidiary providing for
            indemnification, adjustment of purchase price or similar
            obligations, in each case, Incurred in connection with the disposition of any business, assets or a Subsidiary of Nalco Finance
            LLC in accordance with the terms of this Indenture, other than guarantees of Indebtedness Incurred by any Person acquiring all or any portion of such business, assets or Subsidiary for the purpose of financing such acquisition;

                        (vii) Indebtedness of Nalco Finance LLC to a Restricted
            Subsidiary; provided that any such Indebtedness is subordinated in right of payment to the obligations of Nalco Finance LLC under the
            Securities; provided, further, that any subsequent issuance or transfer of any Capital Stock or any other event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such Indebtedness (except to
            Nalco Finance LLC or another Restricted Subsidiary) shall be deemed, in each case, to be an Incurrence of such Indebtedness;

                        (viii) shares of Preferred Stock of a Restricted
            Subsidiary issued to Nalco Finance LLC or another Restricted
            Subsidiary; provided that any subsequent issuance or transfer of any
            Capital Stock or any other event which results in any Restricted
            Subsidiary that holds such shares of Preferred Stock of another
            Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such shares of Preferred Stock
            (except to Nalco Finance LLC or another Restricted Subsidiary) shall be deemed, in each case, to be an issuance of shares of Preferred
            Stock;

                        (ix) Indebtedness of a Restricted Subsidiary to Nalco
            Finance LLC or another Restricted Subsidiary; provided that any such
            Indebtedness is made pursuant to an intercompany note; provided, further, that any subsequent issuance or transfer of any Capital
            Stock or any other event which results in any Restricted Subsidiary lending such Indebtedness ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such Indebtedness (except to
            Nalco Finance LLC or another Restricted Subsidiary) shall be deemed, in each case, to be an Incurrence of such Indebtedness;

                        (x) Hedging Obligations that are Incurred in the
            ordinary course of business (and not for speculative purposes): (1)
            for the purpose of fixing or hedging

                                      -47-

            interest rate risk with respect to any Indebtedness that is permitted by the terms of this Indenture to be outstanding; (2) for the purpose of fixing or hedging currency exchange rate risk with respect to any currency exchanges; or (3) for the purpose of fixing or hedging commodity price risk with respect to any commodity purchases;

                        (xi) obligations in respect of performance, bid and
            surety bonds and completion guarantees provided by Nalco Finance LLC or any Restricted Subsidiary in the ordinary course of business;

                        (xii) Indebtedness or Disqualified Stock of Nalco
            Finance LLC or any Restricted Subsidiary not otherwise permitted hereunder in an aggregate principal amount which, when aggregated with the principal amount or liquidation preference of all other
            Indebtedness and Disqualified Stock then outstanding and Incurred pursuant to this clause (xii), does not exceed $175 million at any one time outstanding (it being understood that any Indebtedness
            Incurred under this clause (xii) shall cease to be deemed Incurred or outstanding for purposes of this clause (xii) but shall be deemed
            Incurred for purposes of Section 4.03(a) from and after the first date on which Nalco Finance LLC, or the Restricted Subsidiary, as the case may be, could have Incurred such Indebtedness under Section
            4.03(a) without reliance upon this clause (xii));

                        (xiii) any guarantee by Nalco Finance LLC or a
            Restricted Subsidiary of Indebtedness or other obligations of Nalco
            Finance LLC or any of its Restricted Subsidiaries so long as the
            Incurrence of such Indebtedness Incurred by Nalco Finance LLC or such Restricted Subsidiary is permitted under the terms of this
            Indenture;

                        (xiv) the Incurrence by Nalco Finance LLC or any of its
            Restricted Subsidiaries of Indebtedness which serves to refund or refinance any Indebtedness Incurred as permitted under Section
            4.03(a) and clauses (ii), (iii), (iv), (xv) and (xx) of this Section
            4.03(b) or any Indebtedness issued to so refund or refinance such
            Indebtedness (subject to the following proviso, "Refinancing
            Indebtedness") prior to its respective maturity; provided, however, that such Refinancing Indebtedness:

                        (1) has a Weighted Average Life to Maturity at the time
            such Refinancing Indebtedness is Incurred which is not less than the remaining Weighted Average Life to Maturity of the Indebtedness
            being refunded or refinanced;

                        (2) has a Stated Maturity which is no earlier than the
            Stated Maturity of the Indebtedness being refunded or refinanced;

                        (3) to the extent such Refinancing Indebtedness
            refinances Indebtedness junior to the Securities, such Refinancing
            Indebtedness is junior to the Securities;

                        (4) is Incurred in an aggregate principal amount (or if
            issued with original issue discount, an aggregate issue price) that is equal to or less than the aggregate principal amount (or if issued with original issue discount, the aggregate accreted value)
            then outstanding of the Indebtedness being refinanced plus premium and fees Incurred in connection with such refinancing;

                                      -48-

                        (5) shall not include Indebtedness of (x) a Restricted
            Subsidiary of Nalco Finance LLC that is not a Guarantor that refinances Indebtedness of Nalco Finance LLC or a Guarantor, or (y)
            Nalco Finance LLC or a Restricted Subsidiary that refinances
            Indebtedness of an Unrestricted Subsidiary; and

                        (6) in the case of any Refinancing Indebtedness Incurred
            to refinance Indebtedness outstanding under clause (iv) or (xx) of this Section 4.03(b), shall be deemed to have been Incurred and to be outstanding under such clause (iv) or (xx) of this Section
            4.03(b), as applicable, and not this clause (xiv) for purposes of determining amounts outstanding under such clauses (iv) and (xx) of this Section 4.03(b);

            provided, further, that subclauses (1) and (2) of this
            clause (xiv) shall not apply to any refunding or refinancing of any
            Secured Indebtedness;

                        (xv) Indebtedness or Disqualified Stock of Persons that
            are acquired by Nalco Finance LLC or any of its Restricted
            Subsidiaries or merged into Nalco Finance LLC or any Restricted
            Subsidiary in accordance with the terms of this Indenture; provided, however, that such Indebtedness or Disqualified Stock is not
            Incurred in contemplation of such acquisition or merger or to provide all or a portion of the funds or credit support required to consummate such acquisition or merger; provided, further, however, that after giving effect to such acquisition and the Incurrence of such Indebtedness:

                        (1) in the case of an acquisition by or merger with
            Nalco Finance LLC or any Restricted Subsidiary of Nalco Finance LLC
            other than Nalco Holdings and any of its Restricted Subsidiaries, either (A) Nalco Finance LLC would be permitted to Incur at least
            $1.00 of additional Indebtedness pursuant to clause (x) of the Fixed
            Charge Coverage Ratio test set forth in Section 4.03(a) or (B) the
            Fixed Charge Coverage Ratio of Nalco Finance LLC would be greater than immediately prior to such acquisition; or

                        (2) in the case of an acquisition by or merger with
            Nalco Holdings or any of its Restricted Subsidiaries, either (A)
            Nalco Holdings would be permitted to Incur at least $1.00 of additional Indebtedness pursuant to clause (y) of the Fixed Charge
            Coverage Ratio test set forth in Section 4.03(a) or (B) the Fixed
            Charge Coverage Ratio of Nalco Holdings would be greater than immediately prior to such acquisition;

                        (xvi) Indebtedness Incurred by a Receivables Subsidiary
            in a Qualified Receivables Financing that is not recourse to Nalco
            Finance LLC or any Restricted Subsidiary other than a Receivables
            Subsidiary (except for Standard Securitization Undertakings);

                        (xvii) Indebtedness arising from the honoring by a bank
            or other financial institution of a check, draft or similar instrument drawn against insufficient funds in

                                      -49-

            the ordinary course of business; provided that such Indebtedness is extinguished within two Business Days of its Incurrence;

                        (xviii) Indebtedness of Nalco Finance LLC or any
            Restricted Subsidiary supported by a letter of credit issued pursuant to the Credit Agreement, in a principal amount not in excess of the stated amount of such letter of credit;

                        (xix) Contribution Indebtedness;

                        (xx) (A) (1) in the case of Foreign Subsidiaries of
            Nalco Finance LLC that are not Subsidiaries of Nalco Holdings, if
            Nalco Finance LLC or any of its Restricted Subsidiaries other than
            Nalco Holdings and its Restricted Subsidiaries could Incur $1.00 of additional Indebtedness pursuant to clause (x) of Section 4.03(a)
            after giving effect to such borrowing, Indebtedness of Foreign
            Subsidiaries of Nalco Finance LLC not otherwise permitted hereunder and (2) in the case of Foreign Subsidiaries of Nalco Holdings, if
            Nalco Holdings or any of its Restricted Subsidiaries could Incur
            $1.00 of additional Indebtedness pursuant to clause (y) of Section
            4.03(a) after giving effect to such borrowing, Indebtedness of
            Foreign Subsidiaries of Nalco Holdings not otherwise permitted hereunder; or (B) if neither Nalco Finance LLC nor any of its
            Restricted Subsidiaries could Incur $1.00 of additional Indebtedness pursuant to Section 4.03(a) after giving effect to such borrowing,
            Indebtedness of Foreign Subsidiaries of Nalco Finance LLC or Nalco
            Holdings, as the case may be. Incurred for working capital purposes, provided, however, that the aggregate principal amount of
            Indebtedness Incurred under this clause (xx) which, when aggregated with the principal amount of all other Indebtedness then outstanding and Incurred pursuant to this clause (xx), does not exceed the greater of (x) $125 million and (y) 10% of the consolidated assets of the Foreign Subsidiaries; and

                        (xxi) Indebtedness of Nalco Finance LLC or any
            Restricted Subsidiary consisting of (x) the financing of insurance premiums or (y) take-or-pay obligations contained in supply arrangements, in each case, in the ordinary course of business.

                        (c) Notwithstanding the foregoing, the Issuers may not
Incur any Indebtedness pursuant to Section 4.03(b) if the proceeds thereof are used, directly or indirectly, to repay, prepay, redeem, defease, retire, refund or refinance any Subordinated Indebtedness unless such Indebtedness shall be subordinated to the Securities, to at least the same extent as such Subordinated
Indebtedness. For purposes of determining compliance with this Section 4.03, in the event that an item of Indebtedness meets the criteria of more than one of the categories of permitted Indebtedness described in clauses (i) through (xxi)
above or is entitled to be Incurred pursuant to Section 4.03(a), the Issuers shall, in their sole discretion, classify or reclassify such item of
Indebtedness in any manner that complies with this Section 4.03 and such item of
Indebtedness shall be treated as having been Incurred pursuant to only one of such clauses or pursuant to Section 4.03(a); provided that all Indebtedness under the Credit Agreement outstanding on the Issue Date shall be deemed to have been Incurred pursuant to clause (b)(i) of Section 4.03 and the Issuers shall not be permitted to reclassify all or any portion of such Indebtedness. Accrual of interest, the

                                      -50-

accretion of accreted value, the payment of interest in the form of additional
Indebtedness with the same terms, the payment of dividends on Preferred Stock in the form of additional shares of Preferred Stock of the same class and increases in the amount of Indebtedness outstanding solely as a result of fluctuations in the exchange rate of currencies shall not be deemed to be an Incurrence of
Indebtedness for purposes of this Section 4.03. Guarantees of, or obligations in respect of letters of credit relating to, Indebtedness which are otherwise included in the determination of a particular amount of Indebtedness shall not be included in the determination of such amount of Indebtedness; provided that the Incurrence of the Indebtedness represented by such guarantee or letter of credit, as the case may be, was in compliance with this Section 4.03.

                        SECTION 4.04. Limitation on Restricted Payments. (a)
Nalco Finance LLC shall not, and shall not permit any of its Restricted
Subsidiaries to, directly or indirectly:

                        (i) declare or pay any dividend or make any distribution
            on account of Nalco Finance LLC's or any of its Restricted
            Subsidiaries' Equity Interests, including any payment made in connection with any merger or consolidation involving Nalco Finance
            LLC (other than (A) dividends or distributions by Nalco Finance LLC payable solely in Equity Interests (other than Disqualified Stock)
            of Nalco Finance LLC; or (B) dividends or distributions by a
            Restricted Subsidiary so long as, in the case of any dividend or distribution payable on or in respect of any class or series of securities issued by a Restricted Subsidiary other than a Wholly
            Owned Restricted Subsidiary, Nalco Finance LLC or a Restricted
            Subsidiary receives at least its pro rata share of such dividend or distribution in accordance with its Equity Interests in such class or series of securities);

                        (ii) purchase or otherwise acquire or retire for value
            any Equity Interests of Nalco Finance LLC or any direct or indirect parent company of Nalco Finance LLC;

                        (iii) make any principal payment on, or redeem,
            repurchase, defease or otherwise acquire or retire for value, in each case prior to any scheduled repayment or scheduled maturity, any Subordinated Indebtedness (other than the payment, redemption, repurchase, defeasance, acquisition or retirement of (A)
            Subordinated Indebtedness in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of such payment, redemption, repurchase, defeasance, acquisition or retirement and (B)
            Indebtedness permitted under clauses (vii) and (ix) of Section
            4.03(b)); or

                        (iv) make any Restricted Investment

(all such payments and other actions set forth in clauses (i) through (iv) above being collectively referred to as "Restricted Payments"), unless, at the time of such Restricted Payment:

                        (1) no Default or Event of Default shall have occurred
            and be continuing or would occur as a consequence thereof;

                                      -51-

                        (2) (A) with respect to a Restricted Payment by Nalco
            Finance LLC or any Restricted Subsidiary of Nalco Finance LLC other than Nalco Holdings and its Restricted Subsidiaries, immediately after giving effect to such transaction on a pro forma basis, Nalco
            Finance LLC could Incur $1.00 of additional Indebtedness under clause (x) of Section 4.03(a) (it being understood that for purposes of calculating the Fixed Charge Coverage Ratio for this purpose only, any of the Issuers' non-cash interest expense and amortization of original issue discount shall be excluded) or (B) with respect to a Restricted Payment by Nalco Holdings or any Restricted Subsidiary
            of Nalco Holdings, immediately after giving effect to such transaction on a pro forma basis, Nalco Holdings could incur at least $1.00 of additional Indebtedness under the provisions of clause (y) of Section 4.03(a); and

                        (3) such Restricted Payment, together with the aggregate
            amount of all other Restricted Payments made by Nalco Finance LLC and its Restricted Subsidiaries after November 4, 2003 (including
            Restricted Payments permitted by clauses (i), (iv) (only to the extent of one-half of the amounts paid pursuant to such clause),
            (vi), (viii) and (xiii) of Section 4.04(b), but excluding all other
            Restricted Payments permitted by Section 4.04(b)), is less than the sum of, without duplication,

                                    (A) 50% of the Consolidated Net Income (it
                        being understood that for purposes of calculating
                        Consolidated Net Income pursuant to this clause (3)(A)
                        only, any of the Issuers' non-cash interest expense and
                        amortization of original issue discount shall be
                        excluded) of Nalco Finance LLC for the period (taken as
                        one accounting period) from October 1, 2003 to the end
                        of Nalco Finance LLC's most recently ended fiscal
                        quarter for which internal financial statements are
                        available at the time of such Restricted Payment (or, in
                        the case such Consolidated Net Income for such period is
                        a deficit, minus 100% of such deficit), plus

                                    (B) 100% of the aggregate net proceeds,
                        including cash and the Fair Market Value (as determined
                        in accordance with the next succeeding sentence) of
                        property other than cash, received by Nalco Finance LLC
                        after November 4, 2003 from the issue or sale of Equity
                        Interests of Nalco Finance LLC or any direct or indirect
                        parent company of Nalco Finance LLC (excluding Refunding
                        Capital Stock (as defined below), Designated Preferred
                        Stock, Excluded Contributions and Disqualified Stock),
                        including Equity Interests issued upon conversion of
                        Indebtedness or upon exercise of warrants or options
                        (other than an issuance or sale to a Subsidiary of Nalco
                        Finance LLC or an employee stock ownership plan or trust
                        established by Nalco Finance LLC or any of its
                        Subsidiaries), plus

                                    (C) 100% of the aggregate amount of
                        contributions to the capital of Nalco Finance LLC
                        received in cash and the Fair Market Value (as
                        determined in accordance with the next succeeding
                        sentence) of property other than cash after November 4,
                        2003 (other than Excluded Contributions, Refunding
                        Capital

                                      -52-

                        Stock, Designated Preferred Stock, Disqualified Stock
                        and the Cash Contribution Amount), plus

                                    (D) 100% of the aggregate amount received by
                        Nalco Finance LLC or any Restricted Subsidiary in cash
                        and the Fair Market Value (as determined in accordance
                        with the next succeeding sentence) of property other
                        than cash received by Nalco Finance LLC or any
                        Restricted Subsidiary from:

                                                (I) the sale or other
                                    disposition (other than to Nalco Finance LLC
                                    or a Restricted Subsidiary of Nalco Finance
                                    LLC) of Restricted Investments made by Nalco
                                    Finance LLC and its Restricted Subsidiaries
                                    and from repurchases and redemptions of such
                                    Restricted Investments from Nalco Finance
                                    LLC and its Restricted Subsidiaries by any
                                    Person (other than Nalco Finance LLC or any
                                    of its Subsidiaries) and from repayments of
                                    loans or advances which constituted
                                    Restricted Investments (other than in each
                                    case to the extent that the Restricted
                                    Investment was made pursuant to clause (vii)
                                    or (x) of Section 4.04(b)),

                                                (II) the sale (other than to
                                    Nalco Finance LLC or a Restricted Subsidiary
                                    of Nalco Finance LLC) of the Capital Stock
                                    of an Unrestricted Subsidiary, or

                                                (III) a distribution or dividend
                                    from an Unrestricted Subsidiary, plus

                                    (E) in the event any Unrestricted Subsidiary
                        of Nalco Finance LLC has been redesignated as a
                        Restricted Subsidiary or has been merged, consolidated
                        or amalgamated with or into, or transfers or conveys its
                        assets to, or is liquidated into, Nalco Finance LLC or a
                        Restricted Subsidiary of Nalco Finance LLC, the Fair
                        Market Value (as determined in accordance with the next
                        succeeding sentence) of the Investment of Nalco Finance
                        LLC in such Unrestricted Subsidiary at the time of such
                        redesignation, combination or transfer (or of the assets
                        transferred or conveyed, as applicable), after deducting
                        any Indebtedness associated with the Unrestricted
                        Subsidiary so designated or combined or any Indebtedness
                        associated with the assets so transferred or conveyed
                        (other than in each case to the extent that the
                        designation of such Subsidiary as an Unrestricted
                        Subsidiary was made pursuant to clause (vii) or (x) of
                        Section 4.04(b) or constituted a Permitted Investment).

            The Fair Market Value of property other than cash covered by clauses
            (3)(B), (C), (D) and (E) of this Section 4.04(a) shall be determined in good faith by the Issuers and

                                    (x) in the event of property with a Fair
                        Market Value in excess of $10 million, shall be set
                        forth in an Officers' Certificate or

                                      -53-

                                    (y) in the event of property with a Fair
                        Market Value in excess of $20 million, shall be set
                        forth in a resolution approved by at least a majority of
                        the Board of Directors of Nalco Finance LLC.

                        (b) The provisions of Section 4.04(a) shall not
            prohibit:

                        (i) the payment of any dividend or distribution within
            60 days after the date of declaration thereof, if at the date of declaration such payment would have complied with the provisions of this Indenture;

                        (ii) (A) the repurchase, retirement or other acquisition
            of any Equity Interests ("Retired Capital Stock") of Nalco Finance
            LLC or any direct or indirect parent company of Nalco Finance LLC or
            Subordinated Indebtedness of Nalco Finance LLC in exchange for, or out of the proceeds of the substantially concurrent sale of, Equity
            Interests of Nalco Finance LLC or any direct or indirect parent company of Nalco Finance LLC or contributions to the equity capital of Nalco Finance LLC (other than any Disqualified Stock or any
            Equity Interests sold to a Subsidiary of Nalco Finance LLC or to an employee stock ownership plan or any trust established by Nalco
            Finance LLC or any of its Subsidiaries) (collectively, including any such contributions, "Refunding Capital Stock"); and (B) the declaration and payment of accrued dividends on the Retired Capital
            Stock out of the proceeds of the substantially concurrent sale
            (other than to a Subsidiary of Nalco Finance LLC or to an employee stock ownership plan or any trust established by Nalco Finance LLC or any of its Subsidiaries) of Refunding Capital Stock;

                        (iii) the redemption, repurchase or other acquisition or
            retirement of Subordinated Indebtedness made by exchange for, or out of the proceeds of the substantially concurrent sale of, new
            Indebtedness of one or both of the Issuers which is Incurred in accordance with Section 4.03 so long as

                                    (A) the principal amount of such new
                        Indebtedness does not exceed the principal amount of the
                        Subordinated Indebtedness being so redeemed,
                        repurchased, acquired or retired for value (plus the
                        amount of any premium required to be paid under the
                        terms of the instrument governing the Subordinated
                        Indebtedness being so redeemed, repurchased, acquired or
                        retired plus any fees incurred in connection therewith),

                                    (B) such Indebtedness is subordinated to the
                        Securities at least to the same extent as such
                        Subordinated Indebtedness so purchased, exchanged,
                        redeemed, repurchased, acquired or retired for value,

                                    (C) such Indebtedness has a final scheduled
                        maturity date equal to or later than the final scheduled
                        maturity date of the Subordinated Indebtedness being so
                        redeemed, repurchased, acquired or retired, and

                                    (D) such Indebtedness has a Weighted Average
                        Life to Maturity equal to or greater than the remaining
                        Weighted Average Life to Maturity of

                                      -54-

                        the Subordinated Indebtedness being so redeemed,
                        repurchased, acquired or retired;

                        (iv) the repurchase, retirement or other acquisition (or
            dividends to any direct or indirect parent company of Nalco Finance
            LLC to finance any such repurchase, retirement or other acquisition)
            for value of Equity Interests of Nalco Finance LLC or any direct or indirect parent company of Nalco Finance LLC held by any future, present or former employee, director or consultant of Nalco Finance
            LLC or any direct or indirect parent company of Nalco Finance LLC or any Subsidiary of Nalco Finance LLC pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or other agreement or arrangement; provided, however, that the aggregate amounts paid under this clause (iv) do not exceed
            $15 million in any calendar year (with unused amounts in any calendar year being permitted to be carried over for the two succeeding calendar years); provided, further, however, that such amount in any calendar year may be increased by an amount not to exceed:

                                    (A) the cash proceeds received by Nalco
                        Finance LLC or any of its Restricted Subsidiaries from
                        the sale of Equity Interests (other than Disqualified
                        Stock) of Nalco Finance LLC or any direct or indirect
                        parent company of Nalco Finance LLC (to the extent
                        contributed to Nalco Finance LLC) to members of
                        management, directors or consultants of Nalco Finance
                        LLC and its Restricted Subsidiaries or any direct or
                        indirect parent company of Nalco Finance LLC that occurs
                        after November 4, 2003 (provided that the amount of such
                        cash proceeds utilized for any such repurchase,
                        retirement, other acquisition or dividend shall not
                        increase the amount available for Restricted Payments
                        under Section 4.04(a)(3)); plus

                                    (B) the cash proceeds of key man life
                        insurance policies received by Nalco Finance LLC or any
                        direct or indirect parent company of Nalco Finance LLC
                        (to the extent contributed to Nalco Finance LLC) and its
                        Restricted Subsidiaries after November 4, 2003;

            (provided that the Issuers may elect to apply all or any portion of the aggregate increase contemplated by clauses (A) and (B) above in any calendar year);

                        (v) the declaration and payment of dividends or
            distributions to holders of any class or series of Disqualified
            Stock of Nalco Finance LLC or any of its Restricted Subsidiaries
            issued or incurred in accordance with Section 4.03;

                        (vi) the declaration and payment of dividends or
            distributions to holders of any class or series of Designated
            Preferred Stock (other than Disqualified Stock) issued after
            November 4, 2003 and the declaration and payment of dividends to any direct or indirect parent company of Nalco Finance LLC, the proceeds of which will be used to fund the payment of dividends to holders of any class or series of Designated Preferred Stock (other than
            Disqualified Stock) of any direct or indirect

                                      -55-

            parent company of Nalco Finance LLC or Nalco Holdings issued after
            November 4, 2003; provided, however, that (A) for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date of issuance of such Designated Preferred Stock, after giving effect to such issuance (and the payment of dividends or distributions) on a pro forma basis; (1) in the case of Designated Preferred Stock of Nalco
            Finance LLC or any direct or indirect parent company of Nalco
            Holdings or Nalco Finance LLC, Nalco Finance LLC would have had a
            Fixed Charge Coverage Ratio of at least 2.25 to 1.00 (it being understood, in each case, that for purposes of calculating the Fixed
            Charge Coverage Ratio for this purpose only, any of the Issuers'
            non-cash interest expense and amortization of original issue discount shall be excluded) or (2) in the case of Designated
            Preferred Stock of Nalco Holdings or any of its subsidiaries, Nalco
            Holdings would have had a Fixed Charge Coverage Ratio of at least
            2.25 to 1.00 and (B) the aggregate amount of dividends declared and paid pursuant to this clause (vi) does not exceed the net cash proceeds actually received by Nalco Finance LLC from any such sale of Designated Preferred Stock (other than Disqualified Stock) issued after November 4, 2003;

                        (vii) Investments in Unrestricted Subsidiaries having an
            aggregate Fair Market Value, taken together with all other
            Investments made pursuant to this clause (vii) that are at that time outstanding, not to exceed $50 million at the time of such
            Investment (with the Fair Market Value of each Investment being measured at the time made and without giving effect to subsequent changes in value);

                        (viii) the payment of dividends on Nalco Finance LLC's
            common stock (or the payment of dividends to any direct or indirect parent of Nalco Finance LLC, as the case may be, to fund the payment by any direct or indirect parent of Nalco Finance LLC, as the case may be, of dividends on such entity's common stock) of up to 6.0%
            per annum of the net proceeds received by Nalco Finance LLC from any public offering of common stock or contributed to Nalco Finance LLC by any direct or indirect parent of Nalco Finance LLC from any public offering of common stock;

                        (ix) Investments that are made with Excluded
            Contributions;

                        (x) other Restricted Payments in an aggregate amount not
            to exceed $50 million;

                        (xi) the distribution, as a dividend or otherwise, of
            shares of Capital Stock of, or Indebtedness owed to Nalco Finance
            LLC or a Restricted Subsidiary of Nalco Finance LLC by, Unrestricted
            Subsidiaries;

                        (xii) (A) with respect to each tax year or portion
            thereof that Nalco Finance LLC qualifies as a Flow Through Entity, the distribution by Nalco Finance LLC to the holders of Capital
            Stock of Nalco Finance LLC of an amount equal to the product of (i)
            the amount of aggregate net taxable income of Nalco Finance LLC allocated to the holders of Capital Stock of Nalco Finance LLC for such period (it being understood that for purposes of calculating such taxable income pursuant to this clause (A), any of

                                      -56-

            Nalco Finance LLC's non-cash interest expense and amortization of original issue discount shall be excluded) and (ii) the Presumed Tax
            Rate for such period; and (B) with respect to any tax year or portion thereof that Nalco Finance LLC does not qualify as a Flow
            Through Entity, the payment of dividends or other distributions to any direct or indirect parent company of Nalco Finance LLC in amounts required for such parent company to pay federal, state or local income taxes (as the case may be) imposed directly on such parent company to the extent such income taxes are attributable to the income of Nalco Finance LLC and its Restricted Subsidiaries
            (including, without limitation, by virtue of such parent company being the common parent of a consolidated or combined tax group of which Nalco Finance LLC and/or its Restricted Subsidiaries are
            members); provided, however, that in each case the amount of such payments in respect of any tax year does not exceed the amount that
            Nalco Finance LLC and its Restricted Subsidiaries would have been required to pay in respect of federal, state or local taxes (as the case may be) in respect of such year if Nalco Finance LLC and its
            Restricted Subsidiaries paid such taxes directly as a stand-alone taxpayer (or stand-alone group);

                        (xiii) the payment of dividends, other distributions or
            other amounts by Nalco Finance LLC:

                                    (A) in amounts equal to the amounts required
                        for any direct parent of Nalco Finance LLC, to pay fees
                        and expenses (including franchise or similar taxes)
                        required to maintain its corporate existence, customary
                        salary, bonus and other benefits payable to officers and
                        employees of any direct parent of Nalco Finance LLC, and
                        general corporate overhead expenses of any direct parent
                        of Nalco Finance LLC to the extent such fees and
                        expenses are attributable to the ownership or operation
                        of Nalco Finance LLC and its Subsidiaries; and

                                    (B) to any direct parent of Nalco Finance
                        LLC, in amounts equal to amounts required for any direct
                        parent of Nalco Finance LLC, to pay interest and/or
                        principal on Indebtedness the proceeds of which have
                        been contributed to Nalco Finance LLC or any of its
                        Restricted Subsidiaries and that has been guaranteed by,
                        or is otherwise considered Indebtedness of, Nalco
                        Finance LLC Incurred in accordance with Section 4.03;

                        (xiv) cash dividends or other distributions on Nalco
            Finance LLC's Capital Stock used to, or the making of loans to any direct or indirect parent of Nalco Finance LLC to, fund the payment of fees and expenses incurred in connection with the Transactions or owed by Nalco Company, Nalco Holdings, Nalco Finance LLC or any
            direct or indirect parent company of Nalco Finance LLC, or
            Restricted Subsidiaries to Affiliates, in each case to the extent permitted by Section 4.07;

                        (xv) repurchases of Equity Interests deemed to occur
            upon exercise of stock options if such Equity Interests represent a portion of the exercise price of such options;

                                      -57-

                        (xvi) purchases of receivables pursuant to a Receivables
            Repurchase Obligation in connection with a Qualified Receivables
            Financing;

                        (xvii) the repurchase, redemption or other acquisition
            or retirement for value of any Subordinated Indebtedness, pursuant to provisions similar to those described under Sections 4.06 and
            4.08; provided that all Securities tendered by Holders in connection with a Change of Control Offer or Asset Sale Offer, as applicable, have been repurchased, redeemed or acquired for value;

                        (xviii) any payments made in connection with the
            consummation of the Transactions or as contemplated by the
            Acquisition Documents (other than payments to any Permitted Holder or any Affiliate thereof); and

                        (xix) the declaration and payment of dividends to any
            direct parent of Nalco Finance LLC with the net proceeds (including premium) received by the Issuers from the sale of the Securities on the Issue Date;

provided, however, that at the time of, and after giving effect to, any
Restricted Payment permitted under clauses (vi), (vii), (x), (xi) and (xvii) of this Section 4.04(b), no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof.

                        (c) As of the Issue Date, all of Nalco Finance LLC's
Subsidiaries shall be Restricted Subsidiaries. Nalco Finance LLC shall not permit any Unrestricted Subsidiary to become a Restricted Subsidiary except pursuant to the definition of "Unrestricted Subsidiary." For purposes of designating any Restricted Subsidiary as an Unrestricted Subsidiary, all
outstanding Investments by Nalco Finance LLC and its Restricted Subsidiaries
(except to the extent repaid) in the Subsidiary so designated shall be deemed to be Restricted Payments in an amount determined as set forth in the last sentence of the definition of "Investments." Such designation shall only be permitted if a Restricted Payment in such amount would be permitted at such time and if such
Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.

                        SECTION 4.05. Dividend and Other Payment Restrictions
Affecting Subsidiaries. Nalco Finance LLC shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or consensual restriction on the ability of any Restricted Subsidiary to:

                        (a) (i) pay dividends or make any other distributions to
Nalco Finance LLC or any of its Restricted Subsidiaries (1) on its Capital
Stock; or (2) with respect to any other interest or participation in, or by, its profits; or (ii) pay any Indebtedness owed to Nalco Finance LLC or any of its
Restricted Subsidiaries;

                        (b) make loans or advances to Nalco Finance LLC or any
of its Restricted Subsidiaries; or

                                      -58-

                        (c) sell, lease or transfer any of its properties or
assets to Nalco Finance LLC or any of its Restricted Subsidiaries;

except in each case for such encumbrances or restrictions existing under or by reason of:

                        (1) contractual encumbrances or restrictions in effect
            on the Issue Date, including pursuant to the Credit Agreement, the other Senior Credit Documents and the Existing Notes;

                        (2) this Indenture and the Securities;

                        (3) applicable law or any applicable rule, regulation or
            order;

                        (4) any agreement or other instrument relating to
            Indebtedness of a Person acquired by Nalco Finance LLC or any
            Restricted Subsidiary which was in existence at the time of such acquisition (but not created in contemplation thereof or to provide all or any portion of the funds or credit support utilized to consummate such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any
            Person, other than the Person, or the property or assets of the
            Person, so acquired;

                        (5) any restriction with respect to a Restricted
            Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of all or substantially all the Capital Stock or assets of such Restricted Subsidiary pending the closing of such sale or disposition;

                        (6) Secured Indebtedness otherwise permitted to be
            Incurred pursuant to Sections 4.03 and 4.12 that limit the right of the debtor to dispose of the assets securing such Indebtedness;

                        (7) restrictions on cash or other deposits or net worth
            imposed by customers under contracts entered into in the ordinary course of business;

                        (8) customary provisions in joint venture agreements and
            other similar agreements entered into in the ordinary course of business;

                        (9) purchase money obligations for property acquired in
            the ordinary course of business that impose restrictions of the nature discussed in clause (c) above on the property so acquired;

                        (10) customary provisions contained in leases and other
            similar agreements entered into in the ordinary course of business that impose restrictions of the type described in clause (c) above on the property subject to such lease;

                        (11) any encumbrance or restriction of a Receivables
            Subsidiary effected in connection with a Qualified Receivables
            Financing; provided, however, that such restrictions apply only to such Receivables Subsidiary;

                                      -59-

                        (12) other Indebtedness of any Restricted Subsidiary (i)
            that Incurred subsequent to the Issue Date pursuant to Section 4.03 and either (A) the provisions relating to such encumbrance or restriction contained in such Indebtedness are no less favorable to
            Nalco Finance LLC, taken as a whole, as determined by the Board of
            Directors of Nalco Finance LLC in good faith, than the provisions contained in the Credit Agreement or in the indentures governing the
            Existing Notes, in each case, as in effect on the Issue Date or (B)
            any such encumbrance or restriction contained in such Indebtedness does not prohibit (except upon a default or event of default thereunder) the payment of dividends in an amount sufficient, as determined by the Board of Directors of Nalco Finance LLC in good faith, to make scheduled payments of cash interest of the Securities when due; or (ii) that is Incurred by a Foreign Subsidiary of Nalco
            Finance LLC subsequent to the Issue Date pursuant to clauses (iv),
            (xii) or (xx) of Section 4.03(b); or

                        (13) any encumbrances or restrictions of the type
            referred to in clauses (a), (b) and (c) above imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (1)
            through (12) above; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of
            Nalco Finance LLC, no more restrictive with respect to such dividend and other payment restrictions than those contained in the dividend or other payment restrictions prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing.

                        SECTION 4.06. Asset Sales. (a) Nalco Finance LLC shall
not, and shall not permit any of its Restricted Subsidiaries to, cause or make an Asset Sale, unless (x) Nalco Finance LLC or any of its Restricted
Subsidiaries, as the case may be, receives consideration at the time of such
Asset Sale at least equal to the Fair Market Value (as determined in good faith by Nalco Finance LLC) of the assets sold or otherwise disposed of and (y) at least 75% of the consideration therefor received by Nalco Finance LLC or such
Restricted Subsidiary, as the case may be, is in the form of Cash Equivalents;
provided that the amount of:

                        (i) any liabilities (as shown on Nalco Finance LLC's or
            such Restricted Subsidiary's most recent balance sheet or in the notes thereto) of Nalco Finance LLC or any Restricted Subsidiary of
            Nalco Finance LLC (other than liabilities that are by their terms subordinated to the Securities) that are assumed by the transferee of any such assets,

                        (ii) any notes or other obligations or other securities
            or assets received by Nalco Finance LLC or such Restricted
            Subsidiary of Nalco Finance LLC from such transferee that are converted by Nalco Finance LLC or such Restricted Subsidiary of
            Nalco Finance LLC into cash within 180 days of the receipt thereof
            (to the extent of the cash received), and

                                      -60-

                        (iii) any Designated Non-cash Consideration received by
            Nalco Finance LLC or any of its Restricted Subsidiaries in such
            Asset Sale having an aggregate Fair Market Value, taken together with all other Designated Non-cash Consideration received pursuant to this clause (iii) that is at that time outstanding, not to exceed the greater of 1% of Total Assets and $50 million at the time of the receipt of such Designated Non-cash Consideration (with the Fair
            Market Value of each item of Designated Non-cash Consideration being measured at the time received and without giving effect to subsequent changes in value)

shall be deemed to be Cash Equivalents for the purposes of this Section
4.06(a).

                        (b) Within 395 days after Nalco Finance LLC's or any
Restricted Subsidiary of Nalco Finance LLC's, receipt of the Net Proceeds of any
Asset Sale, Nalco Finance LLC or such Restricted Subsidiary may apply the Net
Proceeds from such Asset Sale, at its option:

                        (i) to permanently reduce Obligations under the Credit
            Agreement (and, in the case of revolving Obligations, to
            correspondingly reduce commitments with respect thereto) or other
            Pari Passu Indebtedness (provided that if either Issuer shall so reduce Obligations under other Pari Passu Indebtedness, the Issuers will equally and ratably reduce Obligations under the Securities by making an offer (in accordance with the procedures set forth below for an Asset Sale Offer) to all holders to purchase at a purchase price equal to 100% of the Accreted Value thereof, plus accrued and unpaid interest, if any, the pro rata Accreted Value of Securities)
            or Indebtedness of a Restricted Subsidiary, in each case other than
            Indebtedness owed to Nalco Finance LLC or an Affiliate of Nalco
            Finance LLC; provided that, if an offer to purchase any Indebtedness of Nalco Holdings or any of its Restricted Subsidiaries is made in accordance with the terms of such Indebtedness, the obligation to permanently reduce Indebtedness of a Restricted Subsidiary will be deemed to be satisfied to the extent of the amount of the offer, whether or not accepted by the holders thereof, and no Net Proceeds in the amount of such offer will be deemed to exist following such offer;

                        (ii) to an investment in any one or more businesses
            (provided that if such investment is in the form of the acquisition of Capital Stock of a Person, such acquisition results in such
            Person becoming a Restricted Subsidiary of Nalco Finance LLC), or capital expenditures, in each case used or useful in a Similar
            Business; and/or

                        (iii) to make an investment in any one or more
            businesses (provided that if such investment is in the form of the acquisition of Capital Stock of a Person, such acquisition results in such Person becoming a Restricted Subsidiary of Nalco Finance
            LLC), properties or assets that replace the properties and assets that are the subject of such Asset Sale.

Pending the final application of any such Net Proceeds, Nalco Finance LLC or such Restricted Subsidiary of Nalco Finance LLC may temporarily reduce
Indebtedness under a

                                      -61-

revolving credit facility, if any, or otherwise invest such Net Proceeds in Cash
Equivalents or Investment Grade Securities. Any Net Proceeds from any Asset Sale that are not applied as provided and within the time period set forth in the first sentence of this Section 4.06(b) (it being understood that any portion of such Net Proceeds used to make an offer to purchase Securities, as described in clause (i) above, shall be deemed to have been invested whether or not such offer is accepted) shall be deemed to constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds $20 million, the Issuers shall make an offer to all Holders of Securities (an "Asset Sale Offer") to purchase the maximum principal amount at maturity of Securities, that is an integral multiple of $1,000 principal amount at maturity, that may be purchased out of the Excess
Proceeds at an offer price in cash in an amount equal to 100% of the Accreted
Value thereof, plus accrued and unpaid interest to the date fixed for the closing of such offer, in accordance with the procedures set forth in this
Section 4.06. The Issuers shall commence an Asset Sale Offer with respect to
Excess Proceeds within ten Business Days after the date that Excess Proceeds exceeds $20 million by mailing the notice required pursuant to the terms of
Section 4.06(f), with a copy to the Trustee. To the extent that the aggregate amount of Securities tendered pursuant to an Asset Sale Offer is less than the
Excess Proceeds, Nalco Finance LLC may use any remaining Excess Proceeds for general corporate purposes. If the aggregate Accreted Value of Securities surrendered by Holders thereof exceeds the amount of Excess Proceeds, the
Trustee shall select the Securities to be purchased in the manner described in
Section 4.06(e). Upon completion of any such Asset Sale Offer, the amount of
Excess Proceeds shall be reset at zero.

                        (c) The Issuers shall comply with the requirements of
Rule 14e-1 under the Exchange Act and any other securities laws and regulations to the extent such laws or regulations are applicable in connection with the repurchase of the Securities pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Indenture, the Issuers shall comply with the applicable securities laws and regulations and shall not be deemed to have breached their obligations described in this Indenture by virtue thereof.

                        (d) Not later than the date upon which written notice of
an Asset Sale Offer is delivered to the Trustee as provided above, the Issuers shall deliver to the Trustee an Officers' Certificate as to (i) the amount of the Excess Proceeds, (ii) the allocation of the Net Proceeds from the Asset
Sales pursuant to which such Asset Sale Offer is being made and (iii) the compliance of such allocation with the provisions of Section 4.06(b). On such date, the Issuers shall also irrevocably deposit with the Trustee or with a paying agent (or, if the Issuers or a Wholly Owned Restricted Subsidiary is
acting as a Paying Agent, segregate and hold in trust) an amount equal to the
Excess Proceeds to be invested in Cash Equivalents, as directed in writing by the Issuers, and to be held for payment in accordance with the provisions of this Section 4.06. Upon the expiration of the period for which the Asset Sale
Offer remains open (the "Offer Period"), the Issuers shall deliver to the
Trustee for cancellation the Securities or portions thereof that have been properly tendered to and are to be accepted by the Issuers. The Trustee (or a
Paying Agent, if not the Trustee) shall, on the date of purchase, mail or deliver payment to each tendering Holder in the amount of the purchase price. In the event that the Excess Proceeds delivered by the Issuers to the Trustee is greater than the purchase price of the Securities tendered, the Trustee shall deliver the excess

                                      -62-

to the Issuers immediately after the expiration of the Offer Period for application in accordance with Section 4.06.

                        (e) Holders electing to have a Security purchased shall
be required to surrender the Security, with an appropriate form duly completed, to the Issuers at the address specified in the notice at least three Business
Days prior to the purchase date. Holders shall be entitled to withdraw their election if the Trustee or the Issuers receive not later than one Business Day prior to the Purchase Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount at maturity of the
Security which was delivered by the Holder for purchase and a statement that such Holder is withdrawing his election to have such Security purchased. If at the end of the Offer Period more Securities are tendered pursuant to an Asset
Sale Offer than the Issuers are required to purchase, selection of such
Securities for purchase shall be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which such Securities are listed, or if such Securities are not so listed, on a pro rata basis, by lot or by such other method as the Trustee shall deem fair and appropriate (and in such manner as complies with applicable legal requirements);
provided that no Securities of $1,000 principal amount at maturity or less shall be purchased in part.

                        (f) Notices of an Asset Sale Offer shall be mailed by
first class mail, postage prepaid, at least 30 but not more than 60 days before the purchase date to each Holder of Securities at such Holder's registered address. If any Security is to be purchased in part only, any notice of purchase that relates to such Security shall state the portion of the Accreted Value and principal amount at maturity thereof that is to be purchased.

                        (g) A new Security in principal amount equal to the
unpurchased portion of any Security purchased in part shall be issued in the name of the Holder thereof upon cancellation of the original Security. On and after the purchase date, unless the Issuers default in payment of the purchase price, Accreted Value shall cease to accrete or interest shall cease to accrue, as applicable, on Securities or portions thereof purchased.

                        SECTION 4.07. Transactions with Affiliates. (a) Nalco
Finance LLC shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction or series of transactions, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of Nalco Finance LLC (each of the foregoing, an "Affiliate Transaction") involving aggregate consideration in excess of $5.0 million, unless:

                        (i) such Affiliate Transaction is on terms that are not
            materially less favorable to Nalco Finance LLC or the relevant
            Restricted Subsidiary than those that could have been obtained in a comparable transaction by Nalco Finance LLC or such Restricted
            Subsidiary with an unrelated Person; and

                        (ii) with respect to any Affiliate Transaction or series
            of related Affiliate Transactions involving aggregate consideration in excess of $20 million, Nalco

                                      -63-

            Finance LLC delivers to the Trustee a resolution adopted
            in good faith by the majority of the Board of Directors of Nalco
            Finance LLC, approving such Affiliate Transaction and set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with clause (i) above.

                        (b) The provisions of Section 4.07(a) shall not apply to
            the following:

                        (i) (A) transactions between or among Nalco Finance LLC
            and/or any of its Restricted Subsidiaries and (B) any merger of
            Nalco Finance LLC and any direct parent company of Nalco Finance
            LLC; provided that such parent company shall have no material liabilities and no material assets other than cash, Cash Equivalents and the Capital Stock of Nalco Finance LLC and such merger is otherwise in compliance with the terms of this Indenture and effected for a bona fide business purpose;

                        (ii) Restricted Payments permitted by Section 4.04;

                        (iii) the entering into of any agreement to pay, and the
            payment of, annual management, consulting, monitoring and advisory fees and expenses to the Sponsors in an aggregate amount in any fiscal year not to exceed the greater of (x) $10 million and (y) 2%
            of EBITDA of Nalco Finance LLC and its Restricted Subsidiaries for
            the immediately preceding fiscal year;

                        (iv) the payment of reasonable and customary fees paid
            to, and indemnity provided on behalf of, officers, directors, employees or consultants of Nalco Finance LLC or any Restricted
            Subsidiary or any direct or indirect parent company of Nalco Finance
            LLC;

                        (v) payments by Nalco Finance LLC or any of its
            Restricted Subsidiaries to the Sponsors made for any financial advisory, financing, underwriting or placement services or in respect of other investment banking activities, including, without limitation, in connection with acquisitions or divestitures, which payments are approved by a majority of the Board of Directors of
            Nalco Finance LLC in good faith;

                        (vi) transactions in which Nalco Finance LLC or any of
            its Restricted Subsidiaries, as the case may be, delivers to the
            Trustee a letter from an Independent Financial Advisor stating that such transaction is fair to Nalco Finance LLC or such Restricted
            Subsidiary from a financial point of view or meets the requirements of clause (i) of Section 4.07(a);

                        (vii) payments or loans to employees or consultants in
            the ordinary course of business which are approved by a majority of the Board of Directors of Nalco Finance LLC in good faith;

                        (viii) any agreement (other than with the Sponsors) as
            in effect as of the Issue Date or any amendment thereto (so long as any such agreement together with all amendments thereto, taken as a whole, is not more disadvantageous to the Holders of

                                      -64-

            the Securities in any material respect than the original agreement as in effect on the Issue Date) or any transaction contemplated thereby;

                        (ix) the existence of, or the performance by Nalco
            Finance LLC or any of its Restricted Subsidiaries of its obligations under the terms of, Acquisition Documents, any stockholders agreement (including any registration rights agreement or purchase agreement related thereto) to which it is a party as of the Issue
            Date and any amendment thereto or similar agreements which it may enter into thereafter; provided, however, that the existence of, or the performance by Nalco Finance LLC or any of its Restricted
            Subsidiaries of its obligations under, any future amendment to any such existing agreement or under any similar agreement entered into after the Issue Date shall only be permitted by this clause (ix) to the extent that the terms of any such existing agreement together with all amendments thereto, taken as a whole, or new agreement are not otherwise more disadvantageous to the Holders of the Securities in any material respect than the original agreement as in effect on the Issue Date;

                        (x) the payment of all fees and expenses related to the
            Transactions, including fees to the Sponsors, which are described in the Offering Circular;

                        (xi) (A) transactions with customers, clients, suppliers
            or purchasers or sellers of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of this Indenture, which are fair to Nalco Finance LLC and its
            Restricted Subsidiaries in the reasonable determination of the Board of Directors or the senior management of Nalco Finance LLC, and are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party or (B) transactions with joint ventures or Unrestricted Subsidiaries for the purchase or sale of chemicals, equipment and services entered into in the ordinary course of business and in a manner consistent with past practice;

                        (xii) any transaction effected as part of a Qualified
            Receivables Financing; and

                        (xiii) the issuance of Equity Interests (other than
            Disqualified Stock) of Nalco Finance LLC to any Permitted Holder or
            to any director, officer, employee or consultant of Nalco Finance
            LLC or any direct or indirect parent company of Nalco Finance LLC.

                        SECTION 4.08. Change of Control. (a) Upon a Change of
Control, each Holder shall have the right to require the Issuers to repurchase all or any part of such Holder's Securities at a purchase price in cash equal to
101% of the Accreted Value thereof, plus accrued and unpaid interest, if any, to the date of repurchase (subject to the right of the Holders of record on the relevant record date to receive interest due on the relevant interest payment date), in accordance with the terms contemplated in this Section 4.08; provided, however, that notwithstanding the occurrence of a Change of Control, the Issuers shall not be obligated to purchase any Securities pursuant to this Section 4.08 in the event that they have

                                      -65-

exercised their right to redeem such Securities in accordance with Article 3 of this Indenture. In the event that at the time of such Change of Control the terms of the Bank Indebtedness restrict or prohibit the repurchase of Securities pursuant to this Section 4.08, then prior to the mailing of the notice to the
Holders provided for in Section 4.08(b) but in any event within 60 days following any Change of Control, the Issuers shall (i) repay in full all Bank
Indebtedness, or (ii) obtain the requisite consent, if required, under the agreements governing the Bank Indebtedness to permit the repurchase of the
Securities as provided for in Section 4.08(b).

                        (b) Within 60 days following any Change of Control,
except to the extent that the Issuers have exercised their right to redeem the
Securities in accordance with Article 3 of this Indenture, the Issuers shall mail a notice (a "Change of Control Offer") to each Holder with a copy to the
Trustee, stating:

                        (i) that a Change of Control has occurred and that such
            Holder has the right to require the Issuers to purchase all or a portion of such Holder's Securities at a purchase price in cash equal to 101% of the Accreted Value thereof, plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of the Holders of record on the relevant record date to receive interest on the relevant interest payment date);

                        (ii) the circumstances and relevant facts and financial
            information regarding such Change of Control;

                        (iii) the repurchase date (which shall be no earlier
            than 30 days nor later than 60 days from the date such notice is mailed); and

                        (iv) the instructions determined by the Issuers,
            consistent with this Section, that a Holder must follow in order to have its Securities purchased.

                        (c) Holders electing to have a Security purchased shall
be required to surrender the Security, with an appropriate form duly completed, to the Issuers at the address specified in the notice at least three Business
Days prior to the purchase date. The Holders shall be entitled to withdraw their election if the Trustee or the Issuers receive not later than one Business Day prior to the purchase date a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount at maturity of the
Security which was delivered for purchase by the Holder and a statement that such Holder is withdrawing his election to have such Security purchased. Holders whose Securities are purchased only in part shall be issued new Securities equal in Accreted Value and principal amount at maturity to the unpurchased portion of the Securities surrendered.

                        (d) On the purchase date, all Securities purchased by
the Issuers under this Section shall be delivered to the Trustee for cancellation, and the Issuers shall pay the purchase price plus accrued and unpaid interest, if any, to the Holders entitled thereto.

                        (e) Notwithstanding the foregoing provisions of this
Section, the Issuers shall not be required to make a Change of Control Offer upon a Change of Control if a third

                                      -66-

party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in Section 4.08(b)
applicable to a Change of Control Offer made by the Issuers and purchases all
Securities validly tendered and not withdrawn under such Change of Control
Offer.

                        (f) At the time the Issuers deliver Securities to the
Trustee which are to be accepted for purchase, the Issuers shall also deliver an
Officers' Certificate stating that such Securities are to be accepted by the
Issuers pursuant to and in accordance with the terms of this Section 4.08. A
Security shall be deemed to have been accepted for purchase at the time the
Trustee, directly or through an agent, mails or delivers payment therefor to the surrendering Holder.

                        (g) Prior to any Change of Control Offer, the Issuers
shall deliver to the Trustee an Officers' Certificate stating that all conditions precedent contained herein to the right of the Issuers to make such offer have been complied with.

                        (h) The Issuers shall comply, to the extent applicable,
with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Securities pursuant to this Section. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section, the Issuers shall comply with the applicable securities laws and regulations and shall not be deemed to have breached their obligations under this Section by virtue thereof.

                        SECTION 4.09. Compliance Certificate. Each Issuer shall
deliver to the Trustee within 120 days after the end of each fiscal year of each of the Issuers an Officers' Certificate stating that in the course of the performance by the signers of their duties as Officers of the respective Issuers they would normally have knowledge of any Default and whether or not the signers know of any Default that occurred during such period. If they do, the certificate shall describe the Default, its status and what action each Issuer is taking or proposes to take with respect thereto. Each Issuer also shall comply with Section 314(a)(4) of the TIA.

                        SECTION 4.10. Further Instruments and Acts. Upon request
of the Trustee, each Issuer shall execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

                        SECTION 4.11. Future Guarantors. Nalco Finance LLC shall
cause each Restricted Subsidiary that is a Domestic Subsidiary (unless such
Subsidiary is a Receivables Subsidiary) that guarantees any Indebtedness of an
Issuer to execute and deliver to the Trustee a supplemental indenture substantially in the form of Exhibit D pursuant to which such Subsidiary will guarantee payment of the Securities and the other obligations of the Issuers under this Indenture.

                        SECTION 4.12. Liens. Nalco Finance LLC shall not, and
shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create, Incur or suffer to

                                      -67-

exist any Lien on any asset or property of Nalco Finance LLC or such Restricted
Subsidiary of Nalco Finance LLC, or any income or profits therefrom, or assign or convey any right to receive income therefrom, that secures any obligations of either Issuer unless the Securities are equally and ratably secured with (or on a senior basis to, in the case of obligations subordinated in right of payment to the Securities) the obligations so secured or until such time as such obligations are no longer secured by a Lien. The preceding sentence shall not require Nalco Finance LLC or any Restricted Subsidiary of Nalco Finance LLC to
secure the Securities if the Lien consists of a Permitted Lien.

                        SECTION 4.13. Maintenance of Office or Agency. (a) The
Issuers shall maintain in the Borough of Manhattan, the City of New York, an
office or agency (which may be an office of the Trustee or an affiliate of the
Trustee or Registrar) where Securities may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Issuers in respect of the Securities and this Indenture may be served. The Issuers shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Issuers shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the corporate trust office of the Trustee as set forth in Section 11.02.

                        (b) The Issuers may also from time to time designate one
or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Issuers of their obligation to maintain an office or agency in the Borough of Manhattan, The City of New York for such purposes. The
Issuers shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office.

                        (c) The Issuers hereby designate the corporate trust
office of the Trustee or its Agent, in the Borough of Manhattan, The City of New
York as such office or agency of the Issuers in accordance with Section 2.04.

                        SECTION 4.14. Limitation on Business Activities of Nalco
Finance Inc. Nalco Finance Inc. shall not hold any material assets, become liable for any material obligations, engage in any trade or business, or conduct any business activity, other than the issuance of Equity Interests to Nalco
Finance LLC or any Wholly Owned Restricted Subsidiary, the Incurrence of
Indebtedness as a co-obligor or guarantor of Indebtedness Incurred by Nalco
Finance LLC, including the Securities, that is permitted to be Incurred by Nalco
Finance LLC under the covenant described under Section 4.03 and activities incidental thereto. For so long as Nalco Finance LLC or any successor obligor under the Securities is a limited liability company, partnership or trust there shall be a co-issuer of the Securities that is a Wholly Owned Restricted
Subsidiary of Nalco Finance LLC and that is a corporation organized and existing under the laws of the United States or any state thereof or the District of
Columbia.

                                      -68-

                                   ARTICLE 5

                                SUCCESSOR COMPANY

                        SECTION 5.01. When Nalco Finance LLC May Merge or
Transfer Assets. (a) Nalco Finance LLC shall not consolidate or merge with or into or wind up into (whether or not Nalco Finance LLC is the surviving Person), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions to, any Person unless:

                        (i) Nalco Finance LLC is the surviving Person or the
            Person formed by or surviving any such consolidation or merger (if other than Nalco Finance LLC or Nalco Holdings Inc.) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation, partnership or limited liability company organized or existing under the laws of the United States, any state thereof, the District of Columbia, or any territory thereof (Nalco Finance LLC or such Person, as the case may be, being herein called the "Successor Company");

                        (ii) the Successor Company (if other than Nalco Finance
            LLC or Nalco Holdings Inc.) expressly assumes all the obligations of
            Nalco Finance LLC under this Indenture and the Securities pursuant to supplemental indentures or other documents or instruments in form reasonably satisfactory to the Trustee;

                        (iii) immediately after giving effect to such
            transaction (and treating any Indebtedness which becomes an obligation of the Successor Company or any of its Restricted
            Subsidiaries as a result of such transaction as having been Incurred by the Successor Company or such Restricted Subsidiary at the time of such transaction) no Default or Event of Default shall have occurred and be continuing;

                        (iv) immediately after giving pro forma effect to such
            transaction, as if such transaction had occurred at the beginning of the applicable four-quarter period, either

                                    (A) the Successor Company would be permitted
                        to Incur at least $1.00 of additional Indebtedness
                        pursuant to the Fixed Charge Coverage Ratio test set
                        forth in Section 4.03(a); or

                                    (B) the Fixed Charge Coverage Ratio for the
                        Successor Company and its Restricted Subsidiaries would
                        be greater than such ratio for Nalco Finance LLC and its
                        Restricted Subsidiaries immediately prior to such
                        transaction; and

                        (v) Nalco Finance LLC shall have delivered to the
            Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indentures (if any) comply with this Indenture.

                                      -69-

                        The Successor Company shall succeed to, and be
substituted for, Nalco Finance LLC under this Indenture and the Securities.
Notwithstanding the foregoing clauses (iii) and (iv) of this Section 5.01, (a)
any Restricted Subsidiary may consolidate with, merge into or transfer all or part of its properties and assets to Nalco Finance LLC or to another Restricted
Subsidiary, and (b) Nalco Finance LLC may merge with an Affiliate incorporated solely for the purpose of reincorporating or reforming Nalco Finance LLC in another state of the United States so long as the amount of Indebtedness of
Nalco Finance LLC and its Restricted Subsidiaries is not increased thereby.

                                   ARTICLE 6

                              DEFAULTS AND REMEDIES

                        SECTION 6.01. Events of Default. An "Event of Default"
occurs if:

                        (a) the Issuers default in any payment of interest on
any Security when the same becomes due and payable, and such default continues for a period of 30 days,

                        (b) the Issuers default in the payment of principal or
premium, if any, of any Security when due at its Stated Maturity, upon optional redemption, upon required repurchase, upon declaration or otherwise,

                        (c) Nalco Finance LLC fails to comply with its
obligations under Section 5.01,

                        (d) Nalco Finance LLC or any of its Restricted
Subsidiaries fails to comply with any of its obligations under the covenants set forth in Sections 4.02, 4.03, 4.04, 4.05, 4.06, 4.07, 4.08, 4.11, 4.12 and 4.14
(in each case, other than a failure to purchase Securities when required under
Section 4.06 or 4.08) and such failure continues for 30 days after the notice specified below,

                        (e) Nalco Finance LLC or any of its Restricted
Subsidiaries fails to comply with any of its agreements in the Securities or this Indenture (other than those referred to in (a), (b), (c), or (d) above) and such failure continues for 60 days after the notice specified below,

                        (f) Nalco Finance LLC or any Significant Subsidiary
fails to pay any Indebtedness (other than Indebtedness owing to Nalco Finance
LLC or a Restricted Subsidiary) within any applicable grace period after final maturity or the acceleration of any such Indebtedness by the holders thereof because of a default, in each case, if the total amount of such Indebtedness unpaid or accelerated exceeds $35 million or its foreign currency equivalent,

                        (g) Either Issuer or any Significant Subsidiary of
either Issuer pursuant to or within the meaning of any Bankruptcy Law:

                                      -70-

                        (i) commences a voluntary case;

                        (ii) consents to the entry of an order for relief
            against it in an involuntary case;

                        (iii) consents to the appointment of a Custodian of it
            or for any substantial part of its property; or

                        (iv) makes a general assignment for the benefit of its
            creditors or takes any comparable action under any foreign laws relating to insolvency,

                        (h) a court of competent jurisdiction enters an order or
decree under any Bankruptcy Law that:

                        (i) is for relief against either Issuer or any
            Significant Subsidiary of either Issuer in an involuntary case;

                        (ii) appoints a Custodian of either Issuer or any
            Significant Subsidiary of either Issuer or for any substantial part of its property; or

                        (iii) orders the winding up or liquidation of either
            Issuer or any Significant Subsidiary of either Issuer;

            or any similar relief is granted under any foreign laws and the order or decree remains unstayed and in effect for 60 days, or

                        (i) Nalco Finance LLC or any Significant Subsidiary
fails to pay final judgments aggregating in excess of $35 million or its foreign currency equivalent (net of any amounts which are covered by enforceable insurance policies issued by solvent carriers), which judgments are not discharged, waived or stayed for a period of 60 days following the entry thereof.

                        The foregoing shall constitute Events of Default
whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

                        The term "Bankruptcy Law" means Title 11, United
States Code, or any similar Federal or state law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

                        A Default under clause (d) or (e) above shall not
constitute an Event of Default until the Trustee notifies the Issuers or the
Holders of at least 25% in aggregate principal amount at maturity of the outstanding Securities notify the Issuers and the Trustee of the Default and the
Issuers do not cure such Default within the time specified in clauses (d) or (e)
above after receipt of such notice. Such notice must specify the Default, demand that it be remedied and state that such notice is a "Notice of Default". The
Issuers shall deliver to the

                                      -71-

Trustee, within five (5) Business Days after the occurrence thereof, written notice in the form of an Officers' Certificate of any event which is, or with the giving of notice or the lapse of time or both would become, an Event of
Default, its status and what action the Issuers are taking or propose to take with respect thereto.

                        SECTION 6.02. Acceleration. If an Event of Default
(other than an Event of Default specified in Section 6.01(g) or (h) with respect to either Issuer) occurs and is continuing, the Trustee by notice to the Issuers of at least 25% in aggregate principal amount at maturity of outstanding
Securities by notice to the Issuers and the Trustee, may declare the Accreted
Value of, premium, if any, and accrued but unpaid interest, if any, on all the
Securities to be due and payable. Upon such a declaration, such Accreted Value, premium, if any, and interest shall be due and payable immediately. If an Event of Default specified in Section 6.01(g) or (h) with respect to either Issuer occurs, the Accreted Value of, premium, if any, and interest on all the
Securities shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holders. The
Holders of a majority in aggregate principal amount at maturity of the
Securities by notice to the Trustee may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of Accreted Value of, premium, if any, or, interest, if any, that has become due solely because of acceleration. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

                        In the event of any Event of Default specified in
Section 6.01(f), such Event of Default and all consequences thereof (excluding, however, any resulting payment default) shall be annulled, waived and rescinded, automatically and without any action by the Trustee or the Holders of the
Securities, if within 20 days after such Event of Default arose Nalco Finance
LLC delivers an Officers' Certificate to the Trustee stating that (x) the
Indebtedness or guarantee that is the basis for such Event of Default has been discharged or (y) the holders thereof have rescinded or waived the acceleration, notice or action (as the case may be) giving rise to such Event of Default or
(z) the default that is the basis for such Event of Default has been cured, it being understood that in no event shall an acceleration of the Accreted Value, premium, if any, or interest, if any, of the Securities as described above be annulled, waived or rescinded upon the happening of any such events.

                        SECTION 6.03. Other Remedies. If an Event of Default
occurs and is continuing, the Trustee may pursue any available remedy at law or in equity to collect the payment of Accreted Value, premium, if any, and interest, if any, on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

                        The Trustee may maintain a proceeding even if it does
not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

                                      -72-

                        SECTION 6.04. Waiver of Past Defaults. Provided the
Securities are not then due and payable by reason of a declaration of acceleration, the Holders of a majority in aggregate principal amount at maturity of the Securities by notice to the Trustee may waive an existing
Default and its consequences except (a) a Default in the payment of Accreted
Value, premium, if any, and interest, if any, on a Security, (b) a Default arising from the failure to redeem or purchase any Security when required pursuant to the terms of this Indenture or (c) a Default in respect of a provision that under Section 9.02 cannot be amended without the consent of each
Holder affected. When a Default is waived, it is deemed cured and the Issuers, the Trustee and the Holders will be restored to their former positions and rights under this Indenture, but no such waiver shall extend to any subsequent or other Default or impair any consequent right.

                        SECTION 6.05. Control by Majority. The Holders of a
majority in aggregate principal amount at maturity of the Securities may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee.
However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or, subject to Section 7.01, that the Trustee determines is unduly prejudicial to the rights of any other Holder or that would involve the
Trustee in personal liability; provided, however, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. Prior to taking any action under this Indenture, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

                        SECTION 6.06. Limitation on Suits. (a) Except to enforce
the right to receive payment of Accreted Value, premium, if any, and interest, if any, when due, no Holder may pursue any remedy with respect to this Indenture or the Securities unless:

                        (i) the Holder gives to the Trustee written notice
            stating that an Event of Default is continuing;

                        (ii) the Holders of at least 25% in aggregate principal
            amount at maturity of the Securities make a written request to the
            Trustee to pursue the remedy;

                        (iii) such Holder or Holders offer to the Trustee
            reasonable security or indemnity satisfactory to it against any loss, liability or expense;

                        (iv) the Trustee does not comply with the request within
            60 days after receipt of the request and the offer of security or indemnity; and

                        (v) the Holders of a majority in aggregate principal
            amount at maturity of the Securities do not give the Trustee a direction inconsistent with the request during such 60-day period.

                        (b) A Holder may not use this Indenture to prejudice the
rights of another Holder or to obtain a preference or priority over another
Holder.

                                      -73-

                        SECTION 6.07. Rights of the Holders To Receive Payment.
Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of Accreted Value, premium, if any, and interest, if any, on the Securities held by such Holder, on or after the respective due dates expressed or provided for in the Securities, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

                        SECTION 6.08. Collection Suit by Trustee. If an Event of
Default specified in Section 6.01(a) or (b) occurs and is continuing, the
Trustee may recover judgment in its own name and as trustee of an express trust against the Issuers or any other obligor on the Securities for the whole amount then due and owing (together with Accreted Value, premium, if any, and interest, if any, on overdue principal and (to the extent lawful), Accreted Value, premium, if any, and unpaid interest, if any, at the rate provided for in the
Securities) and the amounts provided for in Section 7.07.

                        SECTION 6.09. Trustee May File Proofs of Claim. The
Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for reasonable compensation, expenses disbursements and advances of the
Trustee (including counsel, accountants, experts or such other professionals as the Trustee deems necessary, advisable or appropriate)) and the Holders allowed in any judicial proceedings relative to the Issuers, their creditors or their property, shall be entitled to participate as a member, voting or otherwise, of any official committee of creditors appointed in such matters and, unless prohibited by law or applicable regulations, may vote on behalf of the Holders in any election of a trustee in bankruptcy or other Person performing similar functions, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the
Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 7.07.

                        SECTION 6.10. Priorities. If the Trustee collects any
money or property pursuant to this Article 6, it shall pay out the money or property in the following order:

                        FIRST:  to the Trustee for amounts due under
            Section 7.07;

                        SECOND:  to Holders for amounts due and unpaid on the
            Securities for Accreted Value and premium, if any, and interest, if any, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for
            Accreted Value and premium, if any, and interest, if any,
            respectively; and

                        THIRD:  to the Issuers or, to the extent the Trustee
            collects any amount for any Subsidiary Guarantor, to such
            Subsidiary Guarantor.

                        The Trustee may fix a record date and payment date for
any payment to the Holders pursuant to this Section. At least 15 days before such record date, the Trustee shall

                                      -74-

mail to each Holder and the Issuers a notice that states the record date, the payment date and amount to be paid.

                        SECTION 6.11. Undertaking for Costs. In any suit for the
enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 or a suit by Holders of more than 10% in aggregate principal amount at maturity of the Securities.

                        SECTION 6.12. Waiver of Stay or Extension Laws. The
Issuers (to the extent they may lawfully do so) shall not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this
Indenture; and the Issuers (to the extent that they may lawfully do so) hereby expressly waive all benefit or advantage of any such law, and shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

                                   ARTICLE 7

                                     TRUSTEE

                        SECTION 7.01. Duties of Trustee. (a) If an Event of
Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

                        (b) Except during the continuance of an Event of
            Default:

                        (i) the Trustee undertakes to perform such duties and
            only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this
            Indenture against the Trustee; and

                        (ii) in the absence of bad faith on its part, the
            Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of certificates or opinions required by any provision hereof to be provided to it, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

                                      -75-

                        (c) The Trustee may not be relieved from liability for
its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

                        (i) this paragraph does not limit the effect of
            paragraph (b) of this Section;

                        (ii) the Trustee shall not be liable for any error of
            judgment made in good faith by a Trust Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts;

                        (iii) the Trustee shall not be liable with respect to
            any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05; and

                        (iv) no provision of this Indenture shall require the
            Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers.

                        (d) Every provision of this Indenture that in any way
relates to the Trustee is subject to paragraphs (a), (b) and (c) of this
Section.

                        (e) The Trustee shall not be liable for interest on any
money received by it except as the Trustee may agree in writing with the
Issuers.

                        (f) Money held in trust by the Trustee need not be
segregated from other funds except to the extent required by law.

                        (g) Every provision of this Indenture relating to the
conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section and to the provisions of the
TIA.

                        SECTION 7.02. Rights of Trustee. (a) The Trustee may
conclusively rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

                        (b) Before the Trustee acts or refrains from acting, it
may require an Officers' Certificate or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Officers' Certificate or Opinion of Counsel.

                        (c) The Trustee may act through agents and shall not be
responsible for the misconduct or negligence of any agent appointed with due care.

                        (d) The Trustee shall not be liable for any action it
takes or omits to take in good faith which it believes to be authorized or within its rights or powers; provided, however, that the Trustee's conduct does not constitute willful misconduct or negligence.

                                      -76-

                        (e) The Trustee may consult with counsel of its own
selection and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Securities shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

                        (f) The Trustee shall not be bound to make any
investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond, debenture, note or other paper or document unless requested in writing to do so by the Holders of not less than a majority in aggregate principal amount at maturity of the Securities at the time outstanding, but the
Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Issuers, personally or by agent or attorney, at the expense of the Issuers and shall incur no liability of any kind by reason of such inquiry or investigation.

                        (g) The Trustee shall be under no obligation to exercise
any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to the
Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

                        (h) The rights, privileges, protections, immunities and
benefits given to the Trustee, including its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.

                        SECTION 7.03. Individual Rights of Trustee. The Trustee
in its individual or any other capacity may become the owner or pledgee of
Securities and may otherwise deal with the Issuers or their Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent or Registrar may do the same with like rights. However, the Trustee must comply with Sections
7.10 and 7.11.

                        SECTION 7.04. Trustee's Disclaimer. The Trustee shall
not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Securities, it shall not be accountable for the Issuers' use of the proceeds from the Securities, and it shall not be responsible for any statement of the Issuers in this Indenture or in any document issued in connection with the sale of the Securities or in the
Securities other than the Trustee's certificate of authentication. The Trustee shall not be charged with knowledge of any Default or Event of Default under
Sections 6.01(c), (d), (e), (f) or (i) or of the identity of any Significant
Subsidiary unless either (a) a Trust Officer shall have actual knowledge thereof or (b) the Trustee shall have received notice thereof in accordance with Section
11.02 hereof from the Issuers or any Holder.

                                      -77-

                        SECTION 7.05. Notice of Defaults. If a Default occurs
and is continuing and if it is actually known to the Trustee, the Trustee shall mail to each Holder notice of the Default within the earlier of 90 days after it occurs or 30 days after it is actually known to a Trust Officer or written notice of it is received by the Trustee. Except in the case of a Default in the payment of Accreted Value of, premium, if any, or interest, if any, on any
Security, the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is in the interests of the Holders.

                        SECTION 7.06. Reports by Trustee to the Holders. As
promptly as practicable after each September 30 beginning with the September 30 following the date of this Indenture, and in any event prior to September 30 in each year, the Trustee shall mail to each Holder a brief report dated as of such
September 30 that complies with Section 313(a) of the TIA if and to the extent required thereby. The Trustee shall also comply with Section 313(b) of the TIA.

                        A copy of each report at the time of its mailing to the
Holders shall be filed with the SEC and each stock exchange (if any) on which the Securities are listed. The Issuers agree to notify promptly the Trustee whenever the Securities become listed on any stock exchange and of any delisting thereof.

                        SECTION 7.07. Compensation and Indemnity. The Issuers
shall pay to the Trustee from time to time reasonable compensation for its services. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuers shall reimburse the
Trustee upon request for all reasonable out-of-pocket expenses incurred or made by it, including costs of collection, in addition to the compensation for its services. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Trustee's agents, counsel, accountants and experts. The Issuers, jointly and severally, shall indemnify the Trustee against any and all loss, liability, claim, damage or expense (including reasonable attorneys' fees and expenses) incurred by or in connection with the acceptance or administration of this trust and the performance of its duties hereunder, including the costs and expenses of enforcing this Indenture against the Issuers
(including this Section 7.07) and defending itself against or investigating any claim (whether asserted by the Issuers, any Holder or any other Person). The
Trustee shall notify the Issuers of any claim for which it may seek indemnity promptly upon obtaining actual knowledge thereof; provided, however, that any failure so to notify the Issuers shall not relieve the Issuers of their indemnity obligations hereunder. The Issuers shall defend the claim and the indemnified party shall provide reasonable cooperation at the Issuers' expense in the defense. Such indemnified parties may have separate counsel and the
Issuers, shall pay the fees and expenses of such counsel; provided, however, that the Issuers shall not be required to pay such fees and expenses if they assume such indemnified parties' defense and, in such indemnified parties'
reasonable judgment, there is no conflict of interest between the Issuers and such parties in connection with such defense. The Issuers need not reimburse any expense or indemnify against any loss, liability or expense incurred by an indemnified party through such party's own willful misconduct, negligence or bad faith.

                                      -78-

                        To secure the Issuers' payment obligations in this
Section, the Trustee shall have a Lien prior to the Securities on all money or property held or collected by the Trustee other than money or property held in trust to pay Accreted Value, premium, if any, and interest, if any, on particular Securities.

                        The Issuers' payment obligations pursuant to this
Section shall survive the satisfaction or discharge of this Indenture, any rejection or termination of this Indenture under any bankruptcy law or the resignation or removal of the Trustee. Without prejudice to any other rights available to the Trustee under applicable law, when the Trustee incurs expenses after the occurrence of a Default specified in Section 6.01(g) or (h) with respect to the Issuers, the expenses are intended to constitute expenses of administration under the Bankruptcy Law.

                        SECTION 7.08. Replacement of Trustee. (a) The Trustee
may resign at any time by so notifying the Issuers. The Holders of a majority in aggregate principal amount at maturity of the Securities may remove the Trustee by so notifying the Trustee and may appoint a successor Trustee. The Issuers shall remove the Trustee if:

                        (i) the Trustee fails to comply with Section 7.10;

                        (ii) the Trustee is adjudged bankrupt or insolvent;

                        (iii) a receiver or other public officer takes charge of
            the Trustee or its property; or

                        (iv) the Trustee otherwise becomes incapable of acting.

                        (b) If the Trustee resigns, is removed by the Issuers or
by the Holders of a majority in aggregate principal amount at maturity of the
Securities and such Holders do not reasonably promptly appoint a successor
Trustee, or if a vacancy exists in the office of Trustee for any reason (the
Trustee in such event being referred to herein as the retiring Trustee), the
Issuers shall promptly appoint a successor Trustee.

                        (c) A successor Trustee shall deliver a written
acceptance of its appointment to the retiring Trustee and to the Issuers.
Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to the Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the Lien provided for in Section 7.07.

                        (d) If a successor Trustee does not take office within
60 days after the retiring Trustee resigns or is removed, the retiring Trustee or the Holders of 10% in aggregate principal amount at maturity of the
Securities may petition at the expense of the Issuers any court of competent jurisdiction for the appointment of a successor Trustee.

                        (e) If the Trustee fails to comply with Section 7.10,
unless the Trustee's duty to resign is stayed as provided in Section 310(b) of the TIA, any Holder who has been a

                                      -79-

bona fide holder of a Security for at least six months may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

                        (f) Notwithstanding the replacement of the Trustee
pursuant to this Section, the Issuers' obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

                        SECTION 7.09. Successor Trustee by Merger. If the
Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee.

                        In case at the time such successor or successors by
merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture any of the Securities shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Securities so authenticated; and in case at that time any of the Securities shall not have been authenticated, any successor to the Trustee may authenticate such
Securities either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Securities or in this Indenture provided that the certificate of the Trustee shall have.

                        SECTION 7.10. Eligibility; Disqualification. The Trustee
shall at all times satisfy the requirements of Section 310(a) of the TIA. The
Trustee shall have a combined capital and surplus of at least $100,000,000 as set forth in its most recent published annual report of condition. The Trustee shall comply with Section 310(b) of the TIA, subject to its right to apply for a stay of its duty to resign under the penultimate paragraph of Section 310(b) of the TIA; provided, however, that there shall be excluded from the operation of
Section 310(b)(1) of the TIA any series of securities issued under this
Indenture and any indenture or indentures under which other securities or certificates of interest or participation in other securities of either Issuer are outstanding if the requirements for such exclusion set forth in Section
310(b)(1) of the TIA are met.

                        SECTION 7.11. Preferential Collection of Claims Against
Issuers. The Trustee shall comply with Section 311(a) of the TIA, excluding any creditor relationship listed in Section 311(b) of the TIA. A Trustee who has resigned or been removed shall be subject to Section 311(a) of the TIA to the extent indicated.

                                   ARTICLE 8

                       DISCHARGE OF INDENTURE; DEFEASANCE

SECTION 8.01. Discharge of Liability on Securities; Defeasance. This Indenture
shall be discharged and shall cease to be of further effect (except as to surviving rights of registration of transfer or exchange of Securities, as expressly provided for in this Indenture) as to all outstanding Securities when:

                                      -80-

                        (a) either (i) all the Securities theretofore
authenticated and delivered (other than Securities pursuant to Section 2.08 which have been replaced or paid and Securities for whose payment money has theretofore been deposited in trust or segregated and held in trust by the
Issuers and thereafter repaid to the Issuers or discharged from such trust) have been delivered to the Trustee for cancellation or (ii) all of the Securities (A)
have become due and payable, (B) will become due and payable at their stated
maturity within one year or (C) if redeemable at the option of the Issuers, are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuers, and the Issuers have irrevocably deposited or caused to be deposited with the Trustee funds, in cash in U.S. Dollars,
Government Obligations or a combination thereof, in an amount sufficient in the written opinion of a firm of independent public accountants delivered to the
Trustee (which delivery shall only be required if Government Obligations have been so deposited) to pay and discharge the entire Indebtedness on the
Securities not theretofore delivered to the Trustee for cancellation, for
Accreted Value of, premium, if any, and interest on the Securities to the date of deposit together with irrevocable instructions from Nalco Finance LLC directing the Trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be;

                        (b) the Issuers and/or the Guarantors, if any, have paid
all other sums payable under this Indenture; and

                        (c) Nalco Finance LLC has delivered to the Trustee an
Officers' Certificate and an Opinion of Counsel stating that all conditions precedent under this Indenture relating to the satisfaction and discharge of this Indenture have been complied with.

                        Subject to Sections 8.01(c) and 8.02, the Issuers at
any time may terminate (i) all of their obligations under the Securities and this Indenture (with respect to such Securities) ("legal defeasance option") or
(ii) their obligations under Sections 4.02, 4.03, 4.04, 4.05, 4.06, 4.07, 4.08,
4.11 and 4.12 and the operation of Section 5.01 and Sections 6.01(c), 6.01(d),
6.01(f), 6.01(g) (with respect to Significant Subsidiaries of the Issuers only),
6.01(h) (with respect to Significant Subsidiaries of the Issuers only) and
6.01(i) ("covenant defeasance option"). The Issuers may exercise their legal defeasance option notwithstanding their prior exercise of their covenant defeasance option. In the event that the Issuers terminate all of their obligations under the Securities by exercising their legal defeasance option or their covenant defeasance option, the obligations of each Guarantor under its
Guarantee of such Securities shall be terminated simultaneously with the termination of such obligations.

                        If the Issuers exercise their legal defeasance option,
payment of the Securities so defeased may not be accelerated because of an Event of Default. If the Issuers exercise their covenant defeasance option, payment of the Securities so defeased may not be accelerated because of an Event of Default specified in Section 6.01(c), 6.01(d), 6.01(e), 6.01(f), 6.01(g) (with respect to Significant Subsidiaries of the Issuers only), 6.01(h) (with respect to
Significant Subsidiaries of the Issuers only) or, 6.01(i) or because of the failure of the Issuers to comply with Section 5.01.

                                      -81-

                        Upon satisfaction of the conditions set forth herein
and upon request of the Issuers, the Trustee shall acknowledge in writing the discharge of those obligations that the Issuers terminate.

                        (d) Notwithstanding clauses (a) and (b) above, the
Issuers' obligations in Sections 2.04, 2.05, 2.06, 2.07, 2.08, 2.09, 7.07, 7.08
and in this Article 8 shall survive until the Securities have been paid in full.
Thereafter, the Issuers' obligations in Sections 7.07, 8.05 and 8.06 shall survive such satisfaction and discharge.

                        SECTION 8.02. Conditions to Defeasance. (a) The Issuers
may exercise their legal defeasance option or their covenant defeasance option only if:

                        (i) the Issuers irrevocably deposit in trust with the
            Trustee cash in U.S. Dollars, Government Obligations or a
            combination thereof, in an amount sufficient or Government
            Obligations, the principal of and the interest on which will be sufficient, or a combination thereof sufficient, to pay the Accreted
            Value of, premium, (if any) and interest on the applicable
            Securities when due at maturity or redemption, as the case may be, including interest thereon to maturity or such redemption date;

                        (ii) the Issuers deliver to the Trustee a certificate
            from a nationally recognized firm of independent accountants expressing their opinion that the payments of the Accreted Value, premium, if any, and interest when due and without reinvestment on the deposited Government Obligations plus any deposited money without investment will provide cash at such times and in such amounts as will be sufficient to pay the Accreted Value, premium, if any and interest when due on all the Securities to maturity or redemption, as the case may be;

                        (iii) 123 days pass after the deposit is made and during
            the 123-day period no Default specified in Section 6.01(g) or (h)
            with respect to the Issuers occurs which is continuing at the end of the period;

                        (iv) the deposit does not constitute a default under any
            other agreement binding on the Issuers;

                        (v) Nalco Finance LLC delivers to the Trustee an Opinion
            of Counsel to the effect that the trust resulting from the deposit does not constitute, or is qualified as, a regulated investment company under the Investment Company Act of 1940;

                        (vi) in the case of the legal defeasance option, Nalco
            Finance LLC shall have delivered to the Trustee an Opinion of
            Counsel stating that (1) the Issuers have received from, or there has been published by, the Internal Revenue Service a ruling, or (2)
            since the date of this Indenture there has been a change in the applicable Federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders will not recognize income, gain or loss for Federal income tax purposes as a result of such deposit and defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the

                                      -82-

            same times as would have been the case if such deposit
            and defeasance had not occurred;

                        (vii) in the case of the covenant defeasance option,
            Nalco Finance LLC shall have delivered to the Trustee an Opinion of
            Counsel to the effect that the Holders will not recognize income, gain or loss for Federal income tax purposes as a result of such deposit and defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred;
            and

                        (viii) Nalco Finance LLC delivers to the Trustee an
            Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent to the defeasance and discharge of the
            Securities to be so defeased and discharged as contemplated by this
            Article 8 have been complied with.

                        (b) Before or after a deposit, the Issuers may make
arrangements satisfactory to the Trustee for the redemption of such Securities at a future date in accordance with Article 3.

                        SECTION 8.03. Application of Trust Money. The Trustee
shall hold in trust money or Government Obligations (including proceeds thereof)
deposited with it pursuant to this Article 8. It shall apply the deposited money and the money from Government Obligations through each Paying Agent and in accordance with this Indenture to the payment of Accreted Value of, premium, if any, and interest, if any, on the Securities so discharged or defeased.

                        SECTION 8.04. Repayment to Issuers. Each of the Trustee
and each Paying Agent shall promptly turn over to the Issuers upon request any money or Government Obligations held by it as provided in this Article which, in the written opinion of nationally recognized firm of independent public accountants delivered to the Trustee (which delivery shall only be required if
Government Obligations have been so deposited), are in excess of the amount thereof which would then be required to be deposited to effect an equivalent discharge or defeasance in accordance with this Article.

                        Subject to any applicable abandoned property law, the
Trustee and the Paying Agent shall pay to the Issuers upon written request any money held by them for the payment of Accreted Value of, premium, if any, and interest, if any, that remains unclaimed for two years, and, thereafter, Holders entitled to the money must look to the Issuers for payment as general creditors, and the Trustee and the Paying Agent shall have no further liability with respect to such monies.

                        SECTION 8.05. Indemnity for Government Obligations. The
Issuers shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against deposited Government Obligations or the principal and interest received on such Government Obligations.

                                      -83-

                        SECTION 8.06. Reinstatement. If the Trustee or any
Paying Agent is unable to apply any money or Government Obligations in accordance with this Article 8 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Issuers' obligations under this Indenture and the Securities so discharged or defeased shall be revived and reinstated as though no deposit had occurred pursuant to this
Article 8 until such time as the Trustee or any Paying Agent is permitted to apply all such money or Government Obligations in accordance with this Article
8; provided, however, that, if the Issuers have made any payment of principal of or interest on any such Securities because of the reinstatement of their obligations, the Issuers shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money or Government Obligations held by the Trustee or any Paying Agent.

                                   ARTICLE 9

                             AMENDMENTS AND WAIVERS

                        SECTION 9.01. Without Consent of the Holders. The
Issuers and the Trustee may amend this Indenture or the Securities without notice to or consent of any Holder:

                        (i) to cure any ambiguity, omission, defect or
            inconsistency;

                        (ii) to comply with Article 5;

                        (iii) to provide for uncertificated Securities in
            addition to or in place of certificated Securities; provided, however, that the uncertificated Securities are issued in registered form for purposes of Section 163(f) of the Code or in a manner such that the uncertificated Securities are described in Section
            163(f)(2)(B) of the Code;

                        (iv) to add Guarantees with respect to the Securities or
            to secure the Securities;

                        (v) to add to the covenants of the Issuers for the
            benefit of the Holders or to surrender any right or power herein conferred upon the Issuers;

                        (vi) to comply with any requirement of the SEC in
            connection with qualifying or maintaining the qualification of, this
            Indenture under the TIA;

                        (vii) to make any change that does not adversely affect
            the rights of any Holder; or

                        (viii) to provide for the issuance of the Exchange
            Securities or Additional Securities, which shall have terms substantially identical in all material respects to the Initial
            Securities, and which shall be treated, together with any
            outstanding Initial Securities, as a single issue of securities.

                                      -84-

                        After an amendment under this Section 9.01 becomes
effective, the Issuers shall mail to Holders a notice briefly describing such amendment. The failure to give such notice to all Holders, or any defect therein, shall not impair or affect the validity of an amendment under this
Section 9.01.

                        SECTION 9.02. With Consent of the Holders. (a) The
Issuers and the Trustee may amend this Indenture or the Securities with the written consent of the Holders of at least a majority in aggregate principal amount at maturity of the Securities then outstanding voting as a single class
(including consents obtained in connection with a tender offer or exchange for the Securities). However, without the consent of each Holder of an outstanding
Security affected, an amendment may not:

                        (i) reduce the amount of Securities whose Holders must
            consent to an amendment,

                        (ii) reduce the rate of or extend the time for payment
            of interest on any Security,

                        (iii) reduce the Accreted Value of or change the Stated
            Maturity of any Security,

                        (iv) reduce the premium payable upon the redemption of
            any Security or change the time at which any Security may be redeemed in accordance with Article 3,

                        (v) make any Security payable in money other than that
            stated in such Security,

                        (vi) make any change in Section 6.04 or 6.07 or the
            second sentence of this Section 9.02,

                        (vii) expressly subordinate the Securities to any other
            Indebtedness of either Issuer, or

                        (viii) change the method of calculation of Accreted
            Value (except as permitted in the definition thereof).

                        It shall not be necessary for the consent of the
Holders under this Section 9.02 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.

                        (b) After an amendment under this Section 9.02 becomes
effective, the Issuers shall mail to the Holders a notice briefly describing such amendment. The failure to give such notice to all Holders, or any defect therein, shall not impair or affect the validity of an amendment under this
Section 9.02.

                                      -85-

                        SECTION 9.03. Compliance with Trust Indenture Act. From
the date on which this Indenture is qualified under the TIA, every amendment, waiver or supplement to this Indenture or the Securities shall comply with the
TIA as then in effect.

                        SECTION 9.04. Revocation and Effect of Consents and
Waivers. (a) A consent to an amendment or a waiver by a Holder of a Security shall bind the Holder and every subsequent Holder of that Security or portion of the Security that evidences the same debt as the consenting Holder's Security, even if notation of the consent or waiver is not made on the Security. However, any such Holder or subsequent Holder may revoke the consent or waiver as to such
Holder's Security or portion of the Security if the Trustee receives the notice of revocation before the date on which the Trustee receives an Officers'
Certificate from each of the Issuers certifying that the requisite principal amount at maturity of Securities have consented. After an amendment or waiver becomes effective, it shall bind every Holder. An amendment or waiver becomes effective upon the (i) receipt by the Issuers or the Trustee of consents by the
Holders of the requisite aggregate principal amount at maturity of Securities,
(ii) satisfaction of conditions to effectiveness as set forth in this Indenture and any indenture supplemental hereto containing such amendment or waiver and
(iii) execution of such amendment or waiver (or supplemental indenture) by the
Issuers and the Trustee.

                        (b) The Issuers may, but shall not be obligated to, fix
a record date for the purpose of determining the Holders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were
Holders at such record date (or their duly designated proxies), and only those
Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 120 days after such record date.

                        SECTION 9.05. Notation on or Exchange of Securities. If
an amendment, supplement or waiver changes the terms of a Security, the Issuers may require the Holder of the Security to deliver it to the Trustee. The Trustee may place an appropriate notation on the Security regarding the changed terms and return it to the Holder. Alternatively, if the Issuers or the Trustee so
determines, the Issuers in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms. Failure to make the appropriate notation or to issue a new Security shall not affect the validity of such amendment, supplement or waiver.

                        SECTION 9.06. Trustee To Sign Amendments. The Trustee
shall sign any amendment, supplement or waiver authorized pursuant to this
Article 9 if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may but need not sign it. In signing such amendment, the Trustee shall be entitled to receive indemnity reasonably satisfactory to it and shall be provided with, and (subject to Section 7.01) shall be fully protected in relying upon, an Officers'
Certificate and an Opinion of Counsel stating that such amendment, supplement or waiver is authorized or permitted by this Indenture and that such amendment, supplement or waiver is the legal, valid and binding

                                      -86-

obligation of the Issuers, enforceable against them in accordance with its terms, subject to customary exceptions, and complies with the provisions hereof
(including Section 9.03).

                        SECTION 9.07. Payment for Consent. No Issuer nor any
Affiliate of any Issuer shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Securities unless such consideration is offered to be paid to all Holders that so consent, waive or agree to amend in the time frame set forth in solicitation documents relating to such consent, waiver or agreement.

                        SECTION 9.08. Additional Voting Terms; Calculation of
Principal Amount. Except as provided in the proviso to the first sentence of
Section 9.02(a), all Securities issued under this Indenture shall vote and consent together on all matters (as to which any of such Securities may vote) as one class and no series of Securities will have the right to vote or consent as a separate class on any matter. Determinations as to whether Holders of the requisite aggregate principal amount at maturity of Securities have concurred in any direction, waiver or consent shall be made in accordance with this Article
Nine and Section 2.14.

                                   ARTICLE 10

                                   GUARANTEES

                        SECTION 10.01. Guarantees. (a) Each Guarantor, if any,
hereby jointly and severally, irrevocably and unconditionally guarantees, as a primary obligor and not merely as a surety, to each Holder and to the Trustee and its successors and assigns (i) the full and punctual payment when due, whether at Stated Maturity, by acceleration, by redemption or otherwise, of all obligations of the Issuers under this Indenture (including obligations to the
Trustee) and the Securities, whether for payment of Accreted Value of, premium, if any, or interest on in respect of the Securities and all other monetary obligations of the Issuers under this Indenture and the Securities and (ii) the full and punctual performance within applicable grace periods of all other obligations of the Issuers whether for fees, expenses, indemnification or otherwise under this Indenture and the Securities (all the foregoing being hereinafter collectively called the "Guaranteed Obligations"). Each Guarantor, if any, further agrees that the Guaranteed Obligations may be extended or renewed, in whole or in part, without notice or further assent from each such
Guarantor, and that each such Guarantor shall remain bound under this Article 10 notwithstanding any extension or renewal of any Guaranteed Obligation.

                        (b) Each Guarantor waives presentation to, demand of
payment from and protest to the Issuers of any of the Guaranteed Obligations and
also waives notice of protest for nonpayment. Each Guarantor waives notice of any default under the Securities or the Guaranteed Obligations. The obligations of each Guarantor hereunder shall not be affected by (i) the failure of any
Holder or the Trustee to assert any claim or demand or to enforce any right or remedy against the Issuers or any other Person under this Indenture, the
Securities or any other agreement or otherwise; (ii) any extension or renewal of this Indenture, the Securities or

                                      -87-

any other agreement; (iii) any rescission, waiver, amendment or modification of any of the terms or provisions of this Indenture, the Securities or any other agreement; (iv) the release of any security held by any Holder or the Trustee for the Guaranteed Obligations or any Guarantor; (v) the failure of any Holder or Trustee to exercise any right or remedy against any other guarantor of the
Guaranteed Obligations; or (vi) any change in the ownership of such Guarantor, except as provided in Section 10.02(b).

                        (c) Each Guarantor hereby waives any right to which it
may be entitled to have its obligations hereunder divided among the Guarantors, such that such Guarantor's obligations would be less than the full amount claimed. Each Guarantor hereby waives any right to which it may be entitled to have the assets of the Issuers first be used and depleted as payment of the
Issuers' or such Guarantor's obligations hereunder prior to any amounts being claimed from or paid by such Guarantor hereunder. Each Guarantor hereby waives any right to which it may be entitled to require that the Issuers be sued prior to an action being initiated against such Guarantor.

                        (d) Each Guarantor further agrees that its Guarantee
herein constitutes a guarantee of payment, performance and compliance when due
(and not a guarantee of collection) and waives any right to require that any resort be had by any Holder or the Trustee to any security held for payment of the Guaranteed Obligations.

                        (e) Except as expressly set forth in Sections 8.01(b),
10.02 and 10.06, the obligations of each Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Guaranteed Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Guarantor herein shall not be discharged or impaired or otherwise affected by the failure of any Holder or the Trustee to assert any claim or demand or to enforce any remedy under this
Indenture, the Securities or any other agreement, by any waiver or modification of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of any Guarantor or would otherwise operate as a discharge of any Guarantor as a matter of law or equity.

                        (f) Each Guarantor agrees that its Guarantee shall
remain in full force and effect until payment in full of all the Guaranteed
Obligations. Each Guarantor further agrees that its Guarantee herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or interest on any Guaranteed
Obligation is rescinded or must otherwise be restored by any Holder or the
Trustee upon the bankruptcy or reorganization of the Issuers or otherwise.

                        (g) In furtherance of the foregoing and not in
limitation of any other right which any Holder or the Trustee has at law or in equity against any Guarantor by virtue

                                      -88-

hereof, upon the failure of the Issuers to pay the principal of or interest on any Guaranteed Obligation when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, or to perform or comply with any other Guaranteed Obligation, each Guarantor hereby promises to and shall, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash, to the Holders or the Trustee an amount equal to the sum of
(i) the unpaid principal amount of such Guaranteed Obligations, (ii) accrued and unpaid interest on such Guaranteed Obligations (but only to the extent not prohibited by applicable law) and (iii) all other monetary obligations of the
Issuers to the Holders and the Trustee.

                        (h) Each Guarantor agrees that it shall not be entitled
to any right of subrogation in relation to the Holders in respect of any
Guaranteed Obligations guaranteed hereby until payment in full of all Guaranteed
Obligations. Each Guarantor further agrees that, as between it, on the one hand, and the Holders and the Trustee, on the other hand, (i) the maturity of the
Guaranteed Obligations guaranteed hereby may be accelerated as provided in
Article 6 for the purposes of any Guarantee herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the
Guaranteed Obligations guaranteed hereby, and (ii) in the event of any declaration of acceleration of such Guaranteed Obligations as provided in
Article 6, such Guaranteed Obligations (whether or not due and payable) shall forthwith become due and payable by such Guarantor for the purposes of this
Section 10.01.

                        (i) Each Guarantor also agrees to pay any and all costs
and expenses (including reasonable attorneys' fees and expenses) incurred by the
Trustee or any Holder in enforcing any rights under this Section 10.01.

                        (j) Upon request of the Trustee, each Guarantor shall
execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this
Indenture.

                        SECTION 10.02. Limitation on Liability. (a) Any term or
provision of this Indenture to the contrary notwithstanding, the maximum aggregate amount of the Guaranteed Obligations guaranteed hereunder by any
Guarantor shall not exceed the maximum amount that can be hereby guaranteed without rendering this Indenture, as it relates to such Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

                        (b) A Guarantee as to any Guarantor shall terminate and
be of no further force or effect and such Guarantor shall be deemed to be released from all obligations under this Article 10 upon:

                                    (i) (A) the sale, disposition or other
                        transfer (including through merger or consolidation) of
                        the Capital Stock (including any sale, disposition or
                        other transfer following which the applicable Guarantor
                        is no longer a Restricted Subsidiary), or all or
                        substantially all the assets, of the applicable

                                      -89-

                        Guarantor if such sale, disposition or other transfer is
                        made in compliance with this Indenture,

                                    (B) Nalco Finance LLC designating such
                        Guarantor to be an Unrestricted Subsidiary in accordance
                        with the provisions set forth under Section 4.04 and the
                        definition of "Unrestricted Subsidiary,"

                                    (C) the release or discharge of the
                        guarantee by such Restricted Subsidiary of Indebtedness
                        of an Issuer or the repayment of the Indebtedness or
                        Disqualified Stock, in each case, which resulted in the
                        obligation to guarantee the Securities, and

                                    (ii) in the case of clause (b)(i)(A) above,
                        such Guarantor being released from its guarantees, if
                        any, of, and all pledges and security, if any, granted
                        in connection with, other Indebtedness of an Issuer.

                        A Guarantee also shall be automatically released upon
the applicable Subsidiary ceasing to be a Subsidiary as a result of any foreclosure of any pledge or security interest securing Bank Indebtedness or other exercise of remedies in respect thereof or if such Subsidiary is released from its guarantees of, and all pledges and security interests granted in other
Indebtedness of an Issuer which results in the obligation to guarantee the
Securities.

                        SECTION 10.03. Successors and Assigns. This Article 10
shall be binding upon each Guarantor and its successors and assigns and shall inure to the benefit of the successors and assigns of the Trustee and the
Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges conferred upon that party in this
Indenture and in the Securities shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions of this
Indenture.

                        SECTION 10.04. No Waiver. Neither a failure nor a delay
on the part of either the Trustee or the Holders in exercising any right, power or privilege under this Article 10 shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege. The rights, remedies and benefits of the Trustee and the Holders herein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits which either may have under this Article
10 at law, in equity, by statute or otherwise.

                        SECTION 10.05. Modification. No modification, amendment
or waiver of any provision of this Article 10, nor the consent to any departure by any Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Trustee, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on any Guarantor in any case shall entitle such
Guarantor to any other or further notice or demand in the same, similar or other circumstances.

                        SECTION 10.06. Execution of Supplemental Indenture for
Future Guarantors. Each Subsidiary and other Person which is required to become a Guarantor

                                      -90-

pursuant to Section 4.11 shall promptly execute and deliver to the
Trustee a supplemental indenture in the form of Exhibit D hereto pursuant to which such Subsidiary or other Person shall become a Guarantor under this
Article 10 and shall guarantee the Guaranteed Obligations. Concurrently with the execution and delivery of such supplemental indenture, the Issuers shall deliver to the Trustee an Opinion of Counsel and an Officers' Certificate to the effect that such supplemental indenture has been duly authorized, executed and delivered by such Subsidiary or other Person and that, subject to the application of bankruptcy, insolvency, moratorium, fraudulent conveyance or transfer and other similar laws relating to creditors' rights generally and to the principles of equity, whether considered in a proceeding at law or in equity, the Guarantee of such Guarantor is a legal, valid and binding obligation of such Guarantor, enforceable against such Guarantor in accordance with its terms and/or to such other matters as the Trustee may reasonably request.

                                   ARTICLE 11
                                  MISCELLANEOUS

                        SECTION 11.01. Trust Indenture Act Controls. If and to
the extent that any provision of this Indenture limits, qualifies or conflicts with the duties imposed by, or with another provision (an "incorporated provision") included in this Indenture by operation of, Sections 310 to 318 of the TIA, inclusive, such imposed duties or incorporated provision shall control.

                        SECTION 11.02. Notices. (a) Any notice or communication
required or permitted hereunder shall be in writing and delivered in person, via facsimile or mailed by first-class mail addressed as follows:

                                                if to the Issuers:

                                                Nalco Finance Holdings LLC or
                                                Nalco Finance Holdings Inc.
                                                1601 W. Diehl Road
                                                Naperville, Illinois  60563
                                                Attention of:  Chief Financial
                                                Officer
                                                Facsimile:  (630) 305-2937

                                                if to the Trustee:

                                                The Bank of New York
                                                101 Barclay Street, Fl. 21W
                                                New York, New York  10286
                                                Attention of:  Corporate Trust
                                                Administration
                                                Facsimile:  (212) 815-5802

The Issuers or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

                                      -91-

                        (b) Any notice or communication mailed to a Holder shall
be mailed, first class mail, to the Holder at the Holder's address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed.

                        (c) Failure to mail a notice or communication to a
Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it, except that notices to the Trustee are effective only if received.

                        SECTION 11.03. Communication by the Holders with Other
Holders. The Holders may communicate pursuant to Section 312(b) of the TIA with other Holders with respect to their rights under this Indenture or the
Securities. The Issuers, the Trustee, the Registrar and other Persons shall have the protection of Section 312(c) of the TIA.

                        SECTION 11.04. Certificate and Opinion as to Conditions
Precedent. Upon any request or application by each of the Issuers to the Trustee to take or refrain from taking any action under this Indenture, each of the
Issuers shall furnish to the Trustee at the request of the Trustee:

                        (a) an Officers' Certificate in form reasonably
            satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this
            Indenture relating to the proposed action have been complied with;
            and

                        (b) an Opinion of Counsel in form reasonably
            satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

                        SECTION 11.05. Statements Required in Certificate or
Opinion. Each certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture (other than pursuant to Section
4.09) shall include:

                        (a) a statement that the individual making such
            certificate or opinion has read such covenant or condition;

                        (b) a brief statement as to the nature and scope of the
            examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                        (c) a statement that, in the opinion of such individual,
            he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                        (d) a statement as to whether or not, in the opinion of
            such individual, such covenant or condition has been complied with;
            provided, however, that with respect to matters of fact an Opinion of Counsel may rely on an Officers' Certificate or certificates of public officials.

                                      -92-

                        SECTION 11.06. When Securities Disregarded. In
determining whether the Holders of the required principal amount at maturity of
Securities have concurred in any direction, waiver or consent, Securities owned by the Issuers or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Issuers shall be disregarded and deemed not to be outstanding, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities which the Trustee knows are so owned shall be so disregarded. Subject to the foregoing, only Securities outstanding at the time shall be considered in any such determination.

                        SECTION 11.07. Rules by Trustee, Paying Agent and
Registrar. The Trustee may make reasonable rules for action by or a meeting of the Holders. The Registrar and the Paying Agent may make reasonable rules for their functions.

                        SECTION 11.08. Legal Holidays. If a payment date is not
a Business Day, payment shall be made on the next succeeding day that is a
Business Day, and no interest shall accrue on any amount that would have been otherwise payable on such payment date if it were a Business Day for the intervening period. If a regular record date is not a Business Day, the record date shall not be affected.

                        SECTION 11.09. GOVERNING LAW. THIS INDENTURE AND THE
SECURITIES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF
THE STATE OF NEW YORK.

                        SECTION 11.10. No Recourse Against Others. No director,
officer, employee, incorporator or holder of any equity interests in either of the Issuers or any direct or indirect parent corporation, as such, shall have any liability for any obligations of either of the Issuers under the Securities or this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Securities by accepting a
Security waives and releases all such liability.

                        SECTION 11.11. Successors. All agreements of the Issuers
in this Indenture and the Securities shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

                        SECTION 11.12. Multiple Originals. The parties may sign
any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture.

                        SECTION 11.13. Table of Contents; Headings. The table of
contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

                        SECTION 11.14. Indenture Controls. If and to the extent
that any provision of the Securities limits, qualifies or conflicts with a provision of this Indenture, such provision of this Indenture shall control.

                                      -93-

                        SECTION 11.15. Severability. In case any provision in
this Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and such provision shall be ineffective only to the extent of such invalidity, illegality or unenforceability.

                                      -94-

                        IN WITNESS WHEREOF, the parties have caused this
Indenture to be duly executed as of the date first written above.

                                            NALCO FINANCE HOLDINGS LLC

                                            By: /s/ Bradley J. Bell
                                            ---------------------------------
                                            Name:  Bradley J. Bell
                                            Title: Executive Vice President and
                                                   Chief Financial Officer

                                            NALCO FINANCE HOLDINGS INC.

                                            By: /s/ Stephen N. Landsman
                                            ---------------------------------
                                            Name:  Stephen N. Landsman
                                            Title: Vice President and Secretary

                                      S-1

                                            THE BANK OF NEW YORK, as Trustee

                                            By: /s/ Beata Hryniewicka
                                            ---------------------------------
                                            Name:  Beata Hryniewicka
                                            Title: Assistant Treasurer

                                      S-2

                                                                      APPENDIX A

PROVISIONS RELATING TO INITIAL SECURITIES, ADDITIONAL SECURITIES AND EXCHANGE
SECURITIES

     1.   Definitions.

     1.1. Definitions.

     For the purposes of this Appendix A the following terms shall have the meanings indicated below:

     "Clearstream" means Clearstream Banking, societe anonyme, or securities clearing agency.

     "Definitive Security" means a certificated Initial Security or Exchange
Security (bearing the Restricted Securities Legend if the transfer of such
Security is restricted by applicable law) that does not include the Global
Securities Legend.

     "Depository" means The Depository Trust Company, its nominees and their respective successors.

     "Euroclear" means the Euroclear Clearance System or any successor securities clearing agency.

     "Global Securities Legend" means the legend set forth under that caption in the applicable Exhibit to this Indenture.

     "IAI" means an institutional "accredited investor" as described in Rule
501(a)(1), (2), (3) or (7) under the Securities Act.

     "Initial Purchaser" means Goldman, Sachs & Co., as a party to the Purchase
Agreement entered into in connection with the offer and sale of the Securities.

     "Purchase Agreement" means (a) the Purchase Agreement dated January 14,
2004, among the Issuers and the Initial Purchaser as amended by the Amendment to the Purchase Agreement, dated January 15, 2004, among the Issuers and the
Initial Purchaser and (b) any other similar Purchase Agreement relating to
Additional Securities.

     "QIB" means a "qualified institutional buyer" as defined in Rule 144A.

     "Registered Exchange Offer" means the offer by the Issuers, pursuant to the
Registration Agreement, to certain Holders of Initial Securities, to issue and deliver to such Holders, in exchange for their Initial Securities, a like aggregate principal amount at maturity of Exchange Securities registered under the Securities Act.

     "Registration Agreement" means (a) the Registration Rights Agreement dated as of January 21, 2004 among the Issuers and the Initial Purchaser relating to the Securities and (b) any other similar Registration Rights Agreement relating to Additional Securities.

     "Registration Default Damages" has the meaning set forth in the
Registration Agreement.

     "Regulation S" means Regulation S under the Securities Act.

     "Regulation S Securities" means all Initial Securities offered and sold outside the United States in reliance on Regulation S.

     "Restricted Period", with respect to any Securities, means the period of 40 consecutive days beginning on and including the later of (a) the day on which such Securities are first offered to persons other than distributors (as defined in Regulation S under the Securities Act) in reliance on Regulation S, notice of which day shall be promptly given by the Issuers to the Trustee, and (b) the
Issue Date, and with respect to any Additional Securities that are Transfer
Restricted Securities, it means the comparable period of 40 consecutive days.

     "Restricted Securities Legend" means the legend set forth in Section
2.2(f)(i) herein.

     "Rule 501" means Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

     "Rule 144A" means Rule 144A under the Securities Act.

     "Rule 144A Securities" means all Initial Securities offered and sold to
QIBs in reliance on Rule 144A.

     "Securities Custodian" means the custodian with respect to a Global
Security (as appointed by the Depository) or any successor person thereto, who shall initially be the Trustee.

     "Shelf Registration Statement" means a registration statement filed by the
Issuers in connection with the offer and sale of Initial Securities pursuant to the Registration Agreement.

     "Transfer Restricted Securities" means Definitive Securities and any other
Securities that bear or are required to bear or are subject to the Restricted
Securities Legend.

     "Unrestricted Definitive Security" means Definitive Securities and any other Securities that are not required to bear, or are not subject to, the
Restricted Securities Legend.

     1.2. Other Definitions.

Term:                                               Defined in Section:
----                                                ------------------
"Agent Members"                                           2.1(b)
"Global Securities"                                       2.1(b)
"Regulation S Global Securities"                          2.1(b)

                                      -2-

         Term:                                     Defined in Section:
         ----                                      ------------------

"Rule 144A Global Security"                               2.1(b)

     2. The Securities.

     2.1. Form and Dating; Global Securities. (a) The Initial Securities issued on the date hereof will be (i) offered and sold by the Issuers pursuant to the
Purchase Agreement and (ii) resold, initially only to (1) QIBs in reliance on
Rule 144A and (2) Persons other than U.S. Persons (as defined in Regulation S)
in reliance on Regulation S. Such Initial Securities may thereafter be transferred to, among others, QIBs, purchasers in reliance on Regulation S and, except as set forth below, IAIs in accordance with Rule 501. Additional
Securities offered after the date hereof may be offered and sold by the Issuers from time to time pursuant to one or more Purchase Agreements in accordance with applicable law.

          (b) Global Securities. (i) Rule 144A Securities initially shall be represented by one or more Securities in definitive, fully registered, global form without interest coupons (collectively, the "Rule 144A Global
     Securities"). Regulation S Securities initially shall be represented by one or more Securities in fully registered, global form without interest coupons (collectively, the "Regulation S Global Securities"). The term
     "Global Securities" means the Rule 144A Global Securities and the
     Regulation S Global Securities. The Global Securities shall bear the Global
     Security Legend. The Global Securities initially shall (i) be registered in the name of the Depository or the nominee of such Depository, in each case for credit to an account of an Agent Member, (ii) be delivered to the
     Trustee as custodian for such Depository and (iii) bear the Restricted
     Securities Legend.

          Members of, or direct or indirect participants in, the Depository,
     Euroclear or Clearstream ("Agent Members") shall have no rights under this
     Indenture with respect to any Global Security held on their behalf by the
     Depository, or the Trustee as its custodian, or under the Global
     Securities. The Depository may be treated by the Issuers, the Trustee and any agent of the Issuers or the Trustee as the absolute owner of the Global
     Securities for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Issuers, the Trustee or any agent of the
     Issuers or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository, and their respective Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Security.

          (ii) Transfers of Global Securities shall be limited to transfer in whole, but not in part, to the Depository, its successors or its respective nominees. Interests of beneficial owners in the Global Securities may be transferred or exchanged for Definitive Securities only in accordance with the applicable rules and procedures of the Depository, and the provisions of Section 2.2. In addition, a Global Security shall be exchangeable for
     Definitive Securities if (i) the Depository (x) notifies the Issuers that it is unwilling or unable to continue as depository for such Global
     Security and the Issuers thereupon fail to appoint a successor depository or (y) has ceased to be a clearing agency registered

                                      -3-

     under the Exchange Act or (ii) in the case of any Global Security, there shall have occurred and be continuing an Event of Default with respect to such Global Security. In all cases, Definitive Securities delivered in exchange for any Global Security or beneficial interests therein shall be registered in the names, and issued in any approved denominations, requested by or on behalf of the Depository in accordance with its customary procedures.

          (iii) In connection with the transfer of a Global Security as an entirety to beneficial owners pursuant to subsection (i) of this Section
     2.1(b), such Global Security shall be deemed to be surrendered to the
     Trustee for cancellation, and the Issuers shall execute, and the Trustee shall authenticate and make available for delivery, to each beneficial owner identified by the Depository in writing in exchange for its beneficial interest in such Global Security, an equal aggregate principal amount of Definitive Securities of authorized denominations.

          (iv) Any Transfer Restricted Security delivered in exchange for an interest in a Global Security pursuant to Section 2.2 shall, except as otherwise provided in Section 2.2, bear the Restricted Securities Legend.

          (v) Notwithstanding the foregoing, through the Restricted Period, a beneficial interest in such Regulation S Global Security may be held only through Euroclear or Clearstream unless delivery is made in accordance with the applicable provisions of Section 2.2.

          (vi) The Holder of any Global Security may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Securities.

     2.2. Transfer and Exchange.

     (a) Transfer and Exchange of Global Securities. A Global Security may not
be transferred as a whole except as set forth in Section 2.1(b). Global
Securities will not be exchanged by the Issuers for Definitive Securities except under the circumstances described in Section in Section 2.1(b)(ii). Global
Securities also may be exchanged or replaced, in whole or in part, as provided in Sections 2.08 and 2.10 of this Indenture. Beneficial interests in a Global
Security may be transferred and exchanged as provided in Section 2.2(b) or
2.2(g).

     (b) Transfer and Exchange of Beneficial Interests in Global Securities. The
transfer and exchange of beneficial interests in the Global Securities shall be effected through the Depository, in accordance with the provisions of this
Indenture and the applicable rules and procedures of the Depository. Beneficial interests in Restricted Global Securities shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the
Securities Act. Beneficial interests in Global Securities shall be transferred or exchanged only for beneficial interests in Global Securities. Transfers and exchanges of beneficial interests in the Global Securities also shall require compliance with either subparagraph (i) or (ii) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

                                      -4-

          (i) Transfer of Beneficial Interests in the Same Global Security.
     Beneficial interests in any Restricted Global Security may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Security in accordance with the transfer restrictions set forth in the Restricted Securities Legend; provided, however, that prior to the expiration of the Restricted Period, transfers of beneficial interests in a Regulation S Global Security may not be made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). A beneficial interest in an Unrestricted Global
     Security may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Security. No written orders or instructions shall be required to be delivered to the
     Registrar to effect the transfers described in this Section 2.2(b)(i).

          (ii) All Other Transfers and Exchanges of Beneficial Interests in
     Global Securities. In connection with all transfers and exchanges of beneficial interests in any Global Security that is not subject to Section
     2.2(b)(i), the transferor of such beneficial interest must deliver to the
     Registrar (1) a written order from an Agent Member given to the Depository in accordance with the applicable rules and procedures of the Depository directing the Depository to credit or cause to be credited a beneficial interest in another Global Security in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given in accordance with the applicable rules and procedures of the Depository containing information regarding the Agent Member account to be credited with such increase. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Securities contained in this Indenture and the Securities or otherwise applicable under the
     Securities Act, the Trustee shall adjust the principal amount of the relevant Global Security pursuant to Section 2.2(g).

          (iii) Transfer of Beneficial Interests to Another Restricted Global
     Security. A beneficial interest in a Transfer Restricted Global Security may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Transfer Restricted Global Security if the transfer complies with the requirements of Section 2.2(b)(ii) above and the
     Registrar receives the following:

               (A) if the transferee will take delivery in the form of a
          beneficial interest in a Rule 144A Global Security, then the transferor must deliver a certificate in the form attached to the applicable Security; and

               (B) if the transferee will take delivery in the form of a
          beneficial interest in a Regulation S Global Security, then the transferor must deliver a certificate in the form attached to the applicable Security.

          (iv) Transfer and Exchange of Beneficial Interests in a Transfer
     Restricted Global Security for Beneficial Interests in an Unrestricted
     Global Security. A beneficial interest in a Transfer Restricted Global
     Security may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Security or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted
     Global

                                      -5-

     Security if the exchange or transfer complies with the requirements of
     Section 2.2(b)(ii) above and the Registrar receives the following:

               (A) if the holder of such beneficial interest in a Restricted
          Global Security proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Security, a certificate from such holder in the form attached to the applicable Security; or

               (B) if the holder of such beneficial interest in a Restricted
          Global Security proposes to transfer such beneficial interest to a
          Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Security, a certificate from such holder in the form attached to the applicable Security,

     and, in each such case, if the Registrar so requests or if the applicable rules and procedures of the Depository, Euroclear or Clearstream, as applicable, so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Restricted Securities Legend are no longer required in order to maintain compliance with the Securities Act. If any such transfer or exchange is effected pursuant to this subparagraph (iv) at a time when an Unrestricted Global Security has not yet been issued, the
     Issuers shall issue and, upon receipt of an written order of each of the
     Issuers in the form of an Officers' Certificate in accordance with Section
     2.01, the Trustee shall authenticate one or more Unrestricted Global
     Securities in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred or exchanged pursuant to this subparagraph (iv).

          (v) Transfer and Exchange of Beneficial Interests in an Unrestricted
     Global Security for Beneficial Interests in a Restricted Global Security.
     Beneficial interests in an Unrestricted Global Security cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Security.

          (c) Transfer and Exchange of Beneficial Interests in Global Securities
for Definitive Securities. A beneficial interest in a Global Security may not be exchanged for a Definitive Security except under the circumstances described in
Section 2.1(b)(ii). A beneficial interest in a Global Security may not be transferred to a Person who takes delivery thereof in the form of a Definitive
Security except under the circumstances described in Section 2.1(b)(ii). In any case, beneficial interests in Global Securities shall be transferred or exchanged only for Definitive Securities.

          (d) Transfer and Exchange of Definitive Securities for Beneficial
Interests in Global Securities. Definitive Securities shall be transferred or exchanged only for beneficial interests in Global Securities. Transfers and exchanges of beneficial interests in the Global Securities also shall require compliance with either subparagraph (i), (ii) or (ii) below, as applicable:

                                      -6-

          (i) Transfer Restricted Securities to Beneficial Interests in
     Restricted Global Securities. If any Holder of a Transfer Restricted
     Security proposes to exchange such Transfer Restricted Security for a beneficial interest in a Restricted Global Security or to transfer such
     Transfer Restricted Security to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Security, then, upon receipt by the Registrar of the following documentation:

               (A) if the Holder of such Transfer Restricted Security proposes to exchange such Transfer Restricted Security for a beneficial interest in a Restricted Global Security, a certificate from such
          Holder in the form attached to the applicable Security;

               (B) if such Transfer Restricted Security is being transferred to a Qualified Institutional Buyer in accordance with Rule 144A under the
          Securities Act, a certificate from such Holder in the form attached to the applicable Security;

               (C) if such Transfer Restricted Security is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule
          903 or Rule 904 under the Securities Act, a certificate from such
          Holder in the form attached to the applicable Security;

               (D) if such Transfer Restricted Security is being transferred pursuant to an exemption from the registration requirements of the
          Securities Act in accordance with Rule 144 under the Securities Act, a certificate from such Holder in the form attached to the applicable
          Security;

               (E) if such Transfer Restricted Security is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate from such
          Holder in the form attached to the applicable Security, including the certifications, certificates and Opinion of Counsel, if applicable; or

               (F) if such Transfer Restricted Security is being transferred to an Issuer or a Subsidiary thereof, a certificate from such Holder in the form attached to the applicable Security;

     the Trustee shall cancel the Transfer Restricted Security, and increase or cause to be increased the aggregate principal amount of the appropriate
     Restricted Global Security.

          (ii) Transfer Restricted Securities to Beneficial Interests in
     Unrestricted Global Securities. A Holder of a Transfer Restricted Security
     may exchange such Transfer Restricted Definitive Security for a beneficial interest in an Unrestricted Global Security or transfer such Transfer
     Restricted Security to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Security only if the
     Registrar receives the following:

                                      -7-

               (A) if the Holder of such Transfer Restricted Security proposes to exchange such Transfer Restricted Security for a beneficial interest in an Unrestricted Global Security, a certificate from such
          Holder in the form attached to the applicable Security; or

               (B) if the Holder of such Transfer Restricted Securities proposes to transfer such Transfer Restricted Security to a Person who shall take delivery thereof in the form of a beneficial interest in an
          Unrestricted Global Security, a certificate from such Holder in the form attached to the applicable Security,

and, in each such case, if the Registrar so requests or if the applicable rules and procedures of the Depository, Euroclear or Clearstream, as applicable, so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities
Act and that the restrictions on transfer contained herein and in the Restricted
Securities Legend are no longer required in order to maintain compliance with the Securities Act. Upon satisfaction of the conditions of this subparagraph
(ii), the Trustee shall cancel the Transfer Restricted Securities and increase or cause to be increased the aggregate principal amount of the Unrestricted
Global Security. If any such transfer or exchange is effected pursuant to this subparagraph (ii) at a time when an Unrestricted Global Security has not yet been issued, each of the Issuers shall issue and, upon receipt of an written order of the Issuers in the form of an Officers' Certificate, the Trustee shall authenticate one or more Unrestricted Global Securities in an aggregate principal amount equal to the aggregate principal amount of Transfer Restricted
Securities transferred or exchanged pursuant to this subparagraph (ii).

          (iii) Unrestricted Definitive Securities to Beneficial Interests in
Unrestricted Global Securities. A Holder of an Unrestricted Definitive Security
may exchange such Unrestricted Definitive Security for a beneficial interest in an Unrestricted Global Security or transfer such Unrestricted Definitive
Security to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Security at any time. Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Unrestricted Definitive Security and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global
Securities. If any such transfer or exchange is effected pursuant to this subparagraph (iii) at a time when an Unrestricted Global Security has not yet been issued, each of the Issuers shall issue and, upon receipt of an written order of the Issuers in the form of an Officers' Certificate, the Trustee shall authenticate one or more Unrestricted Global Securities in an aggregate principal amount equal to the aggregate principal amount of Unrestricted
Definitive Securities transferred or exchanged pursuant to this subparagraph
(iii).

          (iv) Unrestricted Definitive Securities to Beneficial Interests in
Restricted Global Securities. An Unrestricted Definitive Security cannot be exchanged for, or transferred to a Person who takes delivery thereof in the form of, a beneficial interest in a Restricted Global Security.

                                      -8-

          (e) Transfer and Exchange of Definitive Securities for Definitive
Securities. Upon request by a Holder of Definitive Securities and such Holder's compliance with the provisions of this Section 2.2(e), the Registrar shall register the transfer or exchange of Definitive Securities. Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Registrar the Definitive Securities duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the
Registrar duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.2(e).

          (i) Transfer Restricted Securities to Transfer Restricted Securities.
     A Transfer Restricted Security may be transferred to and registered in the name of a Person who takes delivery thereof in the form of a Transfer
     Restricted Security if the Registrar receives the following:

               (A) if the transfer will be made pursuant to Rule 144A under the
          Securities Act, then the transferor must deliver a certificate in the form attached to the applicable Security;

               (B) if the transfer will be made pursuant to Rule 903 or Rule 904 under the Securities Act, then the transferor must deliver a certificate in the form attached to the applicable Security;

               (C) if the transfer will be made pursuant to an exemption from the registration requirements of the Securities Act in accordance with
          Rule 144 under the Securities Act, a certificate in the form attached to the applicable Security;

               (D) if the transfer will be made to an IAI in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (A) through (D) above, a certificate in the form attached to the applicable Security; and

               (E) if such transfer will be made to either of the Issuers or a
          Subsidiary thereof, a certificate in the form attached to the applicable Security.

          (ii) Transfer Restricted Securities to Unrestricted Definitive
     Securities. Any Transfer Restricted Security may be exchanged by the Holder thereof for an Unrestricted Definitive Security or transferred to a Person who takes delivery thereof in the form of an Unrestricted Definitive
     Security if the Registrar receives the following:

               (1) if the Holder of such Transfer Restricted Security proposes to exchange such Transfer Restricted Security for an Unrestricted
          Definitive Security, a certificate from such Holder in the form attached to the applicable Security; or

               (2) if the Holder of such Transfer Restricted Security proposes to transfer such Securities to a Person who shall take delivery thereof in the form of

                                      -9-

          an Unrestricted Definitive Security, a certificate from such Holder in the form attached to the applicable Security,

     and, in each such case, if the Registrar so requests, an Opinion of Counsel in form reasonably acceptable to the Issuers to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Restricted Securities
     Legend are no longer required in order to maintain compliance with the
     Securities Act.

          (iii) Unrestricted Definitive Securities to Unrestricted Definitive
     Securities. A Holder of an Unrestricted Definitive Security may transfer such Unrestricted Definitive Securities to a Person who takes delivery thereof in the form of an Unrestricted Definitive Security at any time.
     Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Securities pursuant to the instructions from the Holder thereof.

          (iv) Unrestricted Definitive Securities to Transfer Restricted
     Securities. An Unrestricted Definitive Security cannot be exchanged for, or transferred to a Person who takes delivery thereof in the form of, a
     Transfer Restricted Security.

          At such time as all beneficial interests in a particular Global
Security have been exchanged for Definitive Securities or a particular Global
Security has been redeemed, repurchased or canceled in whole and not in part, each such Global Security shall be returned to or retained and canceled by the
Trustee in accordance with Section 2.11. At any time prior to such cancellation, if any beneficial interest in a Global Security is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Security or for Definitive Securities, the principal amount of
Securities represented by such Global Security shall be reduced accordingly and an endorsement shall be made on such Global Security by the Trustee or by the
Depository at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global
Security, such other Global Security shall be increased accordingly and an endorsement shall be made on such Global Security by the Trustee or by the
Depository at the direction of the Trustee to reflect such increase.

         (f) Legend.

         (i) Except as permitted by the following paragraphs (ii), (iii) or
(iv), each Security certificate evidencing the Global Securities and the
Definitive Securities (and all Securities issued in exchange therefor or in substitution thereof) shall bear a legend in substantially the following form
(each defined term in the legend being defined as such for purposes of the legend only):

     "THIS SECURITY (OR ITS PREDECESSOR) HAS NOT BEEN REGISTERED UNDER THE
     SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE
     SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY
     NOR ANY

                                      -10-

     INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED,
     TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF
     SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT
     TO, SUCH REGISTRATION. THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE
     HEREOF, (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS
     DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS ACQUIRING THIS
     SECURITY IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER
     THE SECURITIES ACT, (2) AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY
     INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR
     OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE "RESALE
     RESTRICTION TERMINATION DATE") THAT IS [IN THE CASE OF RULE 144A NOTES: TWO
     YEARS] [IN THE CASE OF REGULATION S NOTES: 40 DAYS] AFTER THE LATER OF THE
     ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH EITHER ISSUER OR ANY
     AFFILIATE OF EITHER ISSUER WAS THE OWNER OF THIS SECURITY (OR ANY
     PREDECESSOR OF SUCH SECURITY), ONLY (A) TO EITHER ISSUER OR ANY OF ITS
     SUBSIDIARIES, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN
     DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE
     SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE
     SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A QUALIFIED
     INSTITUTIONAL BUYER THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT
     OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE
     TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND
     SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION
     S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL "ACCREDITED INVESTOR"
     WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER
     THE SECURITIES ACT THAT IS AN INSTITUTIONAL ACCREDITED INVESTOR ACQUIRING
     THE SECURITY FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF SUCH AN
     INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM PRINCIPAL
     AMOUNT OF THE SECURITIES OF $250,000, FOR INVESTMENT PURPOSES AND NOT WITH
     A VIEW TO OR FOR OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION IN
     VIOLATION OF THE SECURITIES ACT, OR (F) PURSUANT TO ANOTHER AVAILABLE
     EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT
     TO THE ISSUERS' AND THE TRUSTEE'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR
     TRANSFER PURSUANT TO CLAUSES (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN
     OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY

                                      -11-

     TO EACH OF THEM AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM
     THIS SECURITY OR AN INTEREST HEREIN IS TRANSFERRED A NOTICE SUBSTANTIALLY
     TO THE EFFECT OF THIS LEGEND. THIS LEGEND WILL BE REMOVED UPON THE REQUEST
     OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

Each Definitive Security shall bear the following additional legend:

     "IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR
     AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER
     AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE
     FOREGOING RESTRICTIONS."

          (ii) Upon any sale or transfer of a Transfer Restricted Security that is a Definitive Security, the Registrar shall permit the Holder thereof to exchange such Transfer Restricted Security for a Definitive Security that does not bear the legends set forth above and rescind any restriction on the transfer of such Transfer Restricted Security if the Holder certifies in writing to the
Registrar that its request for such exchange was made in reliance on Rule 144
(such certification to be in the form set forth on the reverse of the Initial
Security).

          (iii) After a transfer of any Initial Securities during the period of the effectiveness of a Shelf Registration Statement with respect to such Initial
Securities, all requirements pertaining to the Restricted Securities Legend on such Initial Securities shall cease to apply and the requirements that any such
Initial Securities be issued in global form shall continue to apply.

          (iv) Upon the consummation of a Registered Exchange Offer with respect to the Initial Securities pursuant to which Holders of such Initial Securities are offered Exchange Securities in exchange for their Initial Securities, all requirements pertaining to Initial Securities that Initial Securities be issued in global form shall continue to apply, and Exchange Securities in global form without the Restricted Securities Legend shall be available to Holders that exchange such Initial Securities in such Registered Exchange Offer.

          (v) Upon a sale or transfer after the expiration of the Restricted
Period of any Initial Security acquired pursuant to Regulation S, all requirements that such Initial Security bear the Restricted Securities Legend shall cease to apply and the requirements requiring any such Initial Security be issued in global form shall continue to apply.

          (vi) Any Additional Securities sold in a registered offering shall not be required to bear the Restricted Securities Legend.

          (g) Cancellation or Adjustment of Global Security. At such time as all beneficial interests in a particular Global Security have been exchanged for
Definitive Securities or a particular Global Security has been redeemed, repurchased or canceled in whole and not in part, each such Global Security shall be returned to or retained and canceled by the Trustee in accordance with
Section 2.11 of this Indenture. At any time prior to such cancellation, if any

                                      -12-

beneficial interest in a Global Security is exchanged for or transferred to a
Person who will take delivery thereof in the form of a beneficial interest in another Global Security or for Definitive Securities, the principal amount of
Securities represented by such Global Security shall be reduced accordingly and an endorsement shall be made on such Global Security by the Trustee or by the
Depository at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global
Security, such other Global Security shall be increased accordingly and an endorsement shall be made on such Global Security by the Trustee or by the
Depository at the direction of the Trustee to reflect such increase.

          (h) Obligations with Respect to Transfers and Exchanges of Securities.

          (i) To permit registrations of transfers and exchanges, the Issuers shall execute and the Trustee shall authenticate, Definitive Securities and
Global Securities at the Registrar's request.

          (ii) No service charge shall be made for any registration of transfer or exchange, but the Issuers may require payment of a sum sufficient to cover any transfer tax, assessments, or similar governmental charge payable in connection therewith (other than any such transfer taxes, assessments or similar governmental charge payable upon exchanges pursuant to Sections 3.06, 4.06, 4.08 and 9.05 of this Indenture).

          (iii) Prior to the due presentation for registration of transfer of any Security, the Issuers, the Trustee, a Paying Agent or the Registrar may deem and treat the person in whose name a Security is registered as the absolute owner of such Security for the purpose of receiving payment of principal of and interest on such Security and for all other purposes whatsoever, whether or not such Security is overdue, and none of the Issuers, the Trustee, the Paying Agent or the Registrar shall be affected by notice to the contrary.

          (iv) All Securities issued upon any transfer or exchange pursuant to the terms of this Indenture shall evidence the same debt and shall be entitled to the same benefits under this Indenture as the Securities surrendered upon such transfer or exchange.

          (i) No Obligation of the Trustee.

          (i) The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Security, a member of, or a participant in the
Depository or any other Person with respect to the accuracy of the records of the Depository or its nominee or of any participant or member thereof, with respect to any ownership interest in the Securities or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depository) of any notice (including any notice of redemption or repurchase) or the payment of any amount, under or with respect to such
Securities. All notices and communications to be given to the Holders and all payments to be made to the Holders under the Securities shall be given or made only to the registered Holders (which shall be the Depository or its nominee in the case of a Global Security). The rights of beneficial owners in any Global
Security shall be exercised only through the Depository subject to the applicable rules and procedures of the Depository. The

                                      -13-

Trustee may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its members, participants and any beneficial owners.

          (ii) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among Depository participants, members or beneficial owners in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

                                      -14-

                                                                       EXHIBIT A

                       [FORM OF FACE OF INITIAL SECURITY]

                           [Global Securities Legend]

     UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), NEW YORK, NEW YORK, TO
THE ISSUERS OR THEIR AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT,
AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER
NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS
MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED
REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR
OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER
HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

     TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE,
BUT NOT IN PART, TO DTC, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH
SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE
LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE
INDENTURE REFERRED TO ON THE REVERSE HEREOF.

                         [Restricted Securities Legend]

     THIS SECURITY (OR ITS PREDECESSOR) HAS NOT BEEN REGISTERED UNDER THE
SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES
LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST
OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED,
ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR
UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION.
THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, (1) REPRESENTS THAT (A)
IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE
SECURITIES ACT) OR (B) IT IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION
IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT, (2) AGREES ON ITS OWN
BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED
SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE
DATE (THE "RESALE RESTRICTION TERMINATION DATE") THAT IS [IN THE CASE OF RULE
144A NOTES: TWO YEARS] [IN THE CASE OF REGULATION S NOTES: 40 DAYS] AFTER THE
LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH EITHER ISSUER
OR ANY AFFILIATE OF EITHER ISSUER WAS THE OWNER OF THIS SECURITY (OR ANY
PREDECESSOR OF SUCH SECURITY), ONLY (A) TO

EITHER ISSUER OR ANY OF ITS SUBSIDIARIES, (B) PURSUANT TO A REGISTRATION
STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO
LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE
SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL
BUYER THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED
INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN
RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE
UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E)
TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(a)(1),
(2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT THAT IS AN
INSTITUTIONAL ACCREDITED INVESTOR ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT OR
FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A
MINIMUM PRINCIPAL AMOUNT OF THE SECURITIES OF $250,000, FOR INVESTMENT PURPOSES
AND NOT WITH A VIEW TO OR FOR OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION
IN VIOLATION OF THE SECURITIES ACT, OR (F) PURSUANT TO ANOTHER AVAILABLE
EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO
THE ISSUERS' AND THE TRUSTEE'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER
PURSUANT TO CLAUSES (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF
COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM AND
(3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS SECURITY OR AN
INTEREST HEREIN IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS
LEGEND. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE
RESALE RESTRICTION TERMINATION DATE.

Each Definitive Security shall bear the following additional legend:

     IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR
AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER
AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE
FOREGOING RESTRICTIONS.

                                      -2-

                           [FORM OF INITIAL SECURITY]

No.                                    Principal Amount at Maturity: $__________

                       9.0% Senior Discount Note due 2014

                                    CUSIP No. [144A:629856AA3]/[REG S:U6291QAA2]

               ISIN No. [144A: US629856AA33] [REG S:USU6291QAA23]

               THIS NOTE IS ISSUED WITH ORIGINAL ISSUE DISCOUNT FOR
               PURPOSES OF SECTION 1271 ET SEQ. OF THE INTERNAL
               REVENUE CODE.  FOR EACH $1,000 PRINCIPAL AMOUNT AT
               MATURITY OF THIS NOTE, THE ISSUE PRICE IS $642.35.
               THE ISSUE DATE OF THIS NOTE IS JANUARY 21, 2004 AND
               THE YIELD TO MATURITY IS 9.0%.

               NALCO FINANCE HOLDINGS LLC, a Delaware limited liability company, and NALCO FINANCE HOLDINGS INC., a Delaware corporation (collectively, the
"Issuers", which term includes any successor entities), promise to pay to CEDE &
CO., or registered assigns, the principal sum of         Dollars ($[ ],000,000)
listed on the Schedule of Increases or Decreases in Global Security attached hereto on February 1, 2014.

               Interest Payment Dates:       February 1 and August 1 with cash
                                             interest payments commencing
                                             August 1, 2009.

               Record Dates:                 January 15 and July 15.

               Additional provisions of this Security are set forth on the other side of this Security.

                                      -3-

     IN WITNESS WHEREOF, the Issuers have caused this instrument to be duly executed.

                                            NALCO FINANCE HOLDINGS LLC

                                            By:
                                               ---------------------------------
                                               Name:

                                               Title:

                                           NALCO FINANCE HOLDINGS INC.

                                            By:
                                               ---------------------------------
                                               Name:

                                               Title:

Dated:

TRUSTEE'S CERTIFICATE OF
   AUTHENTICATION

THE BANK OF NEW YORK,
   as Trustee, certifies that this is
   one of the Securities referred to
   in the Indenture.

By:
   -----------------------------------
   Authorized Signatory

*/   If the Security is to be issued in global form, add the Global Securities
     Legend and the attachment from Exhibit A captioned "TO BE ATTACHED TO
     GLOBAL SECURITIES - SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY."

                                      -4-

                   [FORM OF REVERSE SIDE OF INITIAL SECURITY]

                       9.0% Senior Discount Note due 2014

1. Interest

     (a) NALCO FINANCE HOLDINGS LLC, a Delaware limited liability company, and
NALCO FINANCE HOLDINGS INC., a Delaware corporation (collectively, the
"Issuers", which term includes any successor entities), promise to pay interest on the principal amount at maturity of this Security at the rate per annum shown above. Prior to February 1, 2009, interest on the Security will accrue in the form of an increase in the Accreted Value of the Security, and no cash interest shall be paid. The Accreted Value of the Security will increase from the date of issuance until February 1, 2009 at a rate of 9.0% per annum compounded semi-annually as provided in the definition of "Accreted Value" in the Indenture such that the Accreted Value will equal the principal amount at maturity on
February 1, 2009. The Issuers shall pay cash interest semi-annually on February
1 and August 1 of each year, commencing August 1, 2009. Cash interest on the
Securities shall accrue from the most recent date to which interest has been paid or duly provided for or, if no interest has been paid or duly provided for, from and including August 1, 2009 until the principal hereof is due. Interest shall be computed on the basis of a 360-day year of twelve 30-day months. The
Issuers shall pay interest on overdue principal at the rate borne by the
Securities, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

     (b) Registration Rights Agreement. The Holder of this Security is entitled to the benefits of a Registration Rights Agreement, dated as of January 21,
2004, among the Issuers and the Initial Purchasers.

2. Method of Payment

     The Issuers shall pay interest on the Securities (except defaulted interest) to the Persons who are registered Holders at the close of business on the January 15 or July 15 next preceding the interest payment date even if
Securities are canceled after the record date and on or before the interest payment date (whether or not a Business Day). The Holders must surrender
Securities to the Paying Agent to collect principal payments. The Issuers shall pay Accreted Value or principal, premium, if any, and interest in money of the
United States of America that at the time of payment is legal tender for payment of public and private debts. Payments in respect of the Securities represented by a Global Security (including Accreted Value or principal, premium, if any, and interest) shall be made by wire transfer of immediately available funds to the accounts specified by The Depository Trust Company or any successor depositary. The Issuers will make all payments in respect of a certificated
Security (including Accreted Value or principal, premium, if any, and interest), at the office of the Paying Agent, except that, at the option of the Issuers, payment of interest may be made by mailing a check to the registered address of each Holder thereof; provided, however, that payments on the Securities may also be made, in the case of a Holder of at least $1,000,000 aggregate principal amount at maturity of Securities, by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying
Agent to such effect designating such account no later than 30 days

                                      -5-

immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).

3. Paying Agent and Registrar

     Initially, The Bank of New York, a New York banking corporation (the
"Trustee"), will act as Paying Agent and Registrar. The Issuers may appoint and change any Paying Agent or Registrar without notice. Either Issuer or any of their domestically incorporated Wholly Owned Subsidiaries may act as Paying
Agent or Registrar.

4. Indenture

     The Issuers issued the Securities under an Indenture dated as of January
21, 2004 (the "Indenture"), among the Issuers and the Trustee. The terms of the
Securities include those stated in the Indenture and those made part of the
Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. (Sections)
77aaa-77bbbb) as in effect on the date of the Indenture (the "TIA"). Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Securities are subject to all terms and provisions of the Indenture, and the Holders (as defined in the Indenture) are referred to the Indenture and the TIA for a statement of such terms and provisions

     The Securities are general unsecured obligations of the Issuers. This
Security is one of the Initial Securities referred to in the Indenture. The
Securities include the Initial Securities and any Exchange Securities issued in exchange for Initial Securities pursuant to the Indenture. The Initial
Securities and Exchange Securities are treated as a single class of securities under the Indenture. The Indenture imposes certain limitations on the ability of
Nalco Finance LLC and its Restricted Subsidiaries to, among other things, make certain Investments and other Restricted Payments, pay dividends and other distributions, incur Indebtedness, enter into consensual restrictions upon the payment of certain dividends and distributions by such Restricted Subsidiaries, issue or sell shares of capital stock of Nalco Finance LLC and such Restricted
Subsidiaries, enter into or permit certain transactions with Affiliates, create or incur Liens and make Asset Sales. The Indenture also imposes limitations on the ability of Nalco Finance LLC to consolidate or merge with or into any other
Person or convey, transfer or lease all or substantially all of its property.

5. Optional Redemption

     Except as set forth in the following two paragraphs, the Securities shall not be redeemable at the option of the Issuers prior to February 1, 2009.
Thereafter, the Securities shall be redeemable at the option of the Issuers, in whole at any time or in part from time to time, upon on not less than 30 nor more than 60 days' prior notice, at the following redemption prices (expressed as a percentage of aggregate principal amount at maturity thereof), plus accrued and unpaid interest, if any, to the redemption date (subject to the right of the
Holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the 12-month period commencing on February 1 of the years set forth below:

                                      -6-

      YEAR                                      REDEMPTION PRICE
      ----                                      ----------------
      2009                                          104.500%
      2010                                          103.000%
      2011                                          101.500%
      2012 and thereafter                           100.000%

     In addition, prior to February 1, 2009, the Issuers may redeem the
Securities at their option, in whole at any time or in part from time to time, upon not less than 30 nor more than 60 days' prior notice mailed by first-class mail to each Holder's registered address, at a redemption price equal to 100% of the Accreted Value of the Securities redeemed plus the Applicable Premium as of, and accrued and unpaid interest, if any, to, the applicable redemption date
(subject to the right of the Holders of record on the relevant record date to receive interest, if any, due on the relevant interest payment date).

     Notwithstanding the foregoing, at any time and from time to time on or prior to February 1, 2007, the Issuers may redeem in the aggregate up to 35% of the original aggregate principal amount at maturity of the Securities
(calculated after giving effect to any issuance of Additional Securities) with the net cash proceeds of one or more Equity Offerings (1) by Nalco Finance LLC or (2) by any direct or indirect parent of Nalco Finance LLC, in each case, to the extent the net cash proceeds thereof are contributed to the common equity capital of Nalco Finance LLC or used to purchase Capital Stock (other than
Disqualified Stock) of Nalco Finance LLC from it, at a redemption price of
109.000% of the Accreted Value thereof at the redemption (subject to the right of the Holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided, however, that at least 65% of the original aggregate principal amount at maturity of the Securities (calculated after giving effect to any issuance of Additional Securities) must remain outstanding after each such redemption; and provided, further, that such redemption shall occur within 90 days after the date on which any such Equity
Offering is consummated upon not less than 30 nor more than 60 days' notice mailed to each Holder of Securities being redeemed and otherwise in accordance with the procedures set forth in the Indenture.

6. Sinking Fund

     The Securities are not subject to any sinking fund.

7. Notice of Redemption

     Notice of redemption will be mailed by first-class mail at least 30 days but not more than 60 days before the redemption date to each Holder of
Securities to be redeemed at his, her or its registered address. Securities in denominations larger than $1,000 principal amount at maturity may be redeemed in part but only in whole multiples of $1,000 principal amount at maturity. If money sufficient to pay the redemption price of and accrued and unpaid interest, if any, on all Securities (or portions thereof) to be redeemed on the redemption date is deposited with the Paying Agent on or before the redemption date and certain other conditions are satisfied,

                                      -7-

on and after such date, interest ceases to accrue on such Securities (or such portions thereof) called for redemption.

8. Repurchase of Securities at the Option of the Holders upon
   Change of Control and Asset Sales

     Upon the occurrence of a Change of Control, each Holder shall have the right, subject to certain conditions specified in the Indenture, to cause the
Issuers to repurchase all or any part of such Holder's Securities at a purchase price in cash equal to 101% of the Accreted Value thereof plus accrued and unpaid interest, if any, to the date of repurchase (subject to the right of the
Holders of record on the relevant record date to receive interest due on the relevant interest payment date), as provided in, and subject to the terms of, the Indenture.

     In accordance with Section 4.06 of the Indenture, the Issuers will be required to offer to purchase Securities upon the occurrence of certain events.

9. Denominations; Transfer; Exchange

     The Securities are in registered form, without coupons, in denominations of
$1,000 principal amount at maturity and whole multiples of $1,000 principal amount at maturity. A Holder shall register the transfer of or exchange of
Securities in accordance with the Indenture. Upon any registration of transfer or exchange, the Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Securities selected for redemption
(except, in the case of a Security to be redeemed in part, the portion of the
Security not to be redeemed) or to transfer or exchange any Securities for a period of 15 days prior to a selection of Securities to be redeemed.

10. Persons Deemed Owners

     The registered Holder of this Security shall be treated as the owner of it for all purposes.

11. Unclaimed Money

     If money for the payment of principal or interest remains unclaimed for two years, the Trustee and a Paying Agent shall pay the money back to the Issuers at their written request unless an abandoned property law designates another
Person. After any such payment, the Holders entitled to the money must look to the Issuers for payment as general creditors and the Trustee and the Paying
Agent shall have no further liability with respect to such monies.

12. Discharge and Defeasance

     Subject to certain conditions, the Issuers at any time may terminate some of or all their obligations under the Securities and the Indenture if the
Issuers deposit with the Trustee money or Government Obligations for the payment of Accreted Value, premium, if any and interest, if any, on the Securities to redemption, or maturity, as the case may be.

                                      -8-

13. Amendment, Waiver

     Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Securities may be amended with the written consent of the Holders of at least a majority in aggregate principal amount at maturity of the outstanding
Securities and (ii) any past default or compliance with any provisions may be waived with the written consent of the Holders of at least a majority in principal amount at maturity of the outstanding Securities. Subject to certain exceptions set forth in the Indenture, without the consent of any Holder, the
Issuers and the Trustee may amend the Indenture or the Securities (i) to cure any ambiguity, omission, defect or inconsistency; (ii) to comply with Article 5 of the Indenture; (iii) to provide for uncertificated Securities in addition to or in place of certificated Securities; (iv) to add guarantees with respect to the Securities; (v) to add additional covenants of the Issuers for the benefit of the Holders or to surrender rights and powers conferred on the Issuers; (vi)
to comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the TIA; (vii) to make any change that does not adversely affect the rights of any Holder; or (viii) to provide for the issuance of the Exchange Securities or Additional Securities.

14. Defaults and Remedies

     If an Event of Default occurs (other than an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of either Issuer) and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount at maturity of the outstanding Securities, in each case, by notice to the
Issuers, may declare the Accreted Value of, premium, if any, and accrued but unpaid interest, if any, on all the Securities to be due and payable. If an
Event of Default relating to certain events of bankruptcy, insolvency or reorganization of either Issuer occurs, the Accreted Value of, premium, if any, and interest, if any, on all the Securities shall become immediately due and payable without any declaration or other act on the part of the Trustee or any
Holders. Under certain circumstances, the Holders of a majority in aggregate principal amount at maturity of the outstanding Securities may rescind any such acceleration with respect to the Securities and its consequences.

     If an Event of Default occurs and is continuing, the Trustee shall be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the Issuers unless such Holders have offered to the Trustee reasonable indemnity or security against any loss, liability or expense and certain other conditions are complied with. Except to enforce the right to receive payment of Accreted Value, premium, if any, or interest, if any, when due, no Holder may pursue any remedy with respect to the Indenture or the Securities unless (i) such Holder has previously given the Trustee notice that an Event of Default is continuing, (ii) the Holders of at least 25% in aggregate principal amount at maturity of the outstanding Securities have requested the Trustee in writing to pursue the remedy, (iii) such Holders have offered the Trustee reasonable security or indemnity against any loss, liability or expense, (iv) the Trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity and (v)
the Holders of a majority in aggregate principal amount at maturity of the outstanding Securities have not given the Trustee a direction inconsistent with such request within such 60-day period. Subject to certain restrictions, the
Holders of a majority in aggregate principal amount at maturity of the outstanding Securities are given the right to direct the time, method and place of conducting any proceeding for any remedy

                                      -9-

available to the Trustee or of exercising any trust or power conferred on the
Trustee. The Trustee, however, may refuse to follow any direction that conflicts with law or the Indenture or that the Trustee determines is unduly prejudicial to the rights of any other Holder or that would involve the Trustee in personal liability. Prior to taking any action under the Indenture, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

15. Trustee Dealings with the Issuers

     Subject to certain limitations imposed by the TIA, the Trustee under the
Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Issuers or their Affiliates and may otherwise deal with the Issuers or their Affiliates with the same rights it would have if it were not Trustee.

16. No Recourse Against Others

     No director, officer employee, incorporator or holder of any equity interests in either Issuer or any direct or indirect parent corporation, as such, shall have any liability for any obligations of the Issuers under the
Securities, the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Securities by accepting a
Security waives and releases all such liability.

17. Authentication

     This Security shall not be valid until an authorized signatory of the
Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Security.

18. Abbreviations

     Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT
TEN (=joint tenants with rights of survivorship and not as tenants in common),
CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

19. Governing Law

     THIS SECURITY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE
LAWS OF THE STATE OF NEW YORK.

20. CUSIP Numbers and ISINs

     The Issuers have caused CUSIP numbers and ISINs to be printed on the
Securities and have directed the Trustee to use CUSIP numbers and ISINs in notices of redemption as a convenience to the Holders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

                                      -10-

     THE ISSUERS WILL FURNISH TO ANY HOLDER OF SECURITIES UPON WRITTEN REQUEST
AND WITHOUT CHARGE TO THE HOLDER A COPY OF THE INDENTURE WHICH HAS IN IT THE
TEXT OF THIS SECURITY.

                                      -11-

                                 ASSIGNMENT FORM

To assign this Security, fill in the form below:

I or we assign and transfer this Security to:

_______________________________________________________________________________
        (Print or type assignee's name, address and zip code)

_______________________________________________________________________________
        (Insert assignee's soc. sec. or tax I.D. No.)

and irrevocably appoint                           agent to transfer this
Security on the books of the Issuers.  The agent may substitute another to act for him.

_______________________________________________________________________________

Date:_____________________                Your Signature:_____________________

_______________________________________________________________________________
Sign exactly as your name appears on the other side of this Security.

Signature Guarantee:

Date:______________________________         ___________________________________
                                            Signature of Signature Guarantee

Signature must be guaranteed by a
participant in a recognized signature
guaranty medallion program or other
signature guarantor program reasonably
acceptable to the Trustee

                                      -12-

                  CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR
                 REGISTRATION OF TRANSFER RESTRICTED SECURITIES

This certificate relates to $_________ principal amount of Securities at maturity held in (check applicable space) ____ book-entry or _____ definitive form by the undersigned.

The undersigned (check one box below):

[  ] has requested the Trustee by written order to deliver in exchange for its beneficial interest in the Global Security held by the Depository a
     Security or Securities in definitive, registered form of authorized denominations and an aggregate principal amount at maturity equal to its beneficial interest in such Global Security (or the portion thereof indicated above);

[  ] has requested the Trustee by written order to exchange or register the transfer of a Security or Securities.

In connection with any transfer of any of the Securities evidenced by this certificate occurring prior to the expiration of the period referred to in Rule
144(k) under the Securities Act, the undersigned confirms that such Securities are being transferred in accordance with its terms:

CHECK ONE BOX BELOW

     (1)    [  ] to the Issuers; or

     (2)    [  ] to the Registrar for registration in the name of the
                 Holder, without transfer; or

     (3)    [  ] pursuant to an effective registration statement under the Securities Act of 1933; or

     (4)    [  ] inside the United States to a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act
                 of 1933) that purchases for its own account or for the
                 account of a qualified institutional buyer to whom
                 notice is given that such transfer is being made in
                 reliance on Rule 144A, in each case pursuant to and in
                 compliance with Rule 144A under the Securities Act of
                 1933; or

     (5)    [  ] outside the United States in an offshore transaction
                 within the meaning of Regulation S under the Securities
                 Act in compliance with Rule 904 under the Securities Act
                 of 1933 and such Security shall be held immediately
                 after the transfer through Euroclear or Clearstream
                 until the expiration of the Restricted Period (as
                 defined in the Indenture); or

     (6)    [  ] to an institutional "accredited investor" (as defined in
                 Rule 501(a)(1), (2), (3) or (7) under the Securities Act
                 of 1933) that has furnished to the Trustee a signed
                 letter containing certain representations and
                 agreements;

                                      -13-

                 or

     (7)    [  ] pursuant to another available exemption from registration provided by Rule 144 under the Securities Act of 1933.

     Unless one of the boxes is checked, the Trustee will refuse to register any of the Securities evidenced by this certificate in the name of any Person other than the registered Holder thereof; provided, however, that if box
     (5), (6) or (7) is checked, the Trustee may require, prior to registering any such transfer of the Securities, such legal opinions, certifications and other information as the Issuers have reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities
     Act of 1933.

Date:______________________________      ______________________________________
                                         Your Signature

                                      -14-

             TO BE COMPLETED BY PURCHASER IF (4) ABOVE IS CHECKED.

                        The undersigned represents and warrants that it is
purchasing this Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a
"qualified institutional buyer" within the meaning of Rule 144A under the
Securities Act of 1933, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Issuers as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Date:______________________________      ______________________________________
                                         NOTICE:  To be executed by an executive
                                                  officer

                                      -15-

                           [TO BE ATTACHED TO GLOBAL
                                  SECURITIES]

                   SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY

                        The initial aggregate principal amount at maturity of
this Global Security is $_____________. The following increases or decreases in this Global Security have been made:

                 Amount of decrease         Amount of increase in
                in Aggregate Principal       Aggregate Principal           Aggregate Principal
                 Amount at Maturity           Amount at Maturity       Amount at Maturity of this       Signature of authorized
Date of             of this Global             of this Global           Global Security following       signatory of Trustee or
Exchange              Security                    Security              such decrease or increase        Securities Custodian

                                      -16-

                       OPTION OF HOLDER TO ELECT PURCHASE

     If you want to elect to have this Security purchased by the Issuers pursuant to Section 4.06 (Asset Sale) or 4.08 (Change of Control) of the
Indenture, check the box:

              Asset Sale  [  ]          Change of Control  [  ]

     If you want to elect to have only part of this Security purchased by the
Issuers pursuant to Section 4.06 (Asset Sale) or 4.08 (Change of Control) of the
Indenture, state the amount ($1,000 principal amount at maturity or an integral multiple thereof):

$

Date:____________________________    Your Signature:___________________________
                                                    (Sign exactly as your name
                                                    appears on the other side of
                                                    this Security)

SIGNATURE GUARANTEE:_____________________________________________

              SIGNATURE MUST BE GUARANTEED BY A PARTICIPANT IN A
              RECOGNIZED SIGNATURE GUARANTY MEDALLION PROGRAM OR OTHER
              SIGNATURE GUARANTOR PROGRAM REASONABLY ACCEPTABLE TO THE
              TRUSTEE

                                      -17-

                                                                       EXHIBIT B

                      [FORM OF FACE OF EXCHANGE SECURITY]
                           [Global Securities Legend]

                        UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED
REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"),
NEW YORK, NEW YORK, TO THE ISSUERS OR THEIR AGENT FOR REGISTRATION OF TRANSFER,
EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF
CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF
DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS
REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER
USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS
THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                        TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO
TRANSFERS IN WHOLE, BUT NOT IN PART, TO DTC, TO NOMINEES OF DTC OR TO A
SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS
GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE
RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

                          [FORM OF EXCHANGE SECURITY]

No.                                    Principal Amount at Maturity: $__________

                       9.0% Senior Discount Note due 2014

                                    CUSIP No. [144A:629856AA3]/[REG S:U6291QAA2]

            ISIN No. [144A: US629856AA33] [REG S:USU6291QAA23]

            THIS NOTE IS ISSUED WITH ORIGINAL ISSUE DISCOUNT FOR PURPOSES OF
            SECTION 1271 ET SEQ. OF THE INTERNAL REVENUE CODE. FOR EACH $1,000
            PRINCIPAL AMOUNT AT MATURITY OF THIS NOTE, THE ISSUE PRICE IS
            $642.35. THE ISSUE DATE OF THIS NOTE IS JANUARY 21, 2004 AND THE
            YIELD TO MATURITY IS 9.0%.

            NALCO FINANCE HOLDINGS LLC, a Delaware limited liability company, and NALCO FINANCE HOLDINGS INC., a Delaware corporation (collectively, the
"Issuers", which term includes any successor entities), promise to pay to CEDE &
CO., or registered assigns, the principal sum of          Dollars ($[ ],000,000)
listed on the Schedule of Increases or Decreases in Global Security attached hereto on February 1, 2014.

            Interest Payment Dates:          February 1 and August 1 with cash
                                             interest payments commencing
                                             August 1, 2009.

            Record Dates:                    January 15 and July 15.

            Additional provisions of this Security are set forth on the other side of this Security.

                                      -2-

     IN WITNESS WHEREOF, the Issuers have caused this instrument to be duly executed.

                                     NALCO FINANCE HOLDINGS LLC

                                     By:
                                         -------------------------------------
                                         Name:

                                         Title:

                                      NALCO FINANCE HOLDINGS INC.

                                      By:
                                         -------------------------------------
                                         Name:

                                         Title:

Dated:

TRUSTEE'S CERTIFICATE OF
   AUTHENTICATION

THE BANK OF NEW YORK,
  as Trustee, certifies that this is
  one of the Securities referred to
in the Indenture.

By:
   ---------------------------------------
    Authorized Signatory

*/   If the Security is to be issued in global form, add the Global Securities
     Legend and the attachment from Exhibit A captioned "TO BE ATTACHED TO
     GLOBAL SECURITIES - SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY."

                                      -3-

                  [FORM OF REVERSE SIDE OF EXCHANGE SECURITY]

                       9.0% Senior Discount Note due 2014

1. Interest

     NALCO FINANCE HOLDINGS LLC, a Delaware limited liability company, and NALCO
FINANCE HOLDINGS INC., a Delaware corporation (collectively, the "Issuers", which term includes any successor entities), promise to pay interest on the principal amount at maturity of this Security at the rate per annum shown above.
Prior to February 1, 2009, interest on the Security will accrue in the form of an increase in the Accreted Value of the Security, and no cash interest shall be paid. The Accreted Value of the Security will increase from the date of issuance until February 1, 2009 at a rate of 9.0% per annum compounded semi-annually as provided in the definition of "Accreted Value" in the Indenture such that the
Accreted Value will equal the principal amount at maturity on February 1, 2009.
The Issuers shall pay cash interest semi-annually on February 1 and August 1 of each year, commencing August 1, 2009. Cash interest on the Securities shall accrue from the most recent date to which interest has been paid or duly provided for or, if no interest has been paid or duly provided for, from and including August 1, 2009 until the principal hereof is due. Interest shall be computed on the basis of a 360-day year of twelve 30-day months. The Issuers shall pay interest on overdue principal at the rate borne by the Securities, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

2. Method of Payment

     The Issuers shall pay interest on the Securities (except defaulted interest) to the Persons who are registered Holders at the close of business on the January 15 or July 15 next preceding the interest payment date even if
Securities are canceled after the record date and on or before the interest payment date (whether or not a Business Day). The Holders must surrender
Securities to the Paying Agent to collect principal payments. The Issuers shall pay Accreted Value or principal, premium, if any, and interest in money of the
United States of America that at the time of payment is legal tender for payment of public and private debts. Payments in respect of the Securities represented by a Global Security (including Accreted Value or principal, premium, if any, and interest) shall be made by wire transfer of immediately available funds to the accounts specified by The Depository Trust Company or any successor depositary. The Issuers will make all payments in respect of a certificated
Security (including Accreted Value or principal, premium, if any, and interest), at the office of the Paying Agent, except that, at the option of the Issuers, payment of interest may be made by mailing a check to the registered address of each Holder thereof; provided, however, that payments on the Securities may also be made, in the case of a Holder of at least $1,000,000 aggregate principal amount at maturity of Securities, by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying
Agent to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).

                                      -4-

3. Paying Agent and Registrar

     Initially, The Bank of New York, a New York banking corporation (the
"Trustee"), will act as Paying Agent and Registrar. The Issuers may appoint and change any Paying Agent or Registrar without notice. Either Issuer or any of their domestically incorporated Wholly Owned Subsidiaries may act as Paying
Agent or Registrar.

4. Indenture

     The Issuers issued the Securities under an Indenture dated as of January
21, 2004 (the "Indenture"), among the Issuers and the Trustee. The terms of the
Securities include those stated in the Indenture and those made part of the
Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. (Sections)
77aaa-77bbbb) as in effect on the date of the Indenture (the "TIA"). Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Securities are subject to all terms and provisions of the Indenture, and the Holders (as defined in the Indenture) are referred to the Indenture and the TIA for a statement of such terms and provisions.

     The Securities are general unsecured obligations of the Issuers. This
Security is one of the Exchange Securities referred to in the Indenture. The
Securities include the Initial Securities, the Additional Securities and any
Exchange Securities issued in exchange for Initial Securities pursuant to the
Indenture. The Initial Securities and Exchange Securities are treated as a single class of securities under the Indenture. The Indenture imposes certain limitations on the ability of Nalco Finance LLC and its Restricted Subsidiaries to, among other things, make certain Investments and other Restricted Payments, pay dividends and other distributions, incur Indebtedness, enter into consensual restrictions upon the payment of certain dividends and distributions by such
Restricted Subsidiaries, issue or sell shares of capital stock of Nalco Finance
LLC and such Restricted Subsidiaries, enter into or permit certain transactions with Affiliates, create or incur Liens and make Asset Sales. The Indenture also imposes limitations on the ability of Nalco Finance LLC to consolidate or merge with or into any other Person or convey, transfer or lease all or substantially all of its property.

5. Optional Redemption

     Except as set forth in the following two paragraphs, the Securities shall not be redeemable at the option of the Issuers prior to February 1, 2009.
Thereafter, the Securities shall be redeemable at the option of the Issuers, in whole at any time or in part from time to time, upon on not less than 30 nor more than 60 days' prior notice, at the following redemption prices (expressed as a percentage of aggregate principal amount at maturity thereof), plus accrued and unpaid interest, if any, to the redemption date (subject to the right of the
Holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the 12-month period commencing on February 1 of the years set forth below:

      YEAR                                     REDEMPTION PRICE
      ----                                     ----------------
      2009                                         104.500%
      2010                                         103.000%

                                      -5-

      YEAR                                     REDEMPTION PRICE
      ----                                     ----------------
      2011                                         101.500%
      2012 and thereafter                          100.000%

     In addition, prior to February 1, 2009, the Issuers may redeem the
Securities at their option, in whole at any time or in part from time to time, upon not less than 30 nor more than 60 days' prior notice mailed by first-class mail to each Holder's registered address, at a redemption price equal to 100% of the Accreted Value of the Securities redeemed plus the Applicable Premium as of, and accrued and unpaid interest to, the applicable redemption date (subject to the right of the Holders of record on the relevant record date to receive interest, if any, due on the relevant interest payment date).

     Notwithstanding the foregoing, at any time and from time to time on or prior to February 1, 2007, the Issuers may redeem in the aggregate up to 35% of the original aggregate principal amount at maturity of the Securities
(calculated after giving effect to any issuance of Additional Securities), with the net cash proceeds of one or more Equity Offerings (1) by Nalco Finance LLC or (2) by any direct or indirect parent of Nalco Finance LLC, in each case, to the extent the net cash proceeds thereof are contributed to the common equity capital of Nalco Finance LLC or used to purchase Capital Stock (other than
Disqualified Stock) of Nalco Finance LLC from it, at a redemption price of
109.000% of the Accreted Value thereof at the redemption date (subject to the right of the Holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided, however, that at least 65%
of the original aggregate principal amount at maturity of the Securities
(calculated after giving effect to any issuance of Additional Securities) must remain outstanding after each such redemption; and provided, further, that such redemption shall occur within 90 days after the date on which any such Equity
Offering is consummated upon not less than 30 nor more than 60 days' notice mailed to each Holder of Securities being redeemed and otherwise in accordance with the procedures set forth in the Indenture.

6. Sinking Fund

     The Securities are not subject to any sinking fund.

7. Notice of Redemption

     Notice of redemption will be mailed by first-class mail at least 30 days but not more than 60 days before the redemption date to each Holder of
Securities to be redeemed at his, her or its registered address. Securities in denominations larger than $1,000 principal amount at maturity may be redeemed in part but only in whole multiples of $1,000 principal amount at maturity. If money sufficient to pay the redemption price of and accrued and unpaid interest, if any, on all Securities (or portions thereof) to be redeemed on the redemption date is deposited with the Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such date interest ceases to accrue on such Securities (or such portions thereof) called for redemption.

                                      -6-

8. Repurchase of Securities at the Option of the Holders upon
   Change of Control and Asset Sales

     Upon the occurrence of a Change of Control, each Holder shall have the right, subject to certain conditions specified in the Indenture, to cause the
Issuers to repurchase all or any part of such Holder's Securities at a purchase price in cash equal to 101% of the Accreted Value thereof, plus accrued and unpaid interest, if any, to the date of repurchase (subject to the right of the
Holders of record on the relevant record date to receive interest due on the relevant interest payment date), as provided in, and subject to the terms of, the Indenture.

     In accordance with Section 4.06 of the Indenture, the Issuers will be required to offer to purchase Securities upon the occurrence of certain events.

9. Denominations; Transfer; Exchange

     The Securities are in registered form, without coupons, in denominations of
$1,000 principal amount at maturity and whole multiples of $1,000 principal amount at maturity. A Holder shall register the transfer of or exchange of
Securities in accordance with the Indenture. Upon any registration of transfer or exchange, the Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Securities selected for redemption
(except, in the case of a Security to be redeemed in part, the portion of the
Security not to be redeemed) or to transfer or exchange any Securities for a period of 15 days prior to a selection of Securities to be redeemed.

10. Persons Deemed Owners

     The registered Holder of this Security shall be treated as the owner of it for all purposes.

11. Unclaimed Money

     If money for the payment of principal or interest remains unclaimed for two years, the Trustee and a Paying Agent shall pay the money back to the Issuers at their written request unless an abandoned property law designates another
Person. After any such payment, the Holders entitled to the money must look to the Issuers for payment as general creditors and the Trustee and the Paying
Agent shall have no further liability with respect to such monies.

12. Discharge and Defeasance

     Subject to certain conditions, the Issuers at any time may terminate some of or all their obligations under the Securities and the Indenture if the
Issuers deposit with the Trustee money or Government Obligations for the payment of Accreted Value, premium, if any, and interest, if any, on the Securities to redemption, or maturity, as the case may be.

                                      -7-

13. Amendment, Waiver

     Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Securities may be amended with the written consent of the Holders of at least a majority in aggregate principal amount at maturity of the outstanding
Securities and (ii) any past default or compliance with any provisions may be waived with the written consent of the Holders of at least a majority in principal amount at maturity of the outstanding Securities. Subject to certain exceptions set forth in the Indenture, without the consent of any Holder, the
Issuers and the Trustee may amend the Indenture or the Securities (i) to cure any ambiguity, omission, defect or inconsistency; (ii) to comply with Article 5 of the Indenture; (iii) to provide for uncertificated Securities in addition to or in place of certificated Securities; (iv) to add guarantees with respect to the Securities; (v) to add additional covenants of the Issuers for the benefit of the Holders or to surrender rights and powers conferred on the Issuers; (vi)
to comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the TIA; (vii) to make any change that does not adversely affect the rights of any Holder; or (viii) to provide for the issuance of the Exchange Securities or Additional Securities.

14. Defaults and Remedies

     If an Event of Default occurs (other than an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of either Issuer) and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount at maturity of the outstanding Securities, in each case, by notice to the
Issuers, may declare the Accreted Value of, premium, if any, and accrued but unpaid interest, if any, on all the Securities to be due and payable. If an
Event of Default relating to certain events of bankruptcy, insolvency or reorganization of either Issuer occurs, the Accreted Value of, premium, if any, and interest on all the Securities shall become immediately due and payable without any declaration or other act on the part of the Trustee or any Holders.
Under certain circumstances, the Holders of a majority in aggregate principal amount at maturity of the outstanding Securities may rescind any such acceleration with respect to the Securities and its consequences.

     If an Event of Default occurs and is continuing, the Trustee shall be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the Issuers unless such Holders have offered to the Trustee reasonable indemnity or security against any loss, liability or expense and certain other conditions are complied with. Except to enforce the right to receive payment of Accreted Value, premium, if any, or interest, if any, when due, no Holder may pursue any remedy with respect to the Indenture or the Securities unless (i) such Holder has previously given the Trustee notice that an Event of Default is continuing, (ii) the Holders of at least 25% in aggregate principal amount at maturity of the outstanding Securities have requested the Trustee in writing to pursue the remedy, (iii) such Holders have offered the Trustee reasonable security or indemnity against any loss, liability or expense, (iv) the Trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity and (v)
the Holders of a majority in aggregate principal amount at maturity of the outstanding Securities have not given the Trustee a direction inconsistent with such request within such 60-day period. Subject to certain restrictions, the
Holders of a majority in aggregate principal amount at maturity of the outstanding Securities are given the right to direct the time, method and place of conducting any proceeding for any remedy

                                      -8-

available to the Trustee or of exercising any trust or power conferred on the
Trustee. The Trustee, however, may refuse to follow any direction that conflicts with law or the Indenture or that the Trustee determines is unduly prejudicial to the rights of any other Holder or that would involve the Trustee in personal liability. Prior to taking any action under the Indenture, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

15. Trustee Dealings with the Issuers

     Subject to certain limitations imposed by the TIA, the Trustee under the
Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Issuers or their Affiliates and may otherwise deal with the Issuers or their Affiliates with the same rights it would have if it were not Trustee.

16. No Recourse Against Others

     No director, officer, employee, incorporator or holder of any equity interests in either Issuer or any direct or indirect parent corporation, as such, shall have any liability for any obligations of the Issuers under the
Securities, the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Securities by accepting a
Security waives and releases all such liability.

17. Authentication

     This Security shall not be valid until an authorized signatory of the
Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Security.

18. Abbreviations

     Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT
TEN (=joint tenants with rights of survivorship and not as tenants in common),
CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

19. Governing Law

     THIS SECURITY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE
LAWS OF THE STATE OF NEW YORK.

20. CUSIP Numbers and ISINs

     The Issuers have caused CUSIP numbers and ISINs to be printed on the
Securities and have directed the Trustee to use CUSIP numbers and ISINs in notices of redemption as a convenience to the Holders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

                                      -9-

     THE ISSUERS WILL FURNISH TO ANY HOLDER OF SECURITIES UPON WRITTEN REQUEST
AND WITHOUT CHARGE TO THE HOLDER A COPY OF THE INDENTURE WHICH HAS IN IT THE
TEXT OF THIS SECURITY.

                                      -10-

                                 ASSIGNMENT FORM

To assign this Security, fill in the form below:

I or we assign and transfer this Security to:

_______________________________________________________________________________
            (Print or type assignee's name, address and zip code)

_______________________________________________________________________________
            (Insert assignee's soc. sec. or tax I.D. No.)

and irrevocably appoint                           agent to transfer this
Security on the books of the Issuers.  The agent may substitute another to act for him.

_______________________________________________________________________________

Date: ___________________________   Your Signature:_____________________________
                                                   Sign exactly as your name
                                                   appears on the other side
                                                   of this Security.

Signature Guarantee:

Date:_____________________________           _______________________________
Signature must be guaranteed by a            Signature of Signature Guarantee
participant in a recognized signature
guaranty medallion program or other
signature guarantor program reasonably
acceptable to the Trustee

                                      -11-

                       OPTION OF HOLDER TO ELECT PURCHASE

     If you want to elect to have this Security purchased by the Issuers pursuant to Section 4.06 (Asset Sale) or 4.08 (Change of Control) of the
Indenture, check the box:

Change of Control  [  ]            Asset Sale  [  ]

     If you want to elect to have only part of this Security purchased by the
Issuers pursuant to Section 4.06 (Asset Sale) or 4.08 (Change of Control) of the
Indenture, state the amount ($1,000 principal amount at maturity or an integral multiple thereof):

$

Date:______________________ Your Signature:_____________________________
                                           (Sign exactly as your name appears on
                                           the other side of this Security)

SIGNATURE GUARANTEE:________________________________

          SIGNATURE MUST BE GUARANTEED BY A PARTICIPANT IN A RECOGNIZED
          SIGNATURE GUARANTY MEDALLION PROGRAM OR OTHER SIGNATURE GUARANTOR
          PROGRAM REASONABLY ACCEPTABLE TO THE TRUSTEE

                                      -12-

                           [TO BE ATTACHED TO GLOBAL
                                  SECURITIES]

                   SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY

                        The initial aggregate principal amount at maturity of
this Global Security is $_____________. The following increases or decreases in this Global Security have been made:

                 Amount of decrease         Amount of increase in
                in Aggregate Principal       Aggregate Principal           Aggregate Principal
                 Amount at Maturity           Amount at Maturity       Amount at Maturity of this       Signature of authorized
Date of             of this Global             of this Global           Global Security following       signatory of Trustee or
Exchange              Security                    Security              such decrease or increase        Securities Custodian
-------------------------------------------------------------------------------------------------------------------------------

                                      -13-

                                                                       EXHIBIT C

                                     Form of
                       Transferee Letter of Representation

Nalco Finance Holdings LLC
Nalco Finance Holdings Inc.

c/o The Bank of New York
101 Barclay Street, Fl. 21 W
New York, New York  10286

Ladies and Gentlemen:

     This certificate is delivered to request a transfer of $[ ] aggregate principal amount at maturity of the 9.0% Senior Discount Notes due 2014 (the
"Securities") of Nalco Finance Holdings LLC, a Delaware limited liability company, and Nalco Finance Holdings Inc., a Delaware corporation (collectively, the "Issuers", which term includes any successor entities).

     Upon transfer, the Securities would be registered in the name of the new beneficial owner as follows:

Name:________________________

Address:_____________________

Taxpayer ID Number:__________

     The undersigned represents and warrants to you that:

     1. We are an institutional "accredited investor" (as defined in Rule
501(a)(1), (2), (3) or (7) under the Securities Act of 1933, as amended (the
"Securities Act")), purchasing for our own account or for the account of such an institutional "accredited investor" at least $250,000 principal amount of the
Securities, and we are acquiring the Securities not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act.
We have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Securities, and we invest in or purchase securities similar to the Securities in the normal course of our business. We, and any accounts for which we are acting, are each able to bear the economic risk of our or its investment.

     2. We understand that the Securities have not been registered under the
Securities Act and, unless so registered, may not be sold except as permitted in the following sentence. We agree on our own behalf and on behalf of any investor account for which we are purchasing Securities to offer, sell or otherwise transfer such Securities prior to the date that is two years after the later of the date of original issue and the last date on which the Issuers or any affiliate of the Issuers was the owner of such Securities (or any predecessor thereto) (the "Resale Restriction Termination Date") only (a) to the Issuers,
(b) pursuant to a registration statement

                                       -1-

that has been declared effective under the Securities Act, (c) in a transaction complying with the requirements of Rule 144A under the Securities Act ("Rule
144A"), to a person we reasonably believe is a qualified institutional buyer under Rule 144A (a "QIB") that is purchasing for its own account or for the account of a QIB and to whom notice is given that the transfer is being made in reliance on Rule 144A, (d) pursuant to offers and sales that occur outside the
United States within the meaning of Regulation S under the Securities Act, (e)
to an institutional "accredited investor" within the meaning of Rule 501(a)(1),
(2), (3) or (7) under the Securities Act that is purchasing for its own account or for the account of such an institutional "accredited investor," in each case in a minimum principal amount of Securities of $250,000, or (f) pursuant to any other available exemption from the registration requirements of the Securities
Act, subject in each of the foregoing cases to any requirement of law that the disposition of our property or the property of such investor account or accounts be at all times within our or their control and in compliance with any applicable state securities laws. The foregoing restrictions on resale will not apply subsequent to the Resale Restriction Termination Date. If any resale or other transfer of the Securities is proposed to be made pursuant to clause (e)
above prior to the Resale Restriction Termination Date, the transferor shall deliver a letter from the transferee substantially in the form of this letter to the Issuers and the Trustee, which shall provide, among other things, that the transferee is an institutional "accredited investor" within the meaning of Rule
501(a)(1), (2), (3) or (7) under the Securities Act and that it is acquiring such Securities for investment purposes and not for distribution in violation of the Securities Act. Each purchaser acknowledges that the Issuers and the Trustee reserve the right prior to the offer, sale or other transfer prior to the Resale
Restriction Termination Date of the Securities pursuant to clause (d), (e) or
(f) above to require the delivery of an opinion of counsel, certifications or other information satisfactory to the Issuers and the Trustee.

Dated:______________________________   TRANSFEREE:_____________________________,

                                               by_______________________________

                                      -2-

                                                                       EXHIBIT D

                        [FORM OF SUPPLEMENTAL INDENTURE]

     SUPPLEMENTAL INDENTURE (this "Supplemental Indenture") dated as of [ ], among [GUARANTOR] (the "New Guarantor"), a subsidiary of NALCO FINANCE HOLDINGS
LLC, (or its successor) a Delaware limited liability company and NALCO FINANCE
HOLDINGS INC., (or its successor) a Delaware corporation (together, the
"Issuers"), and THE BANK OF NEW YORK, a New York banking corporation, as trustee under the indenture referred to below (the "Trustee").

                             W I T N E S S E T H :

     WHEREAS the Issuers have heretofore executed and delivered to the Trustee an Indenture (as amended, supplemented or otherwise modified, the "Indenture"), dated as of January 21, 2004, providing for the issuance of the Issuers' 9.0%
Senior Discount Notes due 2014 (the "Securities") initially in the aggregate principal amount at maturity of $694,000,000 ($445,790,900 Accreted Value on the
Issue Date) ;

     WHEREAS Section 4.11 of the Indenture provides that under certain circumstances the Issuers are required to cause the New Guarantor to execute and deliver to the Trustee a supplemental indenture pursuant to which the New
Guarantor shall unconditionally guarantee all the Issuers' obligations under the
Securities pursuant to a Guarantee on the terms and conditions set forth herein;
and

     WHEREAS pursuant to Section 9.01 of the Indenture, the Trustee and the
Issuers [and the existing Guarantors] are authorized to execute and deliver this
Supplemental Indenture;

     NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the New
Guarantor, the Issuers, and the Trustee mutually covenant and agree for the equal and ratable benefit of the holders of the Securities as follows:

     1. Defined Terms. As used in this Supplemental Indenture, terms defined in the Indenture or in the preamble or recital hereto are used herein as therein defined, except that the term "Holders" in this Guarantee shall refer to the term "Holders" as defined in the Indenture and the Trustee acting on behalf of and for the benefit of such Holders. The words "herein," "hereof" and hereby and other words of similar import used in this Supplemental Indenture refer to this
Supplemental Indenture as a whole and not to any particular section hereof.

     2. Agreement to Guarantee. The New Guarantor hereby agrees, jointly and severally with all existing Guarantors (if any), to unconditionally guarantee the Issuers' obligations under the Securities and the Indenture on the terms and subject to the conditions set forth in Article 10 of the Indenture and to be bound by all other applicable provisions of the Indenture and the Securities and to perform all of the obligations and agreements of a Guarantor under the
Indenture.

     4. Notices. All notices or other communications to the New Guarantor shall be given as provided in Section 11.02 of the Indenture.

     3. Ratification of Indenture; Supplemental Indentures Part of Indenture.
Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the
Indenture for all purposes, and every holder of Securities heretofore or hereafter authenticated and delivered shall be bound hereby.

     5. Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND
CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

     6. Trustee Makes No Representation. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture.

     7. Counterparts. The parties may sign any number of copies of this
Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

     8. Effect of Headings. The Section headings herein are for convenience only and shall not effect the construction thereof.

                                      -2-

     IN WITNESS WHEREOF, the parties hereto have caused this Supplemental
Indenture to be duly executed as of the date first above written.

                                        [NEW GUARANTOR]

                                        By:
                                           -------------------------------------
                                           Name:

                                           Title:

                                        NALCO FINANCE HOLDINGS LLC

                                        By:
                                           -------------------------------------
                                           Name:

                                           Title:

                                        NALCO FINANCE HOLDINGS INC.

                                        By:
                                           -------------------------------------
                                           Name:

                                           Title:

                                        THE BANK OF NEW YORK, as Trustee

                                        By:
                                           -------------------------------------
                                           Name:

                                           Title:

                                      -3-